THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE MAY NOT SELL THESE SECURITIES UNTIL WE DELIVER A FINAL PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ARE NOT AN OFFER TO SELL AND ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 Subject to Completion, dated November 3, 2003
           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED NOVEMBER 3, 2003

                          (FIRST NATIONAL BANK OMAHA)

                        FIRST NATIONAL MASTER NOTE TRUST
                                     Issuer

         FIRST NATIONAL FUNDING LLC                  FIRST NATIONAL BANK OF OMAHA
                 Transferor                                    Servicer

                        SERIES 2003-2 ASSET BACKED NOTES

                                   CLASS A NOTES        CLASS B NOTES        CLASS C NOTES
                                -------------------  -------------------  -------------------
Principal amount                $411,250,000         $40,000,000          $48,750,000
Interest rate                   One-month LIBOR        % per year           % per year
                                plus   % per year
Interest payment dates          monthly, beginning   monthly, beginning   monthly, beginning
                                January 15, 2004     January 15, 2004     January 15, 2004
Expected principal payment
  date                          November 15, 2006    November 15, 2006    November 15, 2006
Final maturity date             April 15, 2009       April 15, 2009       April 15, 2009
Price to public                 $(or    %)           $(or    %)           $(or    %)
Underwriting discount           $(or    %)           $(or    %)           $(or    %)
Proceeds to issuer              $(or    %)           $(or    %)           $(or    %)

SUBORDINATION

       -  The Class B notes will be subordinated to the Class A notes.

       - The Class C notes will be subordinated to the Class A and Class B notes.

The notes will be paid from the issuer's assets consisting primarily of an interest in receivables in a portfolio of VISA(R) and MasterCard(R) revolving credit card accounts owned by First National Bank of Omaha.

We expect to issue your series of notes in book-entry form on or about November 17, 2003.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-11 IN THIS PROSPECTUS SUPPLEMENT AND PAGE 3 IN THE PROSPECTUS.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of First National Master Note Trust only and are not obligations of First National Funding LLC, First National Bank of Omaha or any other person.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Underwriters of the Class A notes and (with respect to the Lead Managers) Class
                           B notes and Class C notes

     Lead Manager and Sole Book Runner                    Joint Lead Manager
       BANC ONE CAPITAL MARKETS, INC.               BANC OF AMERICA SECURITIES LLC
                                       Co-Manager
                                  ABN AMRO INCORPORATED

                               November __, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

       We (First National Funding LLC) provide information to you about the notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and
(b) this prospectus supplement, which describes the specific terms of your series of notes.

       Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

       You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

       We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

       THIS PROSPECTUS SUPPLEMENT MAY ONLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED IN THE UNITED KINGDOM TO PERSONS AUTHORIZED TO CARRY ON A REGULATED ACTIVITY ("AUTHORIZED PERSONS") UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE "FSMA") OR TO PERSONS OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER
ARTICLE 19 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED OR TO PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER
ARTICLE 49 OF THAT ORDER OR TO ANY OTHER PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED OR CAUSED TO BE COMMUNICATED.

       NO PROSPECTUS RELATING TO THE NOTES HAS BEEN REGISTERED IN THE UNITED KINGDOM AND ACCORDINGLY, THE NOTES MAY NOT BE, AND ARE NOT BEING, OFFERED IN THE UNITED KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS (AS PRINCIPAL OR AGENT) FOR THE PURPOSES OF THEIR BUSINESS OR EXCEPT IN CIRCUMSTANCES WHICH WOULD NOT RESULT IN AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995, AS AMENDED.

       NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE NOTES ARE OR WILL BE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND THEY MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE COMMUNICATION OF THIS PROSPECTUS SUPPLEMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FSMA.

                               TABLE OF CONTENTS

                                          PAGE
                                          ----
SUMMARY OF TERMS.......................    S-1
SERIES 2003-2..........................    S-1
OFFERED NOTES..........................    S-2
STRUCTURAL SUMMARY.....................    S-3
  The Issuer...........................    S-3
  Collateral for the Notes.............    S-3
  First Bankcard Master Credit Card
     Trust.............................    S-3
  Other Claims on the Receivables......    S-4
  Allocations of Collections and
     Losses............................    S-4
  Discount Option......................    S-5
  Application of Finance Charge
     Collections.......................    S-5
  Application of Principal
     Collections.......................    S-6
  Credit Enhancement...................    S-7
  Pay Out Events.......................    S-7
  Events of Default....................    S-8
  Optional Redemption..................    S-9
  Tax Status...........................    S-9
  ERISA Considerations.................    S-9
  Risk Factors.........................    S-9
  Ratings..............................    S-9
  First National Funding LLC...........   S-10
RISK FACTORS...........................   S-11
RECEIVABLES PERFORMANCE................   S-12
  Delinquency and Loss Experience......   S-12
  Revenue Experience...................   S-13
  Interchange..........................   S-15
THE TRUST PORTFOLIO....................   S-15
MATURITY CONSIDERATIONS................   S-20
  Accumulation Period..................   S-20
  Rapid Amortization Period............   S-20
  Payment Rates........................   S-21
  Reduced Principal Allocations........   S-21

                                          PAGE
                                          ----
DESCRIPTION OF SERIES PROVISIONS.......   S-22
  Collateral Amount....................   S-22
  Allocation Percentages...............   S-23
  Interest Payments....................   S-24
  Principal Payments and Deposits......   S-25
  Accumulation Period..................   S-26
  Suspension and Postponement of
     Accumulation Period...............   S-27
  Rapid Amortization Period............   S-29
  Subordination........................   S-29
  Application of Finance Charge
     Collections.......................   S-30
  Reallocation of Principal
     Collections.......................   S-31
  Investor Charge-Offs.................   S-32
  Sharing Provisions...................   S-32
  Foreign Accounts.....................   S-33
  Principal Accumulation Account.......   S-33
  Spread Account; Required Spread
     Account Amount....................   S-34
  Reserve Account......................   S-35
  Pay Out Events.......................   S-37
  Events of Default....................   S-39
  Servicing Compensation and Payment of
     Expenses..........................   S-39
  Amendments...........................   S-39
UNDERWRITING...........................   S-40
LEGAL MATTERS..........................   S-42
GLOSSARY OF TERMS FOR PROSPECTUS
  SUPPLEMENT...........................   S-43
OTHER SECURITIES ISSUED AND
  OUTSTANDING..........................   S-45

                                SUMMARY OF TERMS

Issuer:                                First National Master Note Trust
Transferor of Receivables to the       First National Funding LLC
   Trust:
Servicer:                              First National Bank of Omaha
Indenture Trustee:                     The Bank of New York
Owner Trustee:                         Wilmington Trust Company
Expected Closing Date:                 November 17, 2003
Clearance and Settlement:              DTC/Clearstream/Euroclear
Minimum Denominations:                 $1,000
Servicing Fee Rate:                    2% per annum
Initial Collateral Amount:             $500,000,000
Primary Assets of the Issuer:          An interest in receivables originated
                                       in VISA(R) and MasterCard(R)
                                       revolving credit card accounts owned
                                       by First National Bank of Omaha.
Offered Notes:                         The Class A, Class B, and Class C
                                       notes are offered by this prospectus
                                       supplement and the accompanying
                                       prospectus.

                                 SERIES 2003-2

                                                                 % OF SERIES 2003-2
           CLASS                AMOUNT                                 NOTES
           -----                ------                           ------------------
Class A notes                $411,250,000                              82.25%
Class B notes                  40,000,000                               8.00%
Class C notes                  48,750,000                               9.75%
                             ------------                             -------
Total                        $500,000,000                             100.00%
                             ============                             =======

                                 OFFERED NOTES

                             CLASS A                CLASS B               CLASS C
                       --------------------   -------------------   -------------------
Initial Principal
Amount:                $411,250,000           $40,000,000           $48,750,000

Anticipated
Ratings(1)
(Moody's/S&P/ Fitch)   Aaa/AAA/AAA            A2/A/A+               Baa2/BBB/BBB

Credit Enhancement:    subordination of       subordination of      spread account
                       Class B and Class C    Class C notes
                       notes

Interest Rate:         One-month LIBOR plus     % per year            % per year
                         % per year

Interest Accrual
Method:                actual/360             30/360                30/360

Payment Dates:         15th day of each       15th day of each      15th day of each
                       month, or if that      month, or if that     month, or if that
                       day is not a           day is not a          day is not a
                       business day, the      business day, the     business day, the
                       next business day      next business day     next business day
                       business day

First Interest
Payment Date:          January 15, 2004       January 15, 2004      January 15, 2004

Interest Rate Index
Reset Date:            2 London business      N/A                   N/A
                       days before each
                       payment date

Commencement of
Accumulation Period
(subject to
adjustment):           November 1, 2005       November 1, 2005      November 1, 2005

Expected Principal
Payment Date:          November 15, 2006      November 15, 2006     November 15, 2006

Final Maturity Date:   April 15, 2009         April 15, 2009        April 15, 2009

ERISA Eligibility:     Yes, subject to important considerations described under "ERISA
                       Considerations" in the accompanying prospectus.
Debt for United
States Federal Income
Tax Purposes:          Yes, subject to important considerations described under
                       "Federal Income Tax Consequences" in the accompanying
                       prospectus.

---------------

(1) It is a condition to issuance that ratings from at least two of these credit rating agencies be obtained.

                               STRUCTURAL SUMMARY

This summary is a simplified presentation of the major structural components of Series 2003-2. It does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes.

THE ISSUER

The notes will be issued by First National Master Note Trust, a Delaware statutory trust, under an indenture supplement to an indenture, each between the issuer and the indenture trustee.

The indenture trustee is The Bank of New York.

COLLATERAL FOR THE NOTES

The notes are secured by a beneficial interest in a pool of receivables that arise under First National Bank of Omaha's VISA and MasterCard revolving credit card accounts.

The bank has designated eligible accounts from its portfolio of VISA and MasterCard credit card accounts and has transferred the receivables in those accounts either directly to First Bankcard Master Credit Card Trust or to us. We have transferred the receivables sold to us by the bank to First Bankcard Master Credit Card Trust. We refer to the accounts that have been designated as trust accounts, as the trust portfolio. First Bankcard Master Credit Card Trust has issued a collateral certificate representing an interest in the receivables and the other assets of First Bankcard Master Credit Card Trust to us, and we have transferred that collateral certificate to the issuer. The issuer has transferred the collateral certificate to the indenture trustee as collateral for the notes.

The receivables in First Bankcard Master Credit Card Trust as of August 31, 2003 were approximately as follows:

 --  total receivables: $2,387,367,488
 --  principal receivables: $2,333,775,769

 --  finance charge receivables: $53,591,719

 --  total accounts designated to First Bankcard Master Credit Card Trust:
     1,852,595

On October 1, 2003, approximately 157,407 additional accounts with total receivables of approximately $219,000,000 were designated to First Bankcard Master Credit Card Trust.

FIRST BANKCARD MASTER CREDIT CARD TRUST

First Bankcard Master Credit Card Trust was formed under Nebraska law by the bank in 1995 under a pooling and servicing agreement. The terms of the trust were amended and restated on June 26, 1997, have been amended subsequent to the restatement in 1997 and may in the future be amended from time to time. The October 2002 amendment, among other things, designated us as transferor in replacement of First National Bank of Omaha. The bank has transferred some of the VISA and MasterCard credit card receivables directly to First Bankcard Master Credit Card Trust under the pooling and servicing agreement prior to the 2002 amendment. We entered into a receivables purchase agreement with the bank at the time of the amendment in order to create obligations of the bank to us that parallel some, but not all, of our obligations to the trust. We have transferred the receivables sold to us by the bank to First Bankcard Master Credit Card Trust under the pooling and servicing agreement.

The trustee for First Bankcard Master Credit Card Trust is The Bank of New York.

After all outstanding series of investor certificates that have been issued by First Bankcard Master Credit Card Trust have been retired, other than the collateral certificate held by the issuer, we may cause First Bankcard Master Credit Card Trust to terminate, at which time the receivables will be transferred to the issuer and held directly by the issuer as collateral for the notes. We refer to the entity--either First Bankcard Master Credit Card Trust or the issuer--that holds the receivables at any given time as the trust.

OTHER CLAIMS ON THE RECEIVABLES

   OTHER SERIES OF NOTES

Series 2003-2 is the fourth series of notes issued by the issuer. The issuer may issue other series of notes from time to time in the future. Neither you nor any other noteholder will have the right to consent to the issuance of future series of notes.

The issuer also plans to issue approximately $350,000,000 of Series 2003-3 notes in a private placement to one or more conduit commercial paper issuers before the end of the year. A portion of the proceeds of the Series 2003-3 notes will be used to retire the Series 2000-3 certificates and the Series 2002-2 notes.
No assurance may be given that these transactions will occur.

   OUTSTANDING SERIES OF INVESTOR CERTIFICATES

In addition to the collateral certificate, there will be four series of investor certificates issued by First Bankcard Master Credit Card Trust that remain outstanding on the closing date. However, the $450,000,000 Series 2000-2 certificates are scheduled to be paid in full on their expected final distribution date of November 17, 2003. Each series of investor certificates represents a beneficial interest in the receivables and the other trust assets. A summary of the other outstanding series of investor certificates is in "Annex
I: Other Securities Issued and Outstanding" included at the end of this prospectus supplement. Neither you nor any other noteholder will have the right to consent to the issuance of future series of investor certificates.

   THE TRANSFEROR INTEREST

We own the interest, called the transferor interest, in the receivables and the other assets of the trust not supporting your series or any other series of notes or series of investor certificates. The transferor interest does not provide credit enhancement for your series or any other series.

ALLOCATIONS OF COLLECTIONS AND LOSSES

Your notes represent the right to payments from a portion of the collections on the receivables. The servicer will also allocate to your series a portion of defaulted receivables and will also allocate a portion of the dilution on the receivables to your series if the dilution is not offset by the amount of the transferor interest and the transferor fails to comply with its obligation to reimburse the trust for the dilution. Dilution means any reduction to the principal balances of receivables made by the servicer because of merchandise returns or any other reason except losses or payments. Dilution also includes reductions due to a debt cancellation or reduction program that cannot be recovered from insurance or the program's reserves.

The portion of collections, defaulted receivables and uncovered dilution allocated to your series will be based mainly upon the ratio of the amount of collateral for your series to the sum of the total amount of principal receivables in the trust and any balance in the trust's excess funding ac-count. The way this ratio is calculated will vary during each of three periods that may apply to your notes:

 -- The revolving period, which will begin on the closing date and end when either of the other two periods begins.

 -- The accumulation period, which is scheduled to begin on November 1, 2005 and end on November 15, 2006. However, if a pay out event occurs before the accumulation period begins, there will be no accumulation period and a rapid amortization period will begin. If a pay out event occurs during the accumulation period, the accumulation period will end, and a rapid amortization period will begin. Under some circumstances, the beginning of the accumulation period may be delayed, or if it has already begun, may be suspended. During this delay or upon the suspension of the accumulation period, the revolving period shall continue or resume, as appropriate. Throughout the accumulation period we will accumulate collections of principal receivables for later distribution to you.

 -- The rapid amortization period, which will only occur if one or more adverse events, known as pay out events, occurs.

For most purposes, the collateral amount used in determining these ratios will be measured as of and will be reset no less frequently than at the end of each month. There are exceptions, as follows. For allocations of finance charge collections during the rapid amortization period, the amounts as of the end of the revolving period or, if applicable, the end of the accumulation period will be used. For allocations of principal collections during the accumulation period or the rapid amortization period, the collateral amount at the end of the revolving period will be used. We may request a decrease in the amount used, provided that the rating agencies confirm that the decrease will not impair their ratings of your notes.

The collateral amount for your series is:

 --  the original principal amount of the notes, minus

 -- principal payments on the notes (except payments made from the spread account) and the balance held in the principal accumulation account for principal payments, minus

 -- the amount of any principal collections reallocated to cover interest and servicing payments for your series to the extent not reimbursed from finance charge collections and investment earnings allocated to your series, minus

 -- your series' share of defaults and uncovered dilution to the extent not reimbursed from finance charge collections and investment earnings allocated to your series.

A reduction to the collateral amount because of reallocated principal collections or defaults or uncovered dilution will be reversed to the extent that your series has available finance charge collections and investment earnings in future periods.

DISCOUNT OPTION

Subject to some limitations, we may elect to treat up to 4% of the principal receivables in the trust as finance charge receivables for purposes of the allocations described in this prospectus supplement. We may from time to time, and subject to some limitations, increase--to a percentage not greater than 4%--or reduce or eliminate the percentage used for this purpose. This percentage will initially be zero.

APPLICATION OF FINANCE CHARGE COLLECTIONS

Collections of finance charge receivables allocated to your series during each month will be applied on the distribution date falling in the next month in the following order of priority:

 --  to pay interest on the Class A notes;

 --  to pay interest on the Class B notes;

 --  to pay servicing fees for your series;

 --  to pay interest on the Class C notes;

 -- to cover your series' share of defaulted receivables and uncovered dilution for the prior calendar month;

 -- to reinstate any prior reductions in your series collateral amount on account of defaulted receivables, uncovered dilution or reallocated principal collections, in each case that have not been reimbursed;

 --  in limited circumstances, to make deposits into a reserve account;

 --  to make deposits, if required, into the spread account;

 -- to other series that share excess finance charge collections with Series 2003-2;

 -- following a servicer default and the appointment of a successor servicer, to pay to the successor servicer any excess servicing fees; and

 --  any remaining balance to us or our assigns.

APPLICATION OF PRINCIPAL COLLECTIONS

The issuer will apply your series' share of collections of principal receivables each month as follows:

   REVOLVING PERIOD

During the revolving period, no principal will be paid or accumulated in a trust account for you.

   ACCUMULATION PERIOD

During the accumulation period, your series' share of principal collections will be deposited in a trust account, up to a specified controlled accumulation amount on each distribution date. Amounts on deposit in that account will be paid, first, to the Class A noteholders until the Class A notes are paid in full, then to the Class B noteholders until the Class B notes are paid in full, and then to the Class C noteholders until the Class C notes are paid in full, on the expected principal payment date for the notes, unless a pay out event occurs.

   RAPID AMORTIZATION PERIOD

A rapid amortization period for your series will start if a pay out event occurs. The pay out events for your series are described below in this summary and under

"Description of Series Provisions--Pay Out Events" in this prospectus supplement. During the rapid amortization period, your series' share of principal collections will be paid monthly--without any limitation based on the controlled accumulation amount--first to the Class A noteholders, then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

   REALLOCATION OF PRINCIPAL COLLECTIONS

During any of the above periods, principal collections allocated to your series may be reallocated, if necessary, to make required payments of interest on the Class A notes and the Class B notes and monthly servicing fee payments that are not made from your series' share of finance charge collections, other amounts treated as finance charge collections and excess finance charge collections available from other series that share with your series. This reallocation is one of the ways that the more senior classes of notes obtain the benefit of subordination, as described in the next section of this summary. The amount of reallocated principal collections is limited by the amount of available subordination.

   EXCESS PRINCIPAL COLLECTIONS

At all times, collections of principal receivables allocated to your series that are not needed for payments on your series will first be made available to other series, second, deposited in the excess funding account if needed and third, paid to us or our assigns.

CREDIT ENHANCEMENT

Credit enhancement for your series includes subordination and, for the Class C noteholders, a spread account, each as described below. Credit enhancement for your series is for the benefit of your series only, and you are not entitled to the benefits of credit enhancement available to other series.

   SUBORDINATION

Credit enhancement for the Class A notes includes the subordination of the Class B notes and the Class C notes.

Credit enhancement for the Class B notes includes the subordination of the Class C notes.

Subordination serves as credit enhancement in the following way. The more subordinated, or junior, classes of notes will not receive payment of interest or principal until required payments have been made to the more senior classes. As a result, subordinated classes will absorb any shortfalls in collections or deterioration in the collateral for the notes prior to senior classes. Any shortfall will reduce the principal of the notes, beginning with reductions to the most subordinated class of notes then outstanding.

   SPREAD ACCOUNT

Credit enhancement is also available to the Class C noteholders in the form of a spread account. The spread account will be funded with an initial deposit on the closing date. The trust will make monthly deposits into the spread account from finance charge receivable collections allocated to your series and excess finance charge collections allocated to your series to the extent the spread account is not funded to the required level. The required level will be adjusted based on the performance of the receivables. If payments of principal and finance charge collections available to the Class C notes are insufficient to pay the principal and interest due on the Class C notes, the indenture trustee will use the funds on deposit in the spread account, if any, to make up the shortfall.

PAY OUT EVENTS

The issuer will begin to repay the principal of the notes before the expected principal payment date if a pay out event occurs. A pay out event will occur if the finance charge collections on the receivables are too low or if defaults are too high. The minimum yield that must be available for your series in any month, referred to as the base rate, is the annualized percentage equivalent of (x) the sum of the interest payable on the Series 2003-2 notes for the related interest period, plus your series' share of the servicing fee for the related calendar month divided by (y) the collateral amount of your series plus amounts on deposit in the principal accumulation account. If the annualized percentage equivalent of (x) the average yield for your series, including recoveries, after deducting your series share of defaulted receivables and uncovered dilution, divided by (y) the collateral amount for your series plus amounts on deposit in the principal accumulation account, for any three consecutive calendar months is less than the average base rate for your series for the same three consecutive calendar months, a pay out event will occur.

The other pay out events are:

 -- Our failure to make required payments or deposits or material failure to perform other obligations, subject to applicable grace periods;

 -- Material inaccuracies in our representations and warranties, subject to applicable grace periods;

 -- Any Series 2003-2 notes are not paid in full on the expected principal payment date;

 --  Bankruptcy, insolvency or similar events relating to us or the bank;

 -- Our failure to designate receivables arising in additional accounts to the trust as required, subject to a grace period; provided that no pay out event will occur if we reduce the invested amount of a variable funding note issued by the issuer or a variable funding certificate issued under the pooling and servicing agreement, and after such reduction the transferor interest is not less than the minimum transferor's interest required under the indenture and the aggregate principal receivables are not less than the required minimum;

 --  Material servicer defaults;

 -- Our inability to transfer receivables to the trust or the bank's inability to transfer receivables to us;

 -- First Bankcard Master Credit Card Trust or the issuer becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; or

 -- An event of default occurs for the Series 2003-2 notes and their final maturity date is accelerated.

EVENTS OF DEFAULT

The Series 2003-2 notes are subject to events of default described under "The Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal when it is due on the final maturity date.

In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2003-2 notes automatically will become immediately due and payable. If any other event of default occurs and continues with respect to the Series 2003-2 notes, the indenture trustee or holders of more than 50% of the then-outstanding principal balance of the Series 2003-2 notes may declare the principal amount of the Series 2003-2 notes to be immediately due and payable. These declarations may be rescinded by holders of more than 50% of the then-outstanding principal balance of the Series 2003-2 notes if the related event of default has been cured, subject to the conditions described under "The Indenture--Events of Default; Rights upon Event of Default" in the accompanying prospectus.

After an event of default and the acceleration of the Series 2003-2 notes, collections allocated to Series 2003-2 and the series' share of funds on deposit in the collection account and the excess funding account will be applied to pay principal of and interest on the Series 2003-2 notes to the extent permitted by law. Principal collections and finance charge collections allocated to Series 2003-2 will be applied first to pay any amounts owed to the indenture trustee pursuant to the indenture and then, to make monthly principal and interest payments on the Series 2003-2 notes until the earlier of the date those notes are paid in full or the final maturity date of those notes.

Amounts in the spread account will be available to pay interest payments on the Class C notes, and upon the earlier to occur of the Series 2003-2 final maturity date, the date the outstanding principal balances of Class A and Class B are reduced to zero or an event of default and acceleration of the Series 2003-2 notes, these amounts will be used to fund any shortfall in principal payments on the Class C notes.

If the Series 2003-2 notes are accelerated or the issuer fails to pay the principal of the Series 2003-2 notes on the final maturity date, subject to the conditions described in the prospectus under "The Indenture--Events of Default; Rights upon Event of Default", the indenture trustee may, if legally permitted, cause the trust to sell (1) principal receivables in an amount equal to the collateral amount for Series 2003-2 and (2) the related finance charge receivables.

OPTIONAL REDEMPTION

At the option of the servicer, the transferor will purchase your notes when the outstanding principal amount for your series has been reduced to 10% or less of the initial principal amount. See "Description of the Notes--Final Payment of Principal" in the accompanying prospectus.

TAX STATUS

Subject to important considerations described under "Federal Income Tax Consequences" in the accompanying prospectus, Kutak Rock LLP as special federal tax counsel to the issuer, is of the opinion that under existing law the Class A, Class B and Class C notes will be characterized as debt for federal income tax purposes and that neither First Bankcard Master Credit Card Trust nor the issuer will be classified as an association or constitute a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Series 2003-2 note, you will agree to treat your Series 2003-2 notes as debt for federal, state and local income and franchise tax purposes. See "Federal Income Tax Consequences" in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA CONSIDERATIONS

Subject to important considerations described under "ERISA Considerations" in the accompanying prospectus, the Class A, Class B and Class C notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. If you are contemplating purchasing the Series 2003-2 notes on behalf of or with plan assets of any plan or account, we suggest that you consult with counsel regarding whether the purchase or holding of the Series 2003-2 notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

RISK FACTORS

There are material risks associated with an investment in the Series 2003-2 notes, and you should consider the matters set forth under "Risk Factors" beginning on page S-11 below and on page 3 of the accompanying prospectus.

RATINGS

It is a condition to the issuance of your notes that two of the ratings set forth for each class of Series 2003-2 notes in the "Summary of Terms" above be obtained.

Any rating assigned to the notes by a credit rating agency will reflect the rating agency's assessment solely of the likelihood that noteholders will receive the payments of interest and principal required to be made under the terms of the series and will be based primarily on the value of the receivables in the trust and the credit enhance-ment provided. The rating is not a recommendation to purchase, hold or sell any notes. The rating does not constitute a comment as to the marketability of any notes, any market price or suitability for a particular investor. Any rating can be changed or withdrawn by a rating agency at any time.

FIRST NATIONAL FUNDING LLC

Our address is 1620 Dodge Street, Omaha, Nebraska 68197-3198. Our phone number is (402) 341-0500.

This prospectus supplement uses defined terms.   You can find a glossary of
terms under the caption "Glossary of Terms for Prospectus Supplement" beginning on page S-43 in this prospectus supplement and under the caption "Glossary of Terms for Prospectus" beginning on page 85 in the accompanying prospectus.

                                  RISK FACTORS

       In addition to the risk factors described in the prospectus, you should consider the following risk factors before deciding whether to purchase the Series 2003-2 notes.

THE INTEREST RATE TERMS OF THE
RECEIVABLES AND THOSE OF THE
NOTES DIFFER, WHICH COULD
RESULT
IN DELAYED OR REDUCED PAYMENTS
TO YOU Finance charges on a majority of the accounts currently designated to the trust accrue at a variable rate based on LIBOR, while the rest accrue interest at a fixed rate or float using a different index. If one-month LIBOR increases, the amount required to be funded out of collections of finance charge receivables, including interest on the Class A notes, will increase, without any corresponding increase in collections of finance charge receivables, unless and until the rates on the accounts are reset. Substantially all LIBOR-based floating rate accounts are currently subject to fixed floor rates. Portions of the LIBOR-based portfolio will begin to float when LIBOR reaches 2.99%, 3.99%, 4.99%, 5.99% and 6.99%.

                               Finance charges on accounts in the trust in the future may accrue at a fixed rate or at a variable rate above one-month LIBOR or other designated index. The interest rate of the Class A notes is based on one-month LIBOR. Changes in one-month LIBOR might not be reflected in the designated index or the LIBOR determination dates may vary or the fixed floor rates may affect the timing of rate increases, resulting in a higher or lower spread. This spread is the difference between the actual finance charge receivables collected on the accounts and the required finance charge receivables needed to fund the interest, servicing fees and other amounts payable with respect to Series 2003-2.

HIGH CONCENTRATIONS IN A
GEOGRAPHIC AREA COULD AFFECT
THE
COLLECTION RATE ON THE
RECEIVABLES                    The trust contains a high concentration of
                               receivables owed by accountholders located in the Midwest region of the United States and in California and Texas. Events in those regions may adversely affect the collection rate of receivables in the trust.

                            RECEIVABLES PERFORMANCE

       The tables below contain performance information for the receivables trust portfolio for each of the periods shown. The composition of the trust portfolio has changed, and is expected to continue to change, over time. The actual performance of the receivables in the current trust portfolio may be different from that set forth below.

DELINQUENCY AND LOSS EXPERIENCE

       The following tables set forth the delinquency and loss experience for cardholder payments on the credit card accounts in the trust portfolio for each of the dates or periods shown. Because we have the right, and, in some circumstances, the obligation, to designate additional accounts, actual historical delinquency and loss experience with respect to the receivables may be different from that set forth below for the trust portfolio. Average receivables outstanding is the average of the receivables balance during the period indicated. We cannot assure you that the future delinquency and loss experience for the trust's receivables will be similar to the historical experience of the trust portfolio set forth below. The following tables include information with respect to each account from the date such account was designated to the trust, and do not reflect the delinquency and loss information as if all accounts and the related receivables had been designated throughout each of the periods shown. In addition, the figures for the period ending August 31, 2003 have been annualized and are not necessarily indicative of results for the entire year.

                             DELINQUENCY EXPERIENCE
                                TRUST PORTFOLIO*

                                                                        YEAR ENDED DECEMBER 31,
                            EIGHT MONTHS ENDED        -----------------------------------------------------------
                             AUGUST 31, 2003                      2002                           2001
                       ----------------------------   ----------------------------   ----------------------------
                                        PERCENTAGE                     PERCENTAGE                     PERCENTAGE
                                         OF TOTAL                       OF TOTAL                       OF TOTAL
                           AMOUNT       RECEIVABLES       AMOUNT       RECEIVABLES       AMOUNT       RECEIVABLES
                       --------------   -----------   --------------   -----------   --------------   -----------
Receivables
  Outstanding........  $2,387,367,488     100.00%     $2,122,250,016     100.00%     $1,908,566,162     100.00%
Receivables
Delinquent
31 to 60 days........     $35,704,621       1.50%        $36,648,155       1.73%        $25,615,150       1.34%
61 to 90 days........     $28,068,798       1.18%        $20,248,523       0.95%        $18,035,816       0.94%
91 or more...........     $58,938,248       2.47%        $41,905,378       1.97%        $32,154,565       1.68%
                       --------------   --------      --------------   --------      --------------   --------
  TOTAL..............    $122,711,667       5.15%        $98,802,056       4.65%        $75,805,531       3.96%
                       ==============   ========      ==============   ========      ==============   ========

                         YEAR ENDED DECEMBER 31,
                       ----------------------------
                                   2000
                       ----------------------------
                                        PERCENTAGE
                                         OF TOTAL
                           AMOUNT       RECEIVABLES
                       --------------   -----------
Receivables
  Outstanding........  $1,418,882,641     100.00%
Receivables
Delinquent
31 to 60 days........     $19,801,128       1.40%
61 to 90 days........     $11,233,213       0.79%
91 or more...........     $20,223,474       1.43%
                       --------------   --------
  TOTAL..............     $51,257,815       3.62%
                       ==============   ========

---------------

* Account addition in October 2003 not reflected.

                           NET CHARGE-OFF EXPERIENCE
                                TRUST PORTFOLIO*

                                   EIGHT MONTHS                            YEAR ENDED DECEMBER 31,
                                      ENDED           ------------------------------------------------------------------
                                 AUGUST 31, 2003              2002                   2001                   2000
                              ----------------------  --------------------   --------------------   --------------------
Average Receivables
Outstanding.................          $2,387,279,673     $1,921,598,750         $1,596,696,941         $1,101,343,983

Total Gross Charge-Offs.....            $109,484,071       $127,737,119            $95,370,366            $63,227,001

Recoveries..................              $6,693,812         $7,673,808             $6,293,229             $5,425,886

Net Charge-Offs.............            $102,790,259       $120,063,311            $89,077,137            $57,801,115

Net Charge-Off as a
Percentage of Average
Receivables Outstanding
(Annualized)................                   6.47%              6.25%                  5.58%                  5.25%

---------------

* Account addition in October 2003 not reflected.

       Average receivables outstanding is the average of the daily total receivables balance during the period indicated. Gross charge-offs are the total principal charge-offs before recoveries and do not include the amount of any reductions in average receivables outstanding due to reversals of fees and finance charges, returned goods, customer disputes or other miscellaneous credit adjustments. Annualized figures are not necessarily indicative of results for the entire year.

REVENUE EXPERIENCE

       The gross revenues from finance charges and fees billed to accounts and estimated interchange collections on accounts in the trust portfolio for each of the three calendar years contained in the period ended December 31 and the eight months ended August 31, 2003 are set forth in the following table.

       The following table shows the historical yields from finance charges and fees, calculated on a collected basis. The following table includes information with respect to each account from the date such account was designated to the trust, and does not reflect the historical yields as if all accounts and the related receivables had been designated throughout each of the periods shown. The yield will be affected by numerous factors, including:

        --        the monthly periodic finance charges on the receivables;

        --        the amount of the annual cardholder fees and other fees;

        --        changes in the delinquency rate on the receivables; and

        -- the percentage of cardholders who pay their balances in full each month and do not incur monthly periodic finance charges.

                             REVENUE EXPERIENCE AND
                                PORTFOLIO YIELD
                                TRUST PORTFOLIO*

                                                                           YEAR ENDED DECEMBER 31,
                              EIGHT MONTHS ENDED      ------------------------------------------------------------------
                                AUGUST 31, 2003               2002                   2001                   2000
                            -----------------------   --------------------   --------------------   --------------------
Average Receivables
Outstanding...............      $2,387,279,673          $1,921,598,750         $1,596,696,941         $1,101,343,983

Finance Charges and Fees
Collected.................        $227,207,655            $289,814,407           $258,796,930           $190,040,963
Yield from Finance Charges
and Fees Collected
(Annualized)..............              14.30%                  15.08%                 16.21%                 17.26%

Estimated Interchange.....         $29,824,636             $37,046,878            $29,741,024            $20,836,655

Estimated Yield from
Interchange...............               1.88%                   1.93%                  1.86%                  1.89%

Total Average Yield
(Annualized)..............              16.18%                  17.01%                 18.07%                 19.15%

---------------

* Account addition in October 2003 not reflected.

       In the above table, yield from finance charges is calculated by dividing finance charges, cash advance fees, annual membership fees, late fees and other fees by the average receivables outstanding, and estimated yield from interchange is calculated by dividing actual interchange received from Visa and MasterCard by the average receivables outstanding. Average receivables outstanding is the average of the daily total receivables balances during the period indicated.

       The revenue for the trust portfolio shown in the above table is comprised of the following components:

       (a)    monthly periodic finance charges,

       (b)    annual cardholder fees, and

       (c)    other service charges, including fees, and estimated interchange.

       As payment rates decline, the balances subject to monthly periodic finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic finance charges normally increases. The yield related to service charges varies with the type and volume of activity in and the amount of each account. As account balances increase, annual cardholder fees, which remain constant, represent a smaller percentage of the aggregate account balances. The yield related to interchange generally varies with the number of credit card transactions and the amount charged per transaction, which has historically been higher in the last six months of the year than in the first six months, due to the seasonal patterns in cardholder behavior.

INTERCHANGE

       Creditors participating in the VISA and MasterCard associations receive interchange, which are funds paid as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period of time prior to initial billing. Under the VISA and MasterCard systems, a portion of the interchange in connection with cardholder charges for merchandise and services is passed from banks that clear the transactions for merchants to credit card issuing banks. Interchange fees are set annually by VISA and MasterCard and are based on the number of credit card transactions and the amount charged per transaction. The bank will be required, pursuant to the terms of the receivables purchase agreement, to transfer to us a percentage of the interchange attributed to cardholder charges for merchandise and services in the trust accounts. Under the pooling and servicing agreement and/or the transfer and servicing agreement, we will be required to transfer a portion of these amounts to the trust. VISA and MasterCard may from time to time change the amount of interchange reimbursed to banks issuing their credit cards. Interchange will be treated as collections of finance charge receivables for the purposes of allocating collections of finance charge receivables to Series 2003-2.

                              THE TRUST PORTFOLIO

       The receivables in the trust portfolio arise in accounts selected from the VISA and MasterCard credit card accounts owned by the bank (or its South Dakota affiliate) on the basis of criteria set forth in the pooling and servicing agreement as applied on July 31, 1995, and, with respect to additional accounts, as of the related date of their designation. All current trust accounts are now owned by the bank. We will have the right, subject to some limitations and conditions, and in some circumstances will be obligated, to designate from time to time additional accounts and to transfer to the trust all receivables arising in or which arose under those additional accounts, whether those receivables are then existing or thereafter created. Any additional accounts must be eligible accounts as of the date that we designate the accounts as additional accounts. We will also have the right, subject to some limitations and conditions, to designate some accounts as removed accounts and to require the trustee to reconvey all receivables in those removed accounts to us. Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated on July 31, 1995, plus any additional accounts and minus any removed accounts. The limitations and conditions which apply to addition and removal of accounts are described in the prospectus under the headings "Description of the Notes--Addition of Trust Assets" and "--Removal of Accounts."

       The VISA and MasterCard accounts may be used to purchase merchandise or services and to obtain cash advances. A cash advance occurs when a credit card is used to obtain cash from a financial institution or automated teller machine. Cash advances may also be obtained through the use of convenience checks issued by the bank which may be completed and signed by the cardholder in the same manner as a personal check. Amounts due from both purchases and cash advances will be included in the receivables. A description of the bank's credit card business is contained in the prospectus under the heading "The Bank's Credit Card Activities."

       As of the end of the day on August 31, 2003:

        -- The receivables in the trust portfolio included approximately $2,387,367,488 of total receivables.

        -- The accounts designated for the trust portfolio had an average principal receivable balance of $1,260 and an average credit limit of $10,669.

        -- The percentage of the aggregate total receivable balance to the aggregate total credit limit was 12.08%.

        -- The average age of the accounts by outstanding receivables balance was approximately 112 months.

        -- Cardholders whose accounts are designated for the trust portfolio had billing addresses in all 50 states, the District of Columbia and some U.S. territories.

       On October 1, 2003, approximately 157,407 additional accounts with total receivables of approximately $219,000,000 were designated to First BankCard Master Credit Card Trust.

       The following tables describe the trust portfolio by various criteria at the end of the day on August 31, 2003. Because the future composition of the trust portfolio will change over time, these tables are not necessarily indicative of the composition of the trust portfolio at any subsequent time.

                   COMPOSITION BY OUTSTANDING ACCOUNT BALANCE
                      TRUST PORTFOLIO AT AUGUST 31, 2003*

                                                        PERCENTAGE OF                    PERCENTAGE
                 ACCOUNT                    NUMBER OF   TOTAL NUMBER                      OF TOTAL
              BALANCE RANGE                 ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
              -------------                 ---------   -------------    -----------     -----------
Credit Balance............................    40,675         2.20%      $   (2,201,448)     (0.09)%
Zero Balance..............................   982,258        53.02%                  --       0.00%
$0.01 - $1,000.00.........................   360,478        19.46%         116,580,085       4.88%
$1,000.01 - $2,000.00.....................   111,899         6.04%         163,931,281       6.87%
$2,000.01 - $5,000.00.....................   185,524        10.01%         614,689,660      25.75%
$5,000.01 - $8,000.00.....................    91,250         4.93%         577,603,823      24.20%
$8,000.01 - $10,000.00....................    33,246         1.79%         297,103,715      12.44%
$10,000.01 - $13,000.00...................    27,482         1.48%         310,909,932      13.02%
$13,000.01 - $15,000.00...................    10,990         0.59%         153,774,210       6.44%
$15,000.01 - $18,000.00...................     5,893         0.32%          95,318,338       3.99%
$18,000.01 - $20,000.00...................     1,588         0.09%          30,056,523       1.26%
Greater than $20,000.00...................     1,312         0.07%          29,601,369       1.24%
                                            ---------      ------       --------------     ------
  TOTAL...................................  1,852,595      100.00%      $2,387,367,488     100.00%
                                            =========      ======       ==============     ======

---------------

* Account addition in October 2003 not reflected.

                          COMPOSITION BY CREDIT LIMIT
                      TRUST PORTFOLIO AT AUGUST 31, 2003*

                                                        PERCENTAGE OF                    PERCENTAGE
                  CREDIT                    NUMBER OF   TOTAL NUMBER                      OF TOTAL
               LIMIT RANGE                  ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
               -----------                  ---------   -------------    -----------     -----------
$0 to $1,000.00...........................   136,645         7.38%      $   23,077,384       0.97%
$1,000.01 to $2,500.00....................    99,883         5.39%          84,790,860       3.55%
$2,500.01 to $5,000.00....................   231,341        12.49%         264,851,302      11.09%
$5,000.01 to $7,500.00....................   254,939        13.76%         359,053,310      15.04%
$7,500.01 to $10,000.00...................   235,192        12.69%         366,187,834      15.34%
$10,000.01 to $12,500.00..................   188,419        10.17%         325,650,423      13.64%
$12,500.01 to $15,000.00..................   289,746        15.64%         493,938,357      20.69%
$15,000.01 to $17,500.00..................   117,572         6.35%         156,619,648       6.56%
$17,500.01 to $20,000.00..................   104,460         5.64%         121,300,608       5.08%
$20,000.01 to $22,500.00..................    91,926         4.96%          87,505,690       3.67%
$22,500.01 to $25,000.00..................   101,693         5.49%         100,699,322       4.22%
greater than $25,000.00...................       779         0.04%           3,692,750       0.15%
                                            ---------      ------       --------------     ------
  TOTAL...................................  1,852,595      100.00%      $2,387,367,488     100.00%
                                            =========      ======       ==============     ======

---------------

* Account addition in October 2003 not reflected.

                           COMPOSITION BY ACCOUNT AGE
                      TRUST PORTFOLIO AT AUGUST 31, 2003*

                                                        PERCENTAGE OF                    PERCENTAGE
                                            NUMBER OF   TOTAL NUMBER                      OF TOTAL
               ACCOUNT AGE                  ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
               -----------                  ---------   -------------    -----------     -----------
Not more than 12 months..................         --         0.00%                  --       0.00%
over 12 through 24 mos...................    138,277         7.46%      $  111,776,155       4.68%
over 24 through 36 mos...................    186,839        10.09%         200,174,401       8.38%
over 36 through 48 mos...................    157,064         8.48%         178,197,915       7.46%
over 48 through 60 mos...................    144,815         7.82%         136,267,260       5.71%
over 60 through 72 mos...................     78,817         4.25%          91,094,019       3.82%
over 72 through 84 mos...................     94,122         5.08%         138,678,631       5.81%
over 84 through 96 mos...................    143,897         7.77%         212,687,318       8.91%
over 96 through 108 mos..................    151,777         8.19%         251,792,280      10.55%
over 108 through 120 mos.................    114,672         6.19%         181,853,027       7.62%
over 120 months..........................    642,315        34.67%         884,846,482      37.06%
                                            ---------      ------       --------------     ------
  TOTAL..................................   1,852,595      100.00%      $2,387,367,488     100.00%
                                            =========      ======       ==============     ======

---------------

* Account addition in October 2003 not reflected.

              DISTRIBUTION BY FIXED/VARIABLE ANNUAL RATE OF RETURN
                      TRUST PORTFOLIO AT AUGUST 31, 2003*

                                                         PERCENTAGE OF                    PERCENTAGE
                                            NUMBER OF    TOTAL NUMBER                      OF TOTAL
                                             ACCOUNTS     OF ACCOUNTS     RECEIVABLES     RECEIVABLES
                                            ----------   -------------    -----------     -----------
Total Fixed...............................    377,869          20.40%      $345,090,740      14.45%
Total Variable............................  1,474,726          79.60%    $2,042,276,748      85.55%
                                            ---------      ---------     --------------     ------
  TOTAL...................................  1,852,595         100.00%    $2,387,367,488     100.00%
                                            =========      =========     ==============     ======

---------------

* Account addition in October 2003 not reflected.

                      GEOGRAPHIC DISTRIBUTION OF ACCOUNTS
                      TRUST PORTFOLIO AT AUGUST 31, 2003*

                                                            PERCENTAGE
                                                NUMBER       OF TOTAL                       PERCENTAGE
                                                  OF         NUMBER OF                       OF TOTAL
                   STATES                      ACCOUNTS      ACCOUNTS       RECEIVABLES     RECEIVABLES
                   ------                      ---------   -------------   --------------   -----------
Alabama......................................     6,913         0.37%      $    9,967,147       0.42%
Alaska.......................................     1,307         0.07%           2,375,203       0.10%
Arizona......................................    31,451         1.70%          45,796,495       1.92%
Arkansas.....................................     6,992         0.38%           9,570,714       0.40%
California...................................   208,706        11.27%         253,724,658      10.63%
Colorado.....................................    52,890         2.85%          70,933,759       2.97%
Connecticut..................................    15,021         0.81%          18,987,666       0.80%
Delaware.....................................     2,991         0.16%           4,010,889       0.17%
Florida......................................    71,743         3.87%          92,620,655       3.88%
Georgia......................................    28,580         1.54%          47,225,796       1.98%
Hawaii.......................................     1,254         0.07%           2,063,044       0.09%
Idaho........................................    10,295         0.56%          14,151,394       0.59%
Illinois.....................................    85,470         4.61%         103,638,692       4.34%
Indiana......................................    43,350         2.34%          57,844,556       2.42%
Iowa.........................................    87,208         4.71%          83,432,442       3.49%
Kansas.......................................    41,403         2.23%          52,043,707       2.18%
Kentucky.....................................    19,381         1.05%          28,043,551       1.17%
Louisiana....................................    19,527         1.05%          26,052,125       1.09%
Maine........................................     7,424         0.40%           9,938,588       0.42%
Maryland.....................................    15,741         0.85%          19,813,703       0.83%
Massachusetts................................    33,822         1.83%          35,452,269       1.48%
Michigan.....................................   108,418         5.85%         163,447,484       6.85%
Minnesota....................................   107,125         5.78%         110,098,905       4.61%
Mississippi..................................     4,166         0.22%           5,969,950       0.25%
Missouri.....................................    53,851         2.91%          74,085,379       3.10%
Montana......................................    21,045         1.14%          26,435,083       1.11%
Nebraska.....................................    83,104         4.49%          97,508,428       4.08%
Nevada.......................................     8,965         0.48%          14,357,215       0.60%
New Hampshire................................     8,850         0.48%          11,583,111       0.49%
New Jersey...................................    29,925         1.62%          28,959,696       1.21%
New Mexico...................................    12,421         0.67%          18,652,298       0.78%
New York.....................................    37,720         2.04%          42,288,074       1.77%
North Carolina...............................    28,813         1.56%          41,019,710       1.72%
North Dakota.................................    18,244         0.98%          21,652,077       0.91%
Ohio.........................................    65,273         3.52%         100,304,147       4.20%
Oklahoma.....................................    14,183         0.77%          19,831,135       0.83%
Oregon.......................................    23,757         1.28%          33,233,702       1.39%
Pennsylvania.................................    81,893         4.42%          88,817,995       3.72%
Rhode Island.................................     5,671         0.31%           5,477,949       0.23%
South Carolina...............................    12,874         0.69%          19,769,092       0.83%
South Dakota.................................    20,713         1.12%          24,354,892       1.02%
Tennessee....................................    25,162         1.36%          37,726,330       1.58%
Texas........................................   121,388         6.55%         185,669,723       7.78%
Utah.........................................    13,185         0.71%          19,319,001       0.81%
Vermont......................................     3,466         0.19%           4,623,760       0.19%
Virginia.....................................    32,751         1.77%          43,711,026       1.83%
Washington...................................    34,527         1.86%          53,744,706       2.25%
West Virginia................................     4,773         0.26%           5,449,183       0.23%
Wisconsin....................................    67,330         3.63%          84,926,021       3.56%
Wyoming......................................     8,455         0.46%          12,054,931       0.50%
Other........................................     3,078         0.16%           4,609,432       0.20%
                                               ---------      ------       --------------     ------
  TOTAL......................................  1,852,595      100.00%      $2,387,367,488     100.00%
                                               =========      ======       ==============     ======

---------------

* Account addition in October 2003 not reflected.

                            MATURITY CONSIDERATIONS

       Series 2003-2 will always be in one of three periods--the revolving period, the accumulation period or the rapid amortization period. Unless a pay out event occurs, each class of notes will not receive payments of principal until the expected principal payment date for that class. The expected principal payment date for the Class A, Class B and Class C notes will be November 15, 2006. We expect the issuer to have sufficient funds to pay the full principal amount of each class of Series 2003-2 notes on the expected principal payment date. However, if a pay out event occurs, principal payments for any class may begin prior to the expected principal payment date.

ACCUMULATION PERIOD

       During the accumulation period, principal allocated to the Series 2003-2 noteholders will accumulate in the principal accumulation account in an amount calculated to pay the Series 2003-2 notes in full on the expected principal payment date. We expect, but cannot assure you, that the amounts available in the principal accumulation account on the expected principal payment date for the Series 2003-2 notes will be sufficient to pay in full the outstanding principal amount of the Series 2003-2 notes. If there are not sufficient funds on deposit in the principal accumulation account to pay your notes on the expected principal payment date, a pay out event will occur and the rapid amortization period will begin.

RAPID AMORTIZATION PERIOD

       If a pay out event occurs during either the revolving period or the accumulation period, the rapid amortization period will begin. If a pay out event occurs during the accumulation period, on the next distribution date any amount on deposit in the principal accumulation account will be paid:

        -- first to Class A noteholders, up to the outstanding principal balance of the Class A notes;

        -- then to Class B noteholders, up to the outstanding principal balance of the Class B notes; and

        -- then to Class C noteholders, up to the outstanding principal balance of the Class C notes.

       In addition, if the outstanding principal balance of the notes has not been paid in full, the issuer will continue to pay principal in the priority noted above to the noteholders on each distribution date during the rapid amortization period until the Series 2003-2 final maturity date, which is the April 15, 2009 distribution date. No principal will be paid on the Class C notes until the Class A and Class B notes have been paid in full, and no principal will be paid on the Class B notes until the Class A notes have been paid in full. However, Class C noteholders will receive principal payments as of the Series 2003-2 final maturity date or upon the occurrence of an event of default and acceleration of the Series 2003-2 notes even if the Class A or Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under "Description of Series Provisions--Spread Account; Required Spread Account Amount" below.

PAYMENT RATES

       The payment rate on the receivables is the most important factor that will determine the size of principal payments during a rapid amortization period and whether the issuer has funds available to repay your notes on their expected principal payment date. The following table sets forth the highest and lowest cardholder monthly payment rates on the credit card accounts in the trust portfolio during any month in the periods shown and the average cardholder monthly payment rates for all months in the periods shown, in each case calculated as a percentage of total opening monthly account balances during the periods shown. Payment rates shown in the table are based on amounts that would be deemed collections of principal receivables and finance charge receivables with respect to the accounts. The table includes information with respect to each account from the date such account was designated to the trust and does not reflect the payment rates as if all accounts and related receivables had been designated throughout each of the periods shown.

       Although we have provided historical data concerning the payment rates on the receivables in the trust portfolio, because of the factors described in the prospectus under "Risk Factors" we cannot provide you with any assurance that the levels and timing of payments on receivables in the trust portfolio from time to time will be similar to the historical experience described in the following table or that deposits into the principal accumulation account will be in accordance with the applicable controlled accumulation amount. The servicer may shorten the accumulation period and, in that event, we cannot provide any assurance that there will be sufficient time to accumulate all amounts necessary to pay the outstanding principal amount of the Series 2003-2 notes on the expected principal payment date.

                        CARDHOLDER MONTHLY PAYMENT RATES
                                TRUST PORTFOLIO*

                                                                            YEAR ENDED
                                                    EIGHT MONTHS           DECEMBER 31,
                                                        ENDED        ------------------------
                                                   AUGUST 31, 2003    2002     2001     2000
                                                   ---------------   ------   ------   ------
Lowest(1)........................................      10.71%        11.19%   10.66%   10.68%
Highest(1).......................................      15.15%        14.56%   14.09%   14.01%
Monthly Average..................................      12.24%        12.38%   12.26%   12.18%

---------------

* Account addition in October 2003 not reflected.

(1) Monthly payment rates are the result of dividing total payments received during a month by beginning total receivables outstanding for each month.

       We cannot assure you that the cardholder monthly payment rates in the future will be similar to the historical experience set forth above. In addition, the amount of collections of receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders.

REDUCED PRINCIPAL ALLOCATIONS

       The issuer may issue another series of notes as a paired series for Series 2003-2. If issued, a paired series may have terms that are different than the terms of Series 2003-2 and other series. For example, the pay out events for the paired series may vary from the pay out events for Series 2003-2 and may include pay out events that are unrelated to the status of the issuer or the servicer, such as pay out events related to the continued availability and rating of the providers of credit enhancement for the paired series. If a pay out event occurs with respect to the paired series prior to the payment in full of the Series 2003-2 notes, the allocation percentage used to determine your series' share of principal collections may be reduced, which may delay the final payment of principal for your series. See "Description of Series Provisions--Paired Series" in this prospectus supplement. Even if there is no paired series, at any time prior to the occurrence of a pay out event for your series we may request a reduction to the allocation percentage used to determine your series' share of principal collections and finance charge collections, which will only be permitted upon satisfying the following conditions:

        --  written notice delivered to the indenture trustee and the servicer;

        -- each rating agency confirms that the reduction will not impair its rating of the Series 2003-2 notes or any other outstanding securities; and

        -- we certify that in our reasonable belief the reduction will not cause a pay out event with respect to Series 2003-2.

                        DESCRIPTION OF SERIES PROVISIONS

       We have summarized the material terms of the Series 2003-2 notes below and under "Description of the Notes" in the accompanying prospectus.

       The Class A notes, the Class B notes and the Class C notes comprise the Series 2003-2 notes and will be issued under the indenture, as supplemented by the Series 2003-2 indenture supplement, in each case between the issuer and the indenture trustee.

       The Series 2003-2 notes will be issued in denominations of $1,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. See "Description of the Notes," "--Book Entry Registration" and "--Definitive Notes" in the accompanying prospectus. Payments of interest and principal will be made on each distribution date on which those amounts are due to the noteholders in whose names the Series 2003-2 notes were registered on the related record date, which will be the last day of the calendar month preceding that distribution date.

COLLATERAL AMOUNT

       Your notes are secured by collateral consisting of an interest in the receivables. At any time, the amount of the collateral for your notes, which we call the collateral amount, is calculated as follows:

        --  the original principal amount of the notes, less

        -- all previous principal payments made on your series (except payments made from the spread account) and the balance held in the principal accumulation account for such payments, less

        -- all unreimbursed reductions to the collateral amount as a result of defaulted receivables or uncovered dilution allocated to your series or reallocations of principal collections to cover interest or the servicing fees for your series.

       The collateral amount cannot be less than zero.

ALLOCATION PERCENTAGES

       The servicer will allocate among your series, other series of notes issued and outstanding, outstanding series of investor certificates issued by First Bankcard Master Credit Card Trust and our transferor interest in the trust the following items: collections of finance charge receivables and principal receivables and defaulted receivables. Your series will also be allocated its share of any dilution amounts that are not offset by our transferor interest or by our deposits into the excess funding account as described under "--Investor Charge-Offs" below. On any day, the allocation percentage for your series will be the percentage equivalent of a fraction:

        --  the numerator of which is:

              -- for purposes of allocating finance charge collections during the revolving period and the accumulation period, defaulted receivables at all times and principal collections during the revolving period, equal to the collateral amount as measured at the end of the prior calendar month or, in the case of the month during which the closing date occurs, on the closing date; and

              -- for purposes of allocating finance charge collections during a rapid amortization period and allocating principal collections during the accumulation period and the rapid amortization period, equal to the collateral amount as of the end of the revolving period unless the numerator is reduced as described below or, with respect to allocating finance charge collections, if later, as of the last day of the accumulation period, if any; and

        --  the denominator of which is the greater of:

             (a) the sum of the total amount of principal receivables in the trust and the amount in the excess funding account, in each case determined as of the last day of the immediately preceding monthly period except as described below; and

             (b) the sum of the numerators used to calculate the applicable allocation percentages for all series of notes or investor certificates outstanding as of the date of determination.

       The denominator referred to above will initially be set as of the closing date and generally will only be reset for purposes of allocating principal collections, finance charge collections and defaulted receivables at the end of each calendar month. However, the denominator referred to above will also be reset during any month in which:

        --  accounts are added to, or removed from, the trust,

        --  a variable series is increased, or

        --  a new series is issued.

       If one or more of these events occur in a monthly period, the denominator referred to above for the portion of the monthly period falling on and after such reset date and prior to any subsequent reset date will be recalculated for such period using amounts determined as of the close of business on the date of such event.

       As discussed in "Maturity Considerations--Reduced Principal Allocations," we may, by written notice delivered to the indenture trustee and the servicer, designate a reduced numerator for allocating principal collections or finance charge collections to each class of your series, provided, however, that we receive written confirmation from each rating agency that the reduction will not impair its rating of the Series 2003-2 notes or any other outstanding securities and we deliver an officer's certificate to the effect that in the reasonable belief of such officer, such reduction will not cause a pay out event or potential pay out event to occur. In addition, we may designate the numerator for finance charge collections during the rapid amortization period will be the collateral amount at the end of the last day of the prior monthly period by notice to the servicer and the indenture trustee, provided, however, that we receive written confirmation from each rating agency that the reduction will not impair its rating of the Series 2003-2 notes or any other outstanding securities.

INTEREST PAYMENTS

       The Class A notes will accrue interest from and including the closing date through but excluding January 15, 2004, and for each following interest period, at a rate of ____% per year above LIBOR for the related interest period.

       The Class B notes will accrue interest from and including the closing date through but excluding January 15, 2004, and for each following interest period, at a rate of ____% per year.

       The Class C notes will accrue interest from and including the closing date through but excluding January 15, 2004, and for each following interest period, at a rate of ____% per year.

       Each interest period will begin on and include a distribution date and end on but exclude the next distribution date. However, the first interest period will begin on and include the closing date.

       For purposes of determining the Class A Note interest rate applicable to each interest period, LIBOR will be determined two London business days before that interest period begins; accordingly, LIBOR with respect to the first interest period shall be determined on November 13, 2003. For each date of determination, LIBOR will equal the rate for deposits in United States dollars for a one-month period (or, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period) which appears on the display page currently designated as "Telerate Page 3750" on the Bridge Telerate Capital Markets Report, or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices as of 11:00 a.m., London time, on that date. If that rate does not appear on that display page, the rate for that date will be determined based on the rates at which deposits in United States dollars are offered by four major banks, selected by the servicer, at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period (or, solely for purposes of determining LIBOR for the first interest period as described in the following paragraph, a two-month period). The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that interest period will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that interest period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

       LIBOR for the first interest period will be determined by straight-line interpolation, based on the actual number of days in the period from the closing date through and including January 14, 2004, between two rates determined in accordance with the preceding paragraph, one of which will be determined for a maturity of one month and one of which will be determined for a maturity of two months.

       The interest rates applicable to the then current and immediately preceding interest period may be obtained by telephoning the indenture trustee at its corporate trust office at 312-827-8500.

       Interest on the Class A notes will be calculated on the basis of the actual number of days in the related interest period and a year of 360 days. Interest on the Class B and Class C Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

       If the issuer does not pay interest as calculated above to any class when due on a distribution date, the amount not paid will be due on the next distribution date, together with interest on the overdue amount of regular monthly interest at the interest rate payable on the notes for the applicable class.

PRINCIPAL PAYMENTS AND DEPOSITS

       During the revolving period and the accumulation period, no principal payments will be made on your notes. During the accumulation period and the rapid amortization period, deposits to the principal accumulation account and principal payments, respectively, on the Series 2003-2 notes will be made on each transfer date and distribution date, respectively, from the following sources:

       (a) principal collections allocated to your series based on your allocation percentage and retained in a segregated trust account established for your series during the prior calendar month, less any amounts required to be reallocated to cover interest payments on the Class A and Class B notes or servicing fee payments; plus

       (b) any finance charge collections or other amounts required to be treated as principal collections in order to cover the share of defaulted receivables and uncovered dilution amounts allocated to your series or to reinstate prior reductions to the collateral amount for your series; plus

       (c) any principal collections from other series that are shared with your series.

       Deposits into the principal accumulation account and principal payments on the Series 2003-2 notes will begin on the transfer date and distribution date, respectively, in the month following the month in which the accumulation period or rapid amortization period commences. We refer to the business day before a distribution date as the transfer date.

       For purposes of clause (a) above, except during the rapid amortization period, so long as the transferor interest equals or exceeds the Minimum Transferor's Interest and the amount then on deposit in the spread account equals or exceeds the required spread account amount, your series' share of principal collections received for any monthly period is only required to be retained in the collection account or in a segregated trust account established for your series, as applicable, up to an amount equal to the required principal payments or deposits on the related distribution date.

ACCUMULATION PERIOD

       The accumulation period is scheduled to commence on November 1, 2005 and to last twelve months. However, the revolving period will be extended and the commencement of the accumulation period will be postponed, subject to the conditions described under "--Suspension and Postponement of Accumulation Period" below. The accumulation period will be postponed only if the number of months needed to fully fund the principal accumulation account to pay the Series 2003-2 notes on their expected principal payment date is less than twelve months. In no event will the beginning of the accumulation period be postponed to later than October 1, 2006.

       The servicer may also elect to suspend the accumulation period, subject to the conditions described under "--Suspension and Postponement of Accumulation Period" below.

       On each transfer date relating to the accumulation period prior to the date on which the Series 2003-2 notes have been paid in full, the indenture trustee will deposit in the principal accumulation account an amount equal to the least of:

       (1) funds available for this purpose for your series with respect to that transfer date;

       (2) an amount equal to one-twelfth of the Series 2003-2 collateral amount as of the beginning of the accumulation period or, if the commencement of the accumulation period is postponed, any higher accumulation amount as the servicer's calculations shall require, as set forth in "Description of Series Provisions--Suspension and Postponement of Accumulation Period" below, to fully fund the principal accumulation account by the expected principal payment date, plus any amounts required to be deposited to the principal accumulation account on prior transfer dates that have not yet been deposited;

       (3) an amount equal to the outstanding principal amount of the Series 2003-2 notes, minus the amount on deposit in the principal accumulation account prior to any deposits on that date; and

       (4) the collateral amount, after taking into account any adjustments to be made on the related distribution date with respect to defaulted receivables or uncovered dilution allocated your series or reallocations of principal collections to cover interest or the servicing fee for your series, but prior to any deposit into the principal accumulation account on that transfer date.

       If the rapid amortization period has not commenced, amounts in the principal accumulation account will be paid on the expected principal payment date first to the Class A noteholders and then to the Class B noteholders and then to the Class C noteholders, in each case until the specified class of notes is paid in full.

       During the accumulation period, the portion of funds available but not required to be deposited in the principal accumulation account on a distribution date:

        -- first, will be made available to investors in other series as shared principal collections,

        -- second, at our option, will be applied as principal with respect to any variable funding notes in your group,

        -- third, will be deposited in the excess funding account if necessary to maintain the Minimum Transferor's Interest, and

        --  fourth, will be paid to us.

SUSPENSION AND POSTPONEMENT OF ACCUMULATION PERIOD

       The revolving period may be automatically extended and, upon notice to the indenture trustee, the servicer may elect to suspend the controlled accumulation, subject to the conditions described below.

       Beginning three months prior to the scheduled start of the accumulation period, on each determination date until the accumulation period begins for your series, the servicer will calculate the amount of expected principal collections and determine the number of months expected to be required to fully fund the principal accumulation account by the related expected principal payment date for each class of notes in your series. If the number of months needed to fully fund the principal accumulation account by the related expected principal payment date for each class is less than the number of months in the scheduled accumulation period, the servicer will notify the indenture trustee, us and each rating agency and the accumulation period will automatically be postponed. The servicer's calculations will assume (a) that the principal receivables in the trust and the amounts in the excess funding account will remain constant, (b) no pay out event will occur for any series, (c) no additional series will be issued and (d) a principal payment rate no greater than the lowest monthly principal payment rate for the receivables for the last twelve months (or such lower payment rate as the servicer may designate). In no case will the accumulation period for your series be reduced to less than one month.

       The method for determining the number of months required to fully fund the principal accumulation account may be changed if each rating agency confirms that the change will not impair its rating of any outstanding series or class of securities.

       The servicer may also elect, at its option, to suspend the accumulation period if the issuer obtains a qualified maturity agreement in which an eligible institution agrees to deposit in the principal accumulation account on or before the expected principal payment date for each class of notes in your series an amount equal to the initial principal amount of those notes, reduced by any amount on deposit in the principal accumulation account; provided that the amount to be deposited may be reduced by any amount funded, at our election, from the proceeds of a new series of notes on or before the expected principal payment dates and by any amount on deposit in the principal accumulation account. The qualified maturity agreement may require that during the period when the accumulation period is suspended, upon the occurrence of certain events, available principal collections are to be deposited into the principal accumulation account. To be an eligible institution, the counterparty must have short-term ratings no less than P-1/A-1+ by Moody's and S&P, respectively, or alternatively, long-term unsecured ratings no less than Aa3/AA- by Moody's and S&P, respectively.

       The servicer may make this election at any time, up to the distribution date preceding the expected principal payment date for your series.

       The issuer will pledge to the indenture trustee, for the benefit of the noteholders of your series, all right, title and interest in any qualified maturity agreement.

       A qualified maturity agreement for your series or any class will terminate at the close of business on the expected principal payment date for your series. However, if the reserve account is funded to the required level:

       (1) the servicer may terminate a qualified maturity agreement earlier than the expected principal payment date if one of the following occurs:

           (a)   the issuer obtains a substitute qualified maturity agreement,

           (b) the institution providing the qualified maturity agreement ceases to be an eligible institution and the issuer is unable to obtain a substitute qualified maturity agreement, or

           (c) a pay out event occurs for your series, or an event which may be declared a pay out event for your series occurs, whether or not it is declared; and

       (2) the servicer may terminate a qualified maturity agreement prior to the later of:

           (a) the date on which the accumulation period was scheduled to begin, before giving effect to the suspension of the accumulation period, and

           (b) the date to which the commencement of the accumulation period would otherwise be postponed, as determined on the determination date preceding the termination of the qualified maturity agreement.

       If the institution providing a qualified maturity agreement ceases to be an eligible institution, the issuer will use its best efforts to obtain a substitute qualified maturity agreement, unless the issuer elects to terminate the qualified maturity agreement and is not required to obtain a substitute qualified maturity agreement for any of the reasons described in the preceding paragraph.

       If a qualified maturity agreement is terminated prior to the earlier of the expected principal payment date for your series or the related class and the commencement of the rapid amortization period for that series, and the issuer does not obtain a substitute qualified maturity agreement, the accumulation period will begin on the latest of:

        -- the date on which the accumulation period was scheduled to begin, before giving effect to the postponement of the accumulation period;

        -- the date to which the accumulation period is automatically postponed, as determined on the date of termination of the qualified maturity agreement; and

        -- the first day of the calendar month following the termination of the qualified maturity agreement;
and, in certain circumstances, the reserve account funding date will occur.

RAPID AMORTIZATION PERIOD

       On each distribution date relating to the rapid amortization period, the Class A noteholders will be entitled to receive funds available for principal payments for Series 2003-2 for the related calendar month in an amount up to the outstanding principal balance of the Class A notes.

       After payment in full of the outstanding principal balance of the Class A notes, the Class B noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, the remaining available funds for principal payments for Series 2003-2 for the related calendar month in an amount up to the outstanding principal balance of the Class B notes.

       After payment in full of the outstanding principal balance of the Class A and Class B notes, the Class C noteholders will be entitled to receive, on each distribution date relating to the rapid amortization period, the remaining available funds for principal payments for Series 2003-2 for the related month in an amount up to the outstanding principal balance for the Class C notes.

       See "--Pay Out Events" below for a discussion of events that might lead to the commencement of the rapid amortization period.

SUBORDINATION

       The Class B notes and Class C notes are subordinated to the Class A notes. The Class C notes are subordinated to the Class A notes and the Class B notes. Interest payments will be made on the Class A notes prior to being made on the Class B notes and the Class C notes. Interest payments will be made on the Class B notes prior to being made on the Class C notes.

       Principal payments on the Class B notes will not begin until the Class A notes have been paid in full. Principal payments on the Class C notes will not begin until the Class A notes and the Class B notes have been paid in full. However, Class C noteholders will receive principal payments as of the Series 2003-2 final maturity date even if the Class A or Class B notes have not been paid in full, but only from amounts on deposit in the spread account as described under "--Spread Account; Required Spread Account Amount" below.

       The collateral amount for your series will be reduced as the collateral is applied for the benefit of your series, for instance as principal payments are made on your series. In addition, the collateral amount can be applied for the benefit of your series in two other ways:

        -- by reallocating principal collections to make Class A and Class B interest payments and to pay the servicing fee for your series when finance charge collections and investment earnings are not sufficient to make these payments; and

        -- to absorb your series' share of defaulted receivables and any uncovered dilution amounts, when finance charge collections and investment earnings are not sufficient to cover these amounts.

       If the total amount of these reductions exceeds the principal amount of the Class C notes, then the Class B notes may not be repaid in full. If the total exceeds the sum of principal amounts of the Class C and Class B notes, then the Class A notes may not be repaid in full.

       If receivables are sold after an event of default, the net proceeds of that sale would be paid, after any amounts due to the indenture trustee have been paid, as either deemed principal collections or finance charge collections in the same proportion as (x) the outstanding principal balance of the Series 2003-2 notes bears to (y) the sum of the accrued and unpaid interest on the Series 2003-2 notes and other fees and expenses payable in connection therewith under the indenture supplement; first to the Class A notes, then to the Class B notes and finally to the Class C notes, in each case until the outstanding principal amount of the specified class and all accrued and unpaid interest payable to that class have been paid in full.

APPLICATION OF FINANCE CHARGE COLLECTIONS

       We refer to your series' share of finance charge collections, including recoveries, interchange, net investment proceeds transferred from the excess funding account, the reserve account and the principal accumulation account, any available excess finance charge collections from other series, and certain amounts withdrawn from the spread account and the reserve account, and any principal receivables treated as finance charge receivables through the discount option, collectively, as finance charge collections. On each transfer date, the servicer will direct the indenture trustee to apply your series' share of finance charge collections for the prior month in the following order:

        (1) to pay interest on the Class A notes, including any overdue interest and additional interest on the overdue interest, on the related distribution date;

        (2) to pay interest on the Class B notes, including any overdue interest and additional interest on the overdue interest, on the related distribution date;

        (3) to pay the servicing fee for your series for the prior calendar month and any overdue servicing fee (to the extent not retained by the servicer during the month);

        (4) to pay interest on the Class C notes, including any overdue interest and additional interest on the overdue interest, on the related distribution date;

        (5) an amount equal to your series' share of the defaulted receivables and uncovered dilution, if any, for the related calendar month, will be treated as principal collections for the prior calendar month;

        (6) an amount equal to any unreimbursed reductions to the collateral amount on account of defaulted receivables, uncovered dilution or reallocations of principal collections will be treated as principal collections for the prior calendar month;

        (7) on and after the reserve account funding date (but prior to termination of the reserve account), an amount equal to the excess, if any, of the required reserve account amount over the amount then on deposit in the reserve account will be deposited into the reserve account;

        (8) an amount equal to the excess, if any, of the required spread account amount over the amount then on deposit in the spread account will be deposited into the spread account;

        (9) all remaining amounts will constitute excess finance charge collections and will be available to cover any shortfalls in finance charge collections for other outstanding series in group one;

       (10) following a servicer default and the appointment of a successor servicer, to pay to the successor servicer the excess servicing fee described in "--Servicing Compensation and Payment of Expenses" below; and

       (11) any remaining amount will be paid to us or our assigns.

       If your series' share of finance charge collections for any month is insufficient to pay interest on the Class C notes--including any overdue interest and additional interest on the overdue interest--when due, a draw will be made from the amounts available in the spread account and will be paid to the Class C noteholders on the related distribution date.

REALLOCATION OF PRINCIPAL COLLECTIONS

       If your series' share of finance charge collections is not sufficient to pay the aggregate amount of interest on the Class A notes and the Class B notes and any servicing fee for your series then your series' share of principal collections will be reallocated to cover these amounts, except as described below.

       Any reallocation of principal collections is a use of the collateral for your notes. Consequently, these uses will reduce the remaining collateral amount by a corresponding amount. The amount of principal collections that will be reallocated on any distribution date may not exceed:

        --  the lower of:

         -- the excess of the amounts needed to pay current, overdue and additional interest on the Class A notes over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

         -- the greater of (1)(a) 17.75% of the initial Series 2003-2 collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and (2) zero; plus

        --  the lower of:

         -- the excess of the sum of the amounts needed to pay current, overdue and additional interest on the Class B notes and the current and past due servicing fee for your series over the amount of finance charge collections allocated to your series that are available to cover these amounts; and

         -- the greater of (1)(a) 9.75% of the initial Series 2003-2 collateral amount minus (b) the sum of (i) the amount of unreimbursed investor charge-offs after giving effect to investor charge-offs for the related calendar month and (ii) the amount of unreimbursed reallocated principal collections as of the previous distribution date and after giving effect to the reallocation of principal collections to make required interest payments for the Class A notes on the then-current distribution date and (2) zero.

       To the extent available, reductions to the collateral amount for your notes due to reallocation of principal receivables may be reinstated as described under "--Application of Finance Charge Collections" above.

INVESTOR CHARGE-OFFS

       The notes will be allocated a portion of the defaulted receivables for each calendar month. For this purpose, defaulted receivables for any monthly period are principal receivables that were charged-off as uncollectable in that monthly period, except that defaulted receivables that the transferor is required to purchase as a result of any breach of representation, warranty or covenant will be excluded. Defaulted receivables will be allocated at all times to your series based upon the allocation percentage for defaulted receivables for your series. The allocation percentage is described under "--Allocation Percentages" above.

       Dilution will also be allocated to your series in the circumstances described in "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in the accompanying prospectus. If dilution is allocated among series, your series' share of dilution will equal:

       (1) dilution to be allocated to all series of notes or investor certificates for that calendar month, times

       (2)   a fraction,

        -- the numerator of which is the numerator used in determining your series' allocation percentage for purposes of allocating finance charge collections for that calendar month, as described under "--Allocation Percentages" above, and

        -- the denominator of which is the sum of the numerators used in determining the allocation percentages used by all outstanding series of notes or investor certificates for purposes of allocating finance charge collections for that calendar month;

      provided that, if the allocation percentage for finance charge collections for any series has been reset during that calendar month, the fraction described in clause (2) above will be calculated on a weighted average basis for that calendar month.

       On each distribution date, if the sum of the defaulted receivables and any remaining uncovered dilution allocated to your series is greater than the finance charge collections used to cover those amounts, then the collateral amount will be reduced by the amount of the excess.

       Any such reductions in the collateral amount, called charge-offs, will be reinstated to the extent that finance charge collections are available for that purpose on any subsequent distribution date.

SHARING PROVISIONS

       Your series is in group one for purposes of sharing excess finance charge collections. Your series will share excess finance charge collections with other series of notes in group one and other series of investor certificates in group one for First Bankcard Master Credit Card Trust. See "Description of the Notes--Shared Excess Finance Charge Collections" in the accompanying prospectus.

       Your series is also a principal sharing series. See "--Description of the Notes--Shared Principal Collections" and "Excess Funding Account" in the accompanying prospectus.

FOREIGN ACCOUNTS

       So long as Series 2003-2 notes are outstanding, notwithstanding the proviso in clause (d) of the definition of Eligible Account in the "Glossary of Terms" in the accompanying prospectus, receivables arising in foreign accounts shall constitute Eligible Receivables for all purposes except that they may not be counted for purposes of determining compliance with the tests for the Minimum Transferor's Interest and the Minimum Aggregate Principal Receivables. For purposes of these requirements, a foreign account means an account, which as of the cut off date (or, with respect to additional accounts, as of the relevant addition date) was an Eligible Account, but subsequent to such date the obligor of which has provided, as its most recent billing address, an address which is not located in the United States or its territories or possessions.

PRINCIPAL ACCUMULATION ACCOUNT

       The indenture trustee will establish and maintain a segregated trust account in the name of the issuer held for the benefit of the noteholders to serve as the principal accumulation account. During the accumulation period, the indenture trustee at the direction of the servicer will make deposits to the principal accumulation account as described under "--Principal Payments and Deposits" in this prospectus supplement.

       Funds on deposit in the principal accumulation account will be invested to the following transfer date by the indenture trustee at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture supplement. On each transfer date, investment earnings, net of investment losses and expenses, on funds on deposit in the principal accumulation account will be deposited in a segregated trust account established for your series and treated as finance charge collections available to your series for the related interest period.

       If, for any transfer date, these net investment earnings are less than the sum of:

       (a) the product of (1) the balance of the principal accumulation account, up to the outstanding principal balance of the Class A notes, on the record date immediately preceding that distribution date, (2) the Class A interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, plus

       (b) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A notes, up to the outstanding principal balance of the Class B notes, on the record date immediately preceding that distribution date, (2) the Class B interest rate, and (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360, plus

       (c) the product of (1) the balance of the principal accumulation account in excess of the outstanding principal balance of the Class A and Class B notes, up to the outstanding principal balance of the Class C Notes, on the record date immediately preceding that distribution date, (2) the Class C interest rate, and

             (3) a fraction the numerator of which is the actual number of days in the related interest period and the denominator of which is 360,

then the indenture trustee will withdraw the shortfall, to the extent available, from the reserve account and deposit it in a segregated trust account established for your series for use as finance charge collections that are available to your series.

SPREAD ACCOUNT; REQUIRED SPREAD ACCOUNT AMOUNT

       The indenture trustee will establish and maintain a segregated trust account held for the benefit of the Class C noteholders to serve as the spread account. The balance in the spread account will initially be an amount equal to 0.50% multiplied by the initial Series 2003-2 collateral amount and will increase further thereafter to the extent that collections of finance charge receivables and excess finance charge collections allocable to the Series 2003-2 notes are required to be deposited in order to meet the required spread account amount.

       All amounts on deposit in the spread account will be invested by the indenture trustee, at the direction of the servicer, in highly rated liquid investments that meet the criteria described in the indenture supplement and mature on or before the next transfer date. Except as noted below, so long as the required spread account amount is on deposit in the spread account, the interest and other investment income, net of losses and investment expenses, earned on these investments will be withdrawn on each transfer date and paid to us. For purposes of determining the availability of funds or the balance of the spread account, with few exceptions, all investment earnings will be deemed not to be available or on deposit.

       Withdrawals will be made from the spread account (including interest and investment income, if needed) to pay the Class C monthly interest, including overdue interest and interest thereon, if there are insufficient funds available to pay interest through the collection of finance charge receivables. On the Series 2003-2 final maturity date or, if sooner, the distribution date on which the outstanding principal balances of the Class A and Class B notes are reduced to zero, available funds in the spread account (including interest and investment income, if needed), after giving effect to the withdrawals above, will be used to fund any shortfall in the payment of the Class C outstanding principal balance.

       The required spread account amount applicable on any date of determination will be determined as follows:

       (a) prior to a pay out event, the required spread account amount will equal the product of (1) the Spread Account Percentage and (2) the initial Series 2003-2 collateral amount, except that the required spread account amount will not exceed the Class C outstanding principal balance reduced by the excess of the principal accumulation account balance over the sum of the Class A outstanding principal balance and the Class B outstanding principal balance;

       (b) after a pay out event, the required spread account amount will equal the Class C outstanding principal balance.

       If, after giving effect to all withdrawals from and deposits into the spread account with respect to any transfer date, the amount on deposit would exceed the required spread account amount then in effect, the indenture trustee will, at the written direction of the servicer, treat these excess amounts as finance charge collections available to your series for the related interest period.

       On any day following the occurrence of an event of default with respect to Series 2003-2 and acceleration of the Series 2003-2 notes pursuant to the indenture, the servicer will withdraw available amounts from the spread account, and the servicer or indenture trustee will deposit such amounts in a segregated trust account established for your series for distribution to the Class C noteholders until the outstanding Class C note principal balance is paid in full, then to the Class A noteholders until the outstanding Class A note principal balance is paid in full, and then to the Class B noteholders until the outstanding Class B note principal balance is paid in full in that order of priority, in accordance with the Series 2003-2 indenture supplement, to fund any shortfalls in amounts owed to such Series 2003-2 noteholders.

RESERVE ACCOUNT

       The indenture trustee will establish and maintain a segregated trust account held in the name of the issuer for the benefit of the noteholders to serve as the reserve account. The reserve account is established to assist with the distribution of interest on the notes during the accumulation period and on the first distribution date with respect to the rapid amortization period. On each transfer date from and after the reserve account funding date, but prior to the termination of the reserve account, the indenture trustee will apply finance charge collections allocated to your series to increase the amount on deposit in the reserve account to the extent the amount on deposit in the reserve account is less than the required reserve account amount.

       The reserve account funding date is the transfer date designated by the servicer and, unless each rating agency rating any outstanding series has confirmed that none of its ratings will be withdrawn or lowered by such designation, which occurs no later than the earliest of the following:

       (a) the transfer date with respect to the monthly period which commences three months prior to the then scheduled commencement of the accumulation period,

       (b) the first transfer date for which the quarterly net yield is less than 2%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the twelfth month prior to the then scheduled commencement of the accumulation period,

       (c) the first transfer date for which the quarterly net yield is less than 3%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the sixth month prior to the then scheduled commencement of the accumulation period, and

       (d) the first transfer date for which the quarterly net yield is less than 4%, but in such event the reserve account funding date shall not occur earlier than the transfer date with respect to the fourth month prior to the then scheduled commencement of the accumulation period; except that for so long as a qualified maturity agreement is in effect, the reserve account funding date will not occur. See "--Suspension and Postponement of Accumulation Period" above.

       In certain circumstances, when a qualified maturity agreement is terminated, the reserve account funding date will be accelerated.

       The net yield means, with respect to any monthly period, the Portfolio Yield, as defined in the Glossary hereto, with respect to that monthly period minus the Base Rate, as defined in the Glossary hereto, with respect to the same monthly period.

       The quarterly net yield means, for any distribution date, the average of the net yields for each of the three preceding monthly periods and, for purposes of the January, 2004 and February, 2004 distribution dates, the net yields for October of 2003 and November of 2003 will be deemed to be 6.50% and 6.20%, respectively.

       The required reserve account amount for any transfer date on or after the reserve account funding date will be equal to (a) 0.50% of the outstanding principal balance of the Series 2003-2 notes or (b) any other amount designated by us. We may only designate a lesser amount if each rating agency confirms that the designation will not impair its rating of any outstanding series or class of securities and we certify to the indenture trustee that, based on the facts known to the certifying officer at the time, in our reasonable belief, the designation will not cause a pay out event to occur for Series 2003-2.

       On each transfer date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the reserve account on that transfer date, the indenture trustee will withdraw from the reserve account an amount equal to the excess, if any, of the amount on deposit in the reserve account over the required reserve account amount, and the amount withdrawn will be applied, first, to fund any shortfall in the spread account, and then distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

       All amounts on deposit in the reserve account on any transfer date--after giving effect to any deposits to, or withdrawals from, the reserve account to be made on that transfer date--will be invested to the following transfer date by the indenture trustee as required under the indenture in highly rated liquid investments that meet the criteria described in the indenture supplement. The interest and other investment income, net of losses and investment expenses, earned on these investments will be retained in the reserve account to the extent the amount on deposit is less than the required reserve account amount, and any excess will be deposited in a segregated trust account established for your series and treated as finance charge collections available to your series.

       On or before each transfer date with respect to the accumulation period and on or before the first transfer date with respect to the rapid amortization period, the indenture trustee will withdraw from the reserve account and deposit in a segregated trust account established for your series an amount equal to the least of:

       (1) the amount then on deposit in the reserve account with respect to that transfer date; and

       (2) the amount of the shortfall described under "--Principal Accumulation Account" above.

       Amounts withdrawn from the reserve account on any transfer date will be included as finance charge collections available to your series for the related distribution date.

       The reserve account will be terminated upon the earliest to occur of:

       (1)   the first transfer date for the rapid amortization period;

       (2) the transfer date immediately preceding the expected principal payment date; and

       (3) the termination of the trust.

       Upon the termination of the reserve account, all amounts on deposit in the reserve account, after giving effect to any withdrawal from the reserve account on that date, will be deposited in the spread account to the extent funds available in the spread account are less than the required spread account amount, and any remaining deposits will be distributed to us or our assigns. Any amounts withdrawn from the reserve account and distributed to us or our assigns will not be available for distribution to the noteholders.

PAY OUT EVENTS

       A pay out event will occur for the Series 2003-2 notes upon the occurrence of any of the following events:

       (a) our failure (1) to make any payment or deposit on the date required to be made under the pooling and servicing agreement, the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 2003-2 indenture supplement within the applicable grace period which shall not exceed five business days after the day that payment or deposit is required to be made or (2) to observe or perform in any material respect our other covenants or agreements set forth in the pooling and servicing agreement or the collateral series supplement, the transfer and servicing agreement, the indenture or the Series 2003-2 indenture supplement, which failure has a material adverse effect on the Series 2003-2 noteholders which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied is given to us by the indenture trustee, or to us and the indenture trustee by Series 2003-2 noteholders evidencing interests aggregating more than 25% of the aggregate unpaid principal amount of the Series 2003-2 notes and which continues to materially and adversely affect the interest of the Series 2003-2 noteholders;

       (b) any representation or warranty made by us under the pooling and servicing agreement or the transfer and servicing agreement or any supplement to either of these documents proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure is given to us by the indenture trustee, or to us and the indenture trustee by Series 2003-2 noteholders evidencing interests aggregating more than 25% of the aggregate unpaid principal amount of the Series 2003-2 notes, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period; except that a pay out event described in this subparagraph (b) will not occur if we have accepted reassignment of the related receivable or all related receivables, if applicable, within the designated period;

       (c) our failure to designate receivables in additional accounts to the trust within five business days after we are required to do so, provided that such failure will not give rise to a pay out event if, prior to the date on which such conveyance was required to be completed, we cause a reduction in the invested amount of any variable funding notes of the issuer or any variable funding certificate issued under the pooling and servicing agreement to occur, so that after giving effect to that reduction, the transferor interest is not less than the Minimum Transferor's Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables;

       (d) any servicer default occurs that would have a material adverse effect on your series;

       (e) the average of the Portfolio Yields for any three consecutive calendar months is less than the average of the Base Rates for the same calendar months;

       (f) the outstanding principal balance of the Class A notes, the Class B notes or the Class C notes are not paid in full on the expected principal payment date;

       (g) specified bankruptcy, insolvency, liquidation, reorganization, winding-up, conservatorship, receivership or similar events relating to us or the bank;

       (h) we are unable for any reason to transfer receivables to the trust or the bank is unable for any reason to transfer receivables to us;

       (i) First Bankcard Master Credit Card Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; or

       (j) an event of default for Series 2003-2 and an acceleration of the maturity of the Series 2003-2 notes occurs under the indenture.

       In the case of any event described in clause (a), (b) or (d) above, a pay out event will be deemed to have occurred with respect to the notes only if, after any applicable grace period, either the indenture trustee or the Series 2003-2 noteholders evidencing interests aggregating more than 50% of the aggregate unpaid principal amount of the Series 2003-2 notes, by written notice to us, the servicer and, if notice is given by the Series 2003-2 noteholders, the indenture trustee, declare that a pay out event has occurred with respect to the Series 2003-2 notes as of the date of the notice.

       In the case of any event described in clause (g), (h) or (i), a pay out event with respect to all series then outstanding, and in the case of any event described in clause (c), (e), (f) or (j), a pay out event with respect to only the Series 2003-2 notes, will occur without any notice or other action on the part of the indenture trustee or the Series 2003-2 noteholders immediately upon the occurrence of the event.

       On the day on which a pay out event is deemed to have occurred, the rapid amortization period will begin.

       See "Description of the Notes--Pay Out Events" in the accompanying prospectus for an additional discussion of the consequences of insolvency, conservatorship or receivership events related to us and the bank.

EVENTS OF DEFAULT

       The events of default for Series 2003-2, as well as the rights and remedies available to the indenture trustee and the Series 2003-2 noteholders when an event of default occurs, are described under "The Indenture--Events of Default; Rights Upon Event of Default" in the accompanying prospectus.

       In the case of an event of default involving bankruptcy, insolvency or similar events relating to the issuer, the principal amount of the Series 2003-2 notes and all other series of notes automatically will be deemed to be immediately due and payable. If any other event of default for Series 2003-2 occurs, the indenture trustee or the holders of more than 50% of the then-outstanding principal balance of the Series 2003-2 notes may declare the Series 2003-2 notes to be immediately due and payable. If the Series 2003-2 notes are accelerated, you may receive principal prior to the expected principal payment date for your class of notes.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       The servicing fee rate for your series is 2.0% per year. Following a servicer default and the appointment of a successor servicer, fees payable to the successor servicer in excess of 2.0%, referred to as the excess servicing fee, will be payable to the successor servicer from finance charge collections after all other distributions as set forth above in "--Application of Finance Charge Collections", but before any payments to us from such collections. Your series' share of the servicing fee for each month will be calculated as described under "Description of the Notes--Servicing Compensation and Payment of Expenses" in the accompanying prospectus. However, the monthly servicing fee allocable to your series for the first distribution date will equal $1,232,877.

       If the interchange allocated to Series 2003-2 for a monthly period is less than (a) 1/12 of 1.5% of (b) the collateral amount of the Series 2003-2 notes as of the last day of the preceding monthly period (or, with respect to the first distribution date, $924,658), then such deficiency will be subtracted from the monthly fee payable to the servicer, so long as First National Bank of Omaha or the indenture trustee is the servicer. If the indenture trustee is the successor servicer, any such reduction to the monthly fee shall be included as excess servicing fee, payable as described above.

AMENDMENTS

       The indenture supplement for your series may be amended as described under "Description of the Notes--Amendments", The Indenture--Modification of the Indenture" and "Pooling and Servicing Agreement--Amendments" in the accompanying prospectus, except that we may also amend the indenture supplement to increase the servicing fee rate for your series with the consent of noteholders holding more than 66 2/3% of the then outstanding principal balance of each class of the notes of your series.

                                  UNDERWRITING

       Subject to the terms and conditions set forth in an underwriting agreement between us and the underwriters named below, we have agreed to sell to the underwriters, and each of the underwriters has severally agreed to purchase, the principal amount of the Class A notes, Class B notes and Class C notes set forth opposite its name:

                                         PRINCIPAL AMOUNT OF
CLASS A UNDERWRITERS                        CLASS A NOTES
------------------------------------------------------------
Banc One Capital Markets, Inc..........  $
Banc of America Securities LLC.........  $
ABN Amro Incorporated..................  $
                                         -------------------
            Total......................  $       411,250,000

                                         PRINCIPAL AMOUNT OF
CLASS B UNDERWRITERS                        CLASS B NOTES
------------------------------------------------------------
Banc One Capital Markets, Inc..........  $
Banc of America Securities LLC.........  $
                                         -------------------
            Total......................  $        40,000,000

                                         PRINCIPAL AMOUNT OF
CLASS C UNDERWRITERS                        CLASS C NOTES
------------------------------------------------------------
Banc One Capital Markets, Inc..........  $
Banc of America Securities LLC.........  $
                                         -------------------
            Total......................  $        48,750,000

       The underwriters of each class of notes have advised us that they propose initially to offer the notes in that class to the public at the prices set forth in this prospectus supplement, and to dealers chosen by the underwriters at the prices set forth in this prospectus supplement less a concession not in excess of the percentages set forth in the following table. The underwriters of each class of notes and those dealers may reallow a concession not in excess of the percentages set forth in the following table. After the initial public offering of the notes, the public offering prices and the concessions referred to in this paragraph may be changed. Additional offering expenses are estimated to be $________.

                                    CLASS A    CLASS B    CLASS C
                                     NOTES      NOTES      NOTES
                                     -----      -----      -----
Concessions.......................         %          %          %
Reallowances......................         %          %          %

       The underwriters will be compensated as set forth in the following table:

                                      UNDERWRITERS'       AMOUNT
                                      DISCOUNTS AND     PER $1,000
                                       COMMISSIONS     OF PRINCIPAL    TOTAL AMOUNT
                                       -----------     ------------    ------------
Class A Notes.......................             %     $               $
Class B Notes.......................             %     $               $
Class C Notes.......................             %     $               $
                                                                       ------------
Total Class A, Class B and Class
   C................................                                   $

       Each underwriter has severally represented, warranted and agreed with the issuer that:

        -- it has not offered or sold and prior to the expiry of a period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing, or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended;

        -- it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer and shall procure that the notes are not offered or sold in the United Kingdom other than to persons authorized under the FSMA or to persons otherwise having professional experience in matters relating to investments and qualifying as investment professionals under Article 19 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001, as amended or to persons qualifying as high net worth persons under Article 49 of that Order or to any other person to whom the notes may otherwise lawfully be offered or to whom an invitation or inducement to engage in investment activity in connection with the issue or sale of the notes may otherwise lawfully be communicated or caused to be communicated;

        -- it has complied, and will comply, with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

        -- it has acted and will act in accordance with the other United Kingdom selling restrictions set out in this prospectus supplement.

       We will indemnify the underwriters against the liabilities specified in the underwriting agreement, including liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in connection with those liabilities.

       The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriters do not have an "overallotment" option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriters must close out any naked short position through syndicate covering transactions in which the underwriters purchase notes in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase in the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

       In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with us and our affiliates. We may use a portion of the net proceeds of the sale of the Series 2003-2 notes to reduce outstandings under various credit facilities provided by some of the underwriters, their affiliates and special purpose entities administered by some of the underwriters and their affiliates.

                                 LEGAL MATTERS

       Certain legal matters relating to the issuance of the Series 2003-2 notes will be passed upon for us by Kutak Rock LLP as special counsel for us. Certain legal matters relating to the federal tax consequences of the issuance of the Series 2003-2 notes will be passed upon for us by Kutak Rock LLP. Certain legal matters relating to the issuance of the Series 2003-2 notes will be passed upon for the underwriters by Mayer, Brown, Rowe & Maw LLP.

                  GLOSSARY OF TERMS FOR PROSPECTUS SUPPLEMENT

       "BASE RATE" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

       (a) the numerator of which is the sum of (x) the interest due on the Series 2003-2 notes on the following distribution date and (y) your series' share of the monthly servicing fee for the related distribution date; and

       (b) the denominator of which is the Series 2003-2 collateral amount, plus amounts on deposit in the principal accumulation account, each as of the first day of that calendar month.

       "PORTFOLIO YIELD" means, with respect to any calendar month, the annualized percentage equivalent of a fraction:

       - the numerator of which is the sum of (a) the amount of finance charge collections available to your series, excluding excess finance charge collections from other series in group one and any amounts withdrawn from the spread account, except that excess finance charge collections from other series applied for the benefit of the Series 2003-2 notes may be included if the rating agencies have confirmed that the inclusion would not impair its rating of the Series 2003-2 notes or any other outstanding series or class of securities, minus (b) the amount of defaulted receivables and uncovered dilution allocated to your series for that calendar month; and

       - the denominator of which is the Series 2003-2 collateral amount, plus amounts on deposit in the principal accumulation account, each as of the first day of that calendar month.

       "REQUIRED RETAINED TRANSFEROR PERCENTAGE" means, for purposes of Series 2003-2, 7%.

       "SPREAD ACCOUNT PERCENTAGE" means, for any distribution date, the percentage determined as follows:

----------------------------------------------------------------------
        IF THE QUARTERLY NET YIELD IS
---------------------------------------------      THEN THE SPREAD
   GREATER THAN OR                                     ACCOUNT
      EQUAL TO:            AND LESS THAN:       PERCENTAGE WILL EQUAL;
----------------------------------------------------------------------
        5.50%                                         0.50%(1)
----------------------------------------------------------------------
        5.25%                   5.50%                   0.75%
----------------------------------------------------------------------
        5.00%                   5.25%                   1.00%
----------------------------------------------------------------------
        4.75%                   5.00%                   2.00%
----------------------------------------------------------------------
        4.50%                   4.75%                   2.50%
----------------------------------------------------------------------
        4.00%                   4.50%                   3.00%
----------------------------------------------------------------------
        3.50%                   4.00%                   4.00%
----------------------------------------------------------------------
        3.00%                   3.50%                   5.25%
----------------------------------------------------------------------
        2.00%                   3.00%                   6.25%
----------------------------------------------------------------------
         --                     2.00%                   6.50%
----------------------------------------------------------------------

             (1) The Spread Account Percentage will be 0.50% on the closing date and may not be reduced on any distribution date unless the quarterly net yield on each of the last three distribution dates (including the current distribution date) qualifies for the lower percentage, in which case the Spread Account Percentage will be decreased to the next lowest percentage specified above.

                                    ANNEX I
                    OTHER SECURITIES ISSUED AND OUTSTANDING

       The principal characteristics of the other outstanding series of investor certificates issued by First Bankcard Master Credit Card Trust and notes issued by First National Master Note Trust as of October 15, 2003 are set forth in the tables below. All of the outstanding series of investor certificates and notes are in group one.

1.          SERIES 2000-1
                  Initial Invested Amount:                                 $220,000,000
                  Current Invested Amount                                  $133,875,000
                  Certificate Rate:                                        Floating Rate
                  Controlled distribution amount:                          Variable
                  Commencement of controlled amortization period:          July 1, 2005*
                  Series Servicing Fee Percentage:                         2%
                  Initial Collateral Interest:                             $20,000,000
                  Class A scheduled payment date:                          January 15, 2006*
2.          SERIES 2000-2
                  Initial Invested Amount:                                 $450,000,000
                  Current Invested Amount                                  $450,000,000**
                  Certificate Rate:                                        Floating Rate
                  Controlled accumulation amount:                          Variable
                  Commencement of controlled accumulation period:          August 1, 2003*
                  Series Servicing Fee Percentage:                         2%
                  Initial CTO investor interest:                           $41,625,000
                  Expected final distribution date:                        November 17, 2003
3.          SERIES 2000-3
                  Initial Invested Amount:                                 $165,000,000
                  Current Invested Amount                                  $76,500,000
                  Certificate Rate:                                        Floating Rate
                  Controlled distribution amount:                          Variable
                  Commencement of controlled amortization period:          October 1, 2005*
                  Series Servicing Fee Percentage:                         2%
                  Initial Collateral Interest:                             $16,500,000
                  Class A scheduled payment date:                          April 15, 2006*
4.          SERIES 2001-1
                  Initial Investor Interest:                               $400,000,000
                  Current Investor Interest                                $400,000,000
                  Interest Rate:                                           Floating Rate
                  Controlled accumulation amount:                          Variable
                  Commencement of accumulation period:                     March 1, 2004*
                  Series Servicing Fee Percentage:                         2%
                  Initial CTO investor interest:                           $37,000,000
                  Expected final distribution date:                        June 15, 2004
5.          SERIES 2002-1
                  Initial Collateral Amount:                               $400,000,000
                  Current Collateral Amount                                $400,000,000
                  Interest Rate:                                           Floating Rate
                  Controlled accumulation amount:                          Variable
                  Commencement of accumulation period:                     October 1, 2004*
                  Series Servicing Fee Percentage:                         2%
                  Initial Class C note principal balance:                  $37,000,000
                  Expected final distribution date:                        October 17, 2005

---------------

 * Subject to adjustment

** $426,968,182 accumulated as of October 15, 2003

6.          SERIES 2002-2
                  Initial Collateral Amount:                               $100,000,000
                  Current Collateral Amount:                               $100,000,000
                  Maximum Collateral Amount:                               $150,000,000
                  Interest Rate:                                           Floating Rate
                  Controlled distribution amount:                          Variable
                  Commencement of controlled amortization period:          December 31, 2005*
                  Series Servicing Fee Percentage:                         2%
                  Initial Class B note principal balance:                  $13,875,000
                  Class A scheduled payment date:                          December 15, 2006
7.          SERIES 2003-1
                  Initial Collateral Amount:                               $500,000,000
                  Current Collateral Amount:                               $500,000,000
                  Interest Rate:                                           Floating Rate
                                                                           (Class A and Class
                                                                           C)
                                                                           2.76% (Class B)
                  Controlled accumulation amount:                          Variable
                  Commencement of accumulation period:                     March 1, 2005*
                  Series Servicing Fee Percentage:                         2%
                  Initial Class C note principal balance:                  $46,250,000
                  Expected final distribution date:                        March 15, 2006

---------------

 * Subject to adjustment

                                   PROSPECTUS

                        [FIRST NATIONAL BANK OMAHA LOGO]

                        FIRST NATIONAL MASTER NOTE TRUST
                                     Issuer

  FIRST NATIONAL FUNDING LLC    FIRST NATIONAL BANK OF OMAHA
          Transferor                      Servicer

                               Asset Backed Notes
THE ISSUER --

   - may periodically issue asset backed notes in one or more series with one or more classes; and
   - will have a direct or indirect interest in --
     - receivables in a portfolio of Visa(R) and MasterCard(R) revolving credit card accounts owned by First National Bank of Omaha;
     - payments due on those receivables; and
     - other property described in this prospectus and in the accompanying prospectus supplement.

THE NOTES --

   - will be paid only from the trust assets;
   - offered with this prospectus will be rated in one of the four highest rating categories by at least one nationally recognized rating organization;
   - may have one or more forms of credit enhancement; and
   - will be issued as part of a designated series which may include one or more classes of notes.

YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 3 IN THIS PROSPECTUS AND PAGE S-11 IN YOUR PROSPECTUS SUPPLEMENT.

A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The notes are obligations of First National Master Note Trust only and are not obligations of First National Funding LLC, First National Bank of Omaha or any other person.

This prospectus may be used to offer and sell notes of a series only if accompanied by the prospectus supplement for that series.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                November 3, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

       We (First National Funding LLC) provide information to you about the notes in two separate documents: (a) this prospectus, which provides general information, some of which may not apply to your series of notes, and (b) the accompanying prospectus supplement, which describes the specific terms of your series of notes, including:

       - the terms, including interest rates, for each class;

       - the timing of interest and principal payments;

       - information about the receivables;

       - information about credit enhancement, if any, for each class;

       - the ratings for each class being offered; and

       - the method for selling the notes.

       If the terms of your series of notes vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

       You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

       We include cross references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
SUMMARY: OVERVIEW OF TRANSACTIONS........    1
RISK FACTORS.............................    3
It may not be possible to find an
  investor to purchase your notes........    3
Some liens would be given priority over
  your notes which could cause delayed or
  reduced payments.......................    3
If a conservator or receiver were
  appointed for First National Bank of
  Omaha, or if we become a debtor in a
  bankruptcy case, delays or reductions
  in payment of your notes could occur...    4
The bank may change the terms and
  conditions of the accounts in a way
  that reduces collections...............    6
Allocations of charged-off receivables or
  uncovered dilution could reduce
  payments to you........................    6
Current and proposed regulation and
  legislation may impede collection
  efforts or reduce collections or
  restrict the manner in which the bank
  may conduct its activities.............    7
Limited remedies for breaches of
  representations could reduce or delay
  payments...............................    8
Payment and origination patterns of
  receivables could reduce collections...    8
The bank depends on its ability to sell
  and securitize its credit card
  receivables to fund new receivables....    9
Subordinated classes bear losses before
  senior classes.........................   10
Commingling of collections...............   10
Recharacterization of principal
  receivables would reduce principal
  receivables and may require the
  addition of new receivables............   11
The note interest rate and the
  receivables interest rate may reset at
  different times, or the interest rate
  terms of the receivables and the notes
  may otherwise differ, resulting in
  reduced or early payments to you.......   11
We may assign our obligations as
  transferor and the bank may assign its
  obligations as servicer................   11
Some jurisdictions may hold over-limit
  fees to be unenforceable against
  obligors, which could cause delayed or
  reduced payments on your notes.........   12

                                           PAGE
                                           ----
IMPORTANT PARTIES........................   13
  The Issuer.............................   13
  First National Funding LLC.............   13
  First Bankcard Master Credit Card
     Trust...............................   13
  First National of Nebraska, Inc. and
     First National Bank of Omaha........   14
THE BANK'S CREDIT CARD ACTIVITIES........   15
  Acquisition............................   16
  Underwriting...........................   16
  Billing and Payments...................   17
  Delinquency, Charge-Offs and
     Recoveries..........................   18
  Account Servicing......................   20
  Processing.............................   20
THE TRUST PORTFOLIO......................   20
USE OF PROCEEDS..........................   22
DESCRIPTION OF THE NOTES.................   22
  Book-Entry Registration................   24
  Definitive Notes.......................   27
  Interest Payments......................   28
  Principal Payments.....................   29
  Transfer and Assignment of
     Receivables.........................   29
  New Issuances of Notes.................   30
  Representations and Warranties.........   31
  Addition of Trust Assets...............   34
  Removal of Accounts....................   36
  Collection and Other Servicing
     Procedures..........................   36
  Discount Option........................   37
  Trust Accounts.........................   37
  Funding Period.........................   38
  Application of Collections.............   39
  Shared Excess Finance Charge
     Collections.........................   39
  Shared Principal Collections...........   40
  Excess Funding Account.................   40
  Defaulted Receivables; Dilution;
     Investor Charge-Offs................   41
  Final Payment of Principal.............   42
  Paired Series..........................   42
  Pay Out Events.........................   43
  Servicing Compensation and Payment of
     Expenses............................   44
  Matters Regarding the Transferor and
     the Servicer........................   44
  Servicer's Representations, Warranties
     and Covenants.......................   47

                                           PAGE
                                           ----
  Servicer Default.......................   48
  Reports to Noteholders.................   50
  Evidence as to Compliance..............   51
  Amendments.............................   52
THE INDENTURE............................   53
  Events of Default; Rights upon Event of
     Default.............................   53
  Covenants..............................   57
  Agreements by Noteholders..............   58
  Modification of the Indenture..........   59
  Annual Compliance Statement............   60
  Indenture Trustee's Annual Report......   61
  List of Noteholders....................   61
  Satisfaction and Discharge of
     Indenture...........................   61
  The Indenture Trustee..................   61
  Matters Regarding the Administrator....   62
POOLING AND SERVICING AGREEMENT..........   62
  New Issuances of Investor
     Certificates........................   62
  Amendments.............................   63
CREDIT ENHANCEMENT.......................   64
  Subordination..........................   65
  Letter of Credit.......................   65
  Cash Collateral Guaranty, Cash
     Collateral Account or Excess
     Collateral..........................   66
  Surety Bond or Insurance Policy........   66
  Spread Account.........................   67
  Reserve Account........................   67
DESCRIPTION OF THE RECEIVABLES PURCHASE
  AGREEMENT..............................   67
  Sale of Receivables....................   67
  Representations and Warranties.........   68

                                           PAGE
                                           ----
  Covenants..............................   69
  Amendments.............................   69
  Termination............................   70
NOTE RATINGS.............................   70
MATERIAL LEGAL ASPECTS OF THE
  RECEIVABLES............................   71
  Transfer of Receivables................   71
  Conservatorship and Receivership.......   72
  Consumer Protection Laws...............   74
FEDERAL INCOME TAX CONSEQUENCES..........   75
  Tax Classification of the Issuer and
     the Notes...........................   76
  Consequences to Holders of the Offered
     Notes...............................   78
  State and Local Tax Consequences.......   81
ERISA CONSIDERATIONS.....................   81
PLAN OF DISTRIBUTION.....................   82
REPORTS TO NOTEHOLDERS...................   83
WHERE YOU CAN FIND MORE INFORMATION......   83
GLOSSARY OF TERMS FOR PROSPECTUS.........   85
GLOBAL CLEARANCE, SETTLEMENT AND TAX
  DOCUMENTATION PROCEDURES...............  A-1
  Initial Settlement.....................  A-1
  Secondary Market Trading...............  A-2
  Certain U.S. Federal Income Tax
     Documentation Requirements..........  A-3

                       SUMMARY: OVERVIEW OF TRANSACTIONS

Each series of notes will be issued by First National Master Note Trust and will include one or more classes of notes, representing debt of the issuer. Each series and class may differ as to timing and priority of distributions, allocations of losses, interest rates, amount of distributions in respect of principal or interest and credit enhancement. We, First National Funding LLC, will disclose the details of these timing, priority and other matters in a prospectus supplement for each series.

Initially, the primary asset of the issuer will be a collateral certificate issued by First Bankcard Master Credit Card Trust to us and transferred to the issuer under a transfer and servicing agreement. It represents a beneficial interest in the assets of First Bankcard Master Credit Card Trust. First Bankcard Master Credit Card Trust owns primarily credit card receivables arising in VISA(R) and MasterCard(R)(1) revolving credit card accounts.

The credit card receivables will either be originated by First National Bank of Omaha or one of its affiliates or will be acquired by the bank from third-party financial institutions. The receivables comprising the trust have been transferred directly or indirectly by the bank to the trust.

Under the pooling and servicing agreement initially entered into by the bank in 1995, the bank, in its capacity as transferor, designated some eligible accounts from its portfolio of VISA and MasterCard credit card accounts and transferred the receivables in those accounts to the trust. For a period from December 31, 1995 through September 30, 2000, First National Bank South Dakota, an affiliate of First National Bank of Omaha, was the owner of some or all of the credit card accounts and the transferor or a co-transferor under the pooling and servicing agreement. Effective October 1, 2000, the credit card accounts were transferred to First National Bank of Omaha, which then again became sole transferor under the pooling and servicing agreement.

The transactions described above were implemented, in part, through amendments to the pooling and servicing agreement.

The applicable transferor or co-transferor that was party to the pooling and servicing agreement continued to transfer additional receivables generated in those accounts, and from time to time designated additional accounts, to First Bankcard Master Credit Card Trust until the October 2002 amendment to the pooling and servicing agreement. The amendment, among other things, designated us as the transferor replacing the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated some eligible accounts to us and transferred the receivables created in the accounts after the date of the agreement to us. Under the receivables purchase agreement, the bank will, from time to time, designate additional accounts to us and transfer additional receivables to us and will also occasionally remove accounts previously designated. Under the amended pooling and servicing agreement, in our capacity as transferor, we will transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust and designate to the trust all accounts designated to us by the bank.

---------------

(1) VISA(R) and MasterCard(R) are federally registered servicemarks of VISA U.S.A., Inc. and MasterCard International Inc., respectively.

The bank will continue to own the accounts that are designated to the trust.

After all outstanding series of investor certificates that have been issued by First Bankcard Master Credit Card Trust have been retired, we may cause First Bankcard Master Credit Card Trust to terminate, at which time the receivables remaining in First Bankcard Master Credit Card Trust will be transferred to the issuer and held directly by the issuer. We refer to the entity--either First Bankcard Master Credit Card Trust or the issuer--that holds the receivables at any given time as the trust.

The notes will represent the right to payments from a portion of collections on the credit card receivables held by the trust.

In addition, a portion of certain fees payable by VISA and MasterCard to the bank, which are attributable to cardholder charges for merchandise and services, known as interchange, will be treated as collections of finance charge receivables.

All new receivables generated in the designated accounts will be automatically transferred to the trust. The total amount of receivables held by the trust will fluctuate daily as new receivables are generated and payments are received on existing receivables.

The bank continues to service the receivables that are transferred to the trust and will act as the issuer's administrator. The Bank of New York is the trustee for First Bankcard Master Credit Card Trust. The Bank of New York will also act as indenture trustee for the issuer. The issuer will grant a security interest in its assets--including the collateral certificate or, if First Bankcard Master Credit Card Trust has been terminated, the receivables--to the indenture trustee for the benefit of the noteholders.

                                  RISK FACTORS

       The following is a summary of the principal risk factors that apply to an investment in the notes. You should consider the following risk factors and any risk factors in the accompanying prospectus supplement before deciding whether to purchase the notes.

IT MAY NOT BE POSSIBLE TO FIND
AN INVESTOR TO PURCHASE YOUR
   NOTES. The underwriters may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

SOME LIENS WOULD BE GIVEN
PRIORITY
   OVER YOUR NOTES WHICH COULD
   CAUSE DELAYED OR REDUCED
   PAYMENTS.                      We and the bank account for the transfer of
                                  the receivables as a sale. Even so, a court could conclude that we or the bank own the receivables and that the trust holds only a security interest. Even if a court would reach that conclusion, however, steps will be taken to give the indenture trustee a first-priority perfected security interest, either directly or through First Bankcard Master Credit Card
                                  Trust.

                                  If a court were to conclude that the trust has only a security interest, a tax or governmental lien or other lien imposed under applicable state or federal law on our property or the bank's property arising before receivables come into existence may be senior to the trust's interest in the receivables. Additionally, if a receiver or conservator were appointed for the bank, the fees and expenses of the receiver or conservator might be paid from the receivables before the trust receives any payments on the receivables. In addition, the trust may not have a first-priority perfected security interest in collections that have been commingled with other funds. If any of these events were to occur, payments to you could be delayed or reduced. See "Material Legal Aspects of the Receivables--Transfer of Receivables" and "Description of the Notes--Representations and Warranties" in this prospectus.

IF A CONSERVATOR OR RECEIVER
WERE
   APPOINTED FOR FIRST NATIONAL
   BANK OF OMAHA, OR IF WE
   BECOME A DEBTOR IN A
   BANKRUPTCY CASE, DELAYS OR
   REDUCTIONS IN PAYMENT OF YOUR
   NOTES COULD OCCUR.             If the bank were to become insolvent, the FDIC
                                  could act as conservator or receiver for the bank. In that role, the FDIC would have broad powers to repudiate contracts to which the bank was party if the FDIC determined that the contracts were burdensome and that repudiation would promote the orderly administration of the bank's affairs. Also, if the FDIC were acting as the bank's conservator or receiver, the FDIC might have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

                                  The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made before the repeal or modification.

                                  We have structured the issuance of the notes with the intention that the transfers of the receivables by the bank would have the benefit of this rule. If the FDIC were to assert that the rule does not apply to these transfers of receivables or that these transactions do not comply with certain banking laws, however, payments of principal and interest on your notes could be delayed and, if the FDIC were successful, possibly reduced. Furthermore, if the FDIC were successful, the FDIC could--

                                      -   require the indenture trustee or any
                                          of the other transaction parties to go
                                          through the administrative claims
                                          procedure established by the FDIC in
                                          order to obtain payments on the notes;

                                      -   obtain a stay of any actions by any of
                                          those parties to enforce the
                                          transaction documents against the
                                          bank; or

                                      -   repudiate the transaction documents
                                          and limit the affected parties' claims
                                          to their "actual direct compensatory
                                          damages" (as defined in the statute
                                          that governs the FDIC's authority and
                                          actions as a receiver or conservator).

                                  If the FDIC were to successfully take any of these actions, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

                                  We are a wholly-owned bankruptcy remote
                                  subsidiary of the bank and our limited
                                  liability company agreement limits the nature of our business. If, however, we became a debtor in a bankruptcy case, and our transfer of the receivables to the trust were construed as a grant of a security interest to secure a borrowing, your payments of outstanding principal and interest could be delayed and possibly reduced.

                                  Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that--

                                      -   our assets (including the receivables)
                                          constitute assets of the bank
                                          available for liquidation and
                                          distribution by a conservator or
                                          receiver for the bank;

                                      -   we and our assets (including the
                                          receivables) should be substantively
                                          consolidated with the bank and its
                                          assets; or

                                      -   the FDIC's control over the
                                          receivables is necessary for the bank
                                          to reorganize or to protect the public
                                          interest.

                                  If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes. If a conservator or receiver were appointed for the bank, or if we were to become a debtor in a bankruptcy case, an early payment of principal on all outstanding series could result. Under the terms of the agreement that governs the transfer of the receivables from us to the trust, new principal receivables would not be transferred to the trust. However, the conservator or the receiver may have the power, regardless of the terms of that agreement, to prevent the early payment of principal or to require new principal receivables to continue being transferred. In addition, the conservator or receiver would have the power to prevent either the indenture trustee or the noteholders from appointing a new servicer or to direct the servicer to stop servicing the receivables. See "Material Legal Aspects of the Receivables--Conservatorship and Receivership" in this prospectus.

THE BANK MAY CHANGE THE TERMS
   AND CONDITIONS OF THE
   ACCOUNTS IN A WAY THAT
   REDUCES COLLECTIONS.           As owner of the accounts, the bank retains the
                                  right to change various account terms,
                                  including finance charges, other fees and the required monthly minimum payment. These changes may be voluntary on the part of the bank or may be required by law or dictated by market conditions. Changes in interest and fees could decrease the effective yield on the accounts and this could result in an early payment of principal of your notes. Changes could also cause a reduction in the credit ratings on your notes.

ALLOCATIONS OF CHARGED-OFF
   RECEIVABLES OR UNCOVERED
   DILUTION COULD REDUCE
   PAYMENTS TO YOU.               The primary risk associated with extending
                                  credit under the credit card accounts is the risk of default or bankruptcy of the customer, resulting in the customer's account balance being charged-off as uncollectable. We rely principally on the customer's creditworthiness for repayment of the account. The bank may not be able to successfully identify and evaluate the creditworthiness of cardholders to minimize delinquencies and losses. General economic factors, such as the rate of inflation, unemployment levels and interest rates, may result in greater delinquencies that lead to greater credit losses.

                                  Unlike charged-off receivables, reductions in the receivables due to returns of merchandise, unauthorized charges or disputes between a cardholder and a merchant and reductions in the receivables due to debt cancellation or debt deferral programs of the bank which are not covered by insurance or reserves, called dilution, are typically absorbed by reductions in our interest in the trust, which is referred to as the transferor interest, or reimbursed by us through cash deposits to the excess funding account and are not intended to be allocated to investors. However, to the extent our transferor interest is insufficient to cover dilution for any calendar month and we then default in our obligation to compensate the trust for these reductions, your series will be allocated a portion of the uncovered dilution. If the amount of charged-off receivables and any uncovered dilution allocated to your series of notes exceeds the amount of funds available to reimburse those amounts, you may not receive the full amount of principal and interest due to you. See "Description of Series Provisions--Investor Charge-Offs" in the accompanying prospectus supplement and "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

CURRENT AND PROPOSED REGULATION
   AND LEGISLATION MAY IMPEDE
   COLLECTION EFFORTS OR REDUCE
   COLLECTIONS OR RESTRICT THE
   MANNER IN WHICH THE BANK MAY
   CONDUCT ITS ACTIVITIES.        Various federal and state consumer protection
                                  laws regulate the creation and enforcement of consumer loans, including credit card accounts and receivables. Such laws and regulations, among other things, limit the fees and other charges that the bank can impose on customers, limit or prescribe certain other terms of the bank's products and services or require specified disclosures to consumers. General banking laws, regulations and guidelines specify minimum capital levels and address allowances for loan and lease losses for financial institutions. In some cases, the precise application of these statutes and regulations is not clear. In addition, numerous legislative and regulatory proposals are advanced each year which, if adopted, could have a material adverse effect on the amount of collections available to the trust or further restrict the manner in which the bank may conduct its activities, including its securitizations of credit card receivables.
                                  The failure to comply with, or adverse changes in, these laws or regulations or adverse changes in their interpretation, could make it more difficult for the servicer of the receivables to collect payments on the receivables or reduce the finance charges and other fees that can be charged, resulting in reduced collections.

                                  Receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors on those receivables. If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder's obligations to repay amounts due on its account and, as a result, the related receivables would be written off as uncollectable. See "Material Legal Aspects of the Receivables--Consumer Protection Laws" in this prospectus.

LIMITED REMEDIES FOR BREACHES OF
   REPRESENTATIONS COULD REDUCE
   OR
   DELAY PAYMENTS.                When we transfer the receivables to the trust,
                                  we make representations and warranties
                                  relating to the validity and enforceability of the receivables arising under the accounts designated to the trust, and as to the perfection and priority of the trustee's interest in the receivables and the indenture trustee's interest in the collateral certificate or, after First Bankcard Master
                                  Credit Card Trust terminates, the receivables.
                                  However, neither the trustee for First
                                  Bankcard Master Credit Card Trust, nor the owner trustee for First National Master Note
                                  Trust nor the indenture trustee will make any examination of the receivables or the related assets to determine the presence of defects or compliance with the representations and warranties or for any other purpose.

                                  A representation or warranty relating to the receivables may be violated if the related obligors have defenses to payment or offset rights, or our creditors or creditors of the bank claim rights to the trust assets. If a representation or warranty is violated, we may have an opportunity to cure the violation. If we are unable to cure the violation within the specified time period or if there is no right to cure the violation, we must accept reassignment of the receivables affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See "Description of the Notes--Representations and Warranties" in this prospectus.

PAYMENT AND ORIGINATION PATTERNS
   OF RECEIVABLES COULD REDUCE
   COLLECTIONS.                   The receivables transferred to the trust may
                                  be paid at any time. Prepayments represent principal reductions in excess of the contractually scheduled reductions. The rate of cardholder prepayments or defaults on credit card balances may be affected by a variety of economic factors, including interest rates and the availability of alternative financing, most of which are not within our control or the control of the bank.
                                  We cannot assure the creation of additional receivables in the accounts designated to the trust or that any particular pattern of cardholder payments will occur. A significant decline in either monthly payment rates or the amount of new receivables generated could result in the occurrence of a pay out event for one or more series and the commencement of the rapid amortization period for each of those series. If a pay out event occurs, you could receive payment of principal sooner than expected. In addition, changes in finance charges can alter the monthly payment rates of cardholders. A significant decrease in monthly payment rates could slow the return or accumulation of principal during an amortization period or accumulation period.
                                  See "Maturity Considerations" in the
                                  accompanying prospectus supplement.

                                  The credit card industry is highly
                                  competitive. There is increased competitive use of advertising, target marketing and pricing competition. Both traditional and new credit card issuers seek to expand or to enter the market and compete for customers. Congress and the states may enact new laws and amendments to existing laws to regulate further the credit card industry or to reduce finance charges or other fees or charges applicable to credit card accounts. In addition, certain credit card issuers assess periodic finance charges or other fees or charges at rates lower than the rate currently being assessed on most of the accounts.

                                  If cardholders choose to utilize other
                                  competing sources of credit, the rate at which new receivables are generated in the accounts may be reduced and purchase and payment patterns with respect to receivables may be affected. The trust will be dependent upon the bank's continued ability to generate new receivables. If the rate at which new receivables are generated declines significantly and the bank does not add additional accounts to the trust, a pay out event could occur.

THE BANK DEPENDS ON ITS ABILITY
TO SELL AND SECURITIZE ITS
   CREDIT
   CARD RECEIVABLES TO FUND NEW
   RECEIVABLES.                   The bank's ability to originate and service
                                  receivables depends upon its continued access to funding sources. The bank uses securitization of its credit card receivables as a significant funding vehicle, although its primary funding source is its retail consumer deposits. A number of factors affect securitization transactions, some of which are beyond the bank's control, including:

                                           -   conditions in the securities
                                               markets in general and the
                                               asset-backed securitization
                                               market in particular;

                                           -   interpretation and application of
                                               complex regulations and
                                               accounting rules, and changes
                                               therein;

                                           -   conformity in the quality of
                                               credit card receivables to rating
                                               agency requirements and changes
                                               in those requirements; and

                                           -   availability of credit
                                               enhancement.

                                  These factors could adversely affect the bank's ability to effect securitization transactions or the benefits to the bank of securitization transactions.

                                  Failure to obtain acceptable credit ratings or more stringent credit enhancement requirements could decrease the efficiency of or have an adverse effect on the timing of, or the bank's ability to effect, future securitizations.

                                  The bank intends to continue securitizations of its credit card receivables. The inability to securitize credit card receivables due to changes in the market, the unavailability of credit enhancements, or any other circumstance or event could have a material adverse effect on the bank's operating results and ability to generate new receivables.

SUBORDINATED CLASSES BEAR LOSSES
   BEFORE SENIOR CLASSES.         One or more classes of notes in a series may
                                  be subordinated to one or more senior classes of notes in the same series. Principal allocations to the subordinated class or classes may not begin until each of the more senior classes has been paid in full.
                                  Additionally, if collections of finance charge receivables allocated to a series are insufficient to cover amounts due for that series' senior notes or to pay servicer fees related to that series or to reimburse for that series' share of charged-off receivables or uncovered dilution, the collateral amount for the series might be reduced. This would reduce the amount of finance charge collections available to the series in future periods and could cause a possible delay or reduction in principal and interest payments on the subordinated notes.

COMMINGLING OF COLLECTIONS.       While First National Bank of Omaha is the
                                  servicer, collections held by the bank may, subject to some conditions, be commingled and used for the bank's own benefit prior to the business day before each distribution date. As a result, the trust may not have a perfected interest in those collections. In addition, if a receiver or conservator were appointed for the servicer at a time when collections were in the servicer's possession, the trust may not be able to obtain, or experience delays in obtaining, control of such collections.

                                  Prior to the occurrence of certain adverse events with respect to the servicer, the collection account may be maintained with the servicer. Upon the occurrence of any such event with respect to the servicer, the servicer shall deposit all collections into the collection account which shall be established with a qualified institution other than the servicer.

RECHARACTERIZATION OF PRINCIPAL
   RECEIVABLES WOULD REDUCE
   PRINCIPAL RECEIVABLES AND MAY
   REQUIRE THE ADDITION OF NEW
   RECEIVABLES.                   As described under "Description of the
                                  Notes--Discount Option," we may designate a percentage of the receivables that would otherwise be treated as principal receivables to be treated as finance charge receivables.
                                  This designation should decrease the
                                  likelihood of a pay out event occurring as a result of a reduction of the average net portfolio yield for a given period. However, this designation will also reduce the aggregate amount of principal receivables, which may increase the likelihood that we will be required to add receivables to the trust.
                                  If we were unable to add receivables and could not make a sufficient cash deposit into the excess funding account, one or more series of notes, including your series, could go into a rapid amortization period.

THE NOTE INTEREST RATE AND THE
   RECEIVABLES INTEREST RATE MAY
   RESET AT DIFFERENT TIMES, OR
   THE
   INTEREST RATE TERMS OF THE
   RECEIVABLES AND THE NOTES MAY
   OTHERWISE DIFFER, RESULTING
   IN
   REDUCED OR EARLY PAYMENTS TO
   YOU. Accounts may have finance charges assessed at either a fixed rate or at a variable rate with a fixed rate floor. A series of notes may bear interest either at a fixed rate or at a floating rate based on an index that may differ from that applicable to the accounts. If the interest rate charged on the accounts declines, collections of finance charge receivables may be reduced without a corresponding reduction in the amounts of interest payable on your notes and other amounts required to be paid out of collections of finance charge receivables. If the interest rate on the accounts declines or the interest rate on a series increases, this could decrease the spread, or difference, between collections of finance charge receivables and those collections allocated to make interest payments, servicing fee payments and some other amounts on your notes as set forth in the related prospectus supplement. This would increase the risk of early repayment of your notes, as well as the risk that there may not be sufficient collections to make all required payments on your notes.

WE MAY ASSIGN OUR OBLIGATIONS AS
   TRANSFEROR AND THE BANK MAY
   ASSIGN ITS OBLIGATIONS AS
   SERVICER.                      In our capacity as transferor and the bank's
                                  capacity as servicer, either of us may
                                  transfer our rights and obligations under the pooling and servicing agreement and transfer and servicing agreement to one or more entities without noteholders' consent so long as specific conditions are satisfied. The entity assuming the rights and obligations may or may not be affiliated with us or the bank. After the assignment, either we or the bank, as the case may be, would have no further liability or obligation under the pooling and servicing agreement or transfer and servicing agreement, other than those liabilities that arose prior to the transfer.

SOME JURISDICTIONS MAY HOLD
   OVER-LIMIT FEES TO BE
   UNENFORCEABLE AGAINST
   OBLIGORS, WHICH COULD CAUSE
   DELAYED OR REDUCED PAYMENTS
   ON YOUR NOTES.                 In July, 2002, the Sixth Circuit held that not
                                  disclosing over-limit fees as finance charges on an obligor's monthly statement violated the Truth in Lending Act, despite the defendant's reliance on the Federal Reserve Board's
                                  Regulation Z, which expressly states that over-limit fees are not finance charges under the Truth in Lending Act (Pfennig v. Household
                                  Credit Servs., Inc., 295 F.3d 522 (6th Cir.
                                  2002) cert. granted, 123 S. Ct. 2639 (2003)).
                                  However, the bank believes that it can
                                  distinguish its practices from those of the defendant in Pfennig, since the bank has strict over-limit fee policies and does not allow obligors to routinely and repeatedly exceed their limits, as was allowed by the defendant in Pfennig. However, if a court did hold over-limit fees to be improperly disclosed finance charges, these amounts may not be available as collections to be applied for payments on your notes. For additional discussion about our and the bank's obligations under these circumstances, see
                                  "Material Legal Aspects of the
                                  Receivables--Consumer Protection Laws."

       This prospectus uses defined terms. You can find a glossary of these terms under the caption "Glossary of Terms for Prospectus" beginning on page 85 in this prospectus.

                               IMPORTANT PARTIES

THE ISSUER

       The issuer of your notes will be First National Master Note Trust. The issuer is a statutory trust created under the laws of the State of Delaware. It operates under a trust agreement, dated as of October 16, 2002, between us and Wilmington Trust Company, as owner trustee.

       The activities of the issuer are limited to:

       - acquiring, owning and managing the trust assets and the proceeds of those assets;

       - issuing and making payments on the notes; and

       - engaging in related activities.

       The issuer's principal offices are in Wilmington, Delaware in care of Wilmington Trust Company, as owner trustee, at the following address: Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

       We will pay the fees of the owner trustee and will reimburse it for various liabilities and expenses.

FIRST NATIONAL FUNDING LLC

       We--First National Funding LLC--are a limited liability company formed under the laws of the State of Nebraska on April 16, 2002, and have two members:
First National Bank of Omaha and First National Funding Corporation. We were organized for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

FIRST BANKCARD MASTER CREDIT CARD TRUST

       The notes are secured by a beneficial interest in a pool of receivables that arise under VISA and MasterCard credit card accounts owned by the bank and designated by the bank as trust accounts. The receivables are currently held by First Bankcard Master Credit Card Trust, which was formed under the laws of the State of Nebraska. First Bankcard Master Credit Card Trust is operated under a pooling and servicing agreement amended and restated in October, 2002, among us, as transferor, the bank, as servicer, and The Bank of New York, as trustee. The Bank of New York was appointed as trustee in April, 2002 and replaced Bank One, National Association.

       First Bankcard Master Credit Card Trust has issued a collateral certificate to us that represents a beneficial interest in the receivables. We have transferred this collateral certificate to the issuer under a transfer and servicing agreement between us, as transferor, the bank, as servicer, and the issuer. The other outstanding series of investor certificates issued by First Bankcard Master Credit Card Trust and the notes are referred to in this prospectus, collectively, as the securities, and the holders of those securities are referred to as the securityholders. After all the outstanding series of investor certificates issued by First Bankcard Master Credit Card Trust are retired, we may cause First Bankcard Master Credit Card Trust to terminate, at which time the receivables will be transferred to the issuer under the transfer and servicing agreement and held directly by the issuer. Concurrently therewith, the bank will designate the underlying accounts to us and we will designate them to the issuer.

FIRST NATIONAL OF NEBRASKA, INC. AND FIRST NATIONAL BANK OF OMAHA

       First National of Nebraska, Inc. is an interstate financial holding company headquartered in Omaha, Nebraska with total managed assets of approximately $14 billion as of August 31, 2003. It became a private company on October 9, 2002 when the registration of its common stock was terminated. Organized in 1968, its principal subsidiaries include:

       - First National Bank of Omaha and its subsidiaries;

       - First National Bank and Trust Company of Columbus;

       - First National Bank (doing business as First National Bank of Alliance
         - Chadron - Gering - North Platte - Scottsbluff and, in Chadron, as First National Bank North Platte);

       - Platte Valley State Bank & Trust Company;

       - The Fremont National Bank and Trust Company;

       - First National of Illinois, Inc.;

       - First National Bank of Kansas;

       - First National Bank South Dakota;

       - First National of Colorado, Inc. and its wholly owned subsidiaries, including First National Bank, Ft. Collins, First National Bank of Colorado, and Union Colony Bank; and

       - InfiCorp Holdings, Inc.

       The bank subsidiaries offer banking and trust services to the retail, commercial and agricultural areas which they serve. First National of Nebraska, Inc. has nonbanking subsidiaries, which in the aggregate are not material.

       First National Bank of Omaha is a nationally chartered, OCC regulated bank headquartered in Omaha, Nebraska. It was chartered in 1863 and is the oldest national bank west of the Mississippi River.

       First National of Nebraska, Inc., including First National Bank of Omaha and other subsidiaries, has 50 years of experience providing credit card services and was one of the originators of the bank credit card industry. In 2002, the First National of Nebraska, Inc. group was ranked the eighth largest bank issuer of credit cards and the fifteenth largest overall issuer based on the amount of managed credit card loans outstanding. In addition to servicing accounts owned by it, First National Bank of Omaha performs credit card servicing activities on behalf of other banks owned by First National of Nebraska, Inc., including data processing, payment processing, statement rendering, marketing, customer service, credit administration and card embossing.

       First National of Nebraska, Inc. continues to make substantial investments in data processing technology for its own data processing needs and to provide various data processing services for unaffiliated parties. The services provided include automated clearinghouse transactions, merchant credit card processing and check processing. In 2002, the First National of Nebraska, Inc. group included the ninth largest merchant credit card processor in the United States, with $28.7 billion in sales volume in 2002 and $26.6 billion in sales volume in 2001 and one of the top twenty largest automated clearinghouse processors in the country.

       The bank acts as administrator for the note trust.

                       THE BANK'S CREDIT CARD ACTIVITIES

       The receivables that have been and will be conveyed to the trust pursuant to the pooling and servicing agreement have been and will be generated under the VISA and MasterCard International programs and were originated by the bank or an affiliate or acquired by the bank or an affiliate. On December 31, 1995, some of the First National Bank of Omaha's credit card accounts were consolidated at First National Bank South Dakota, the bank's affiliate, to take advantage of compounding interest, effectively raising its portfolio yield. For this reason, as of January 1, 1996, substantially all of the bank's credit card accounts were owned by this affiliate. Following changes in Nebraska law, all non-delinquent credit card accounts were reconveyed to, and consolidated at, First National Bank of Omaha effective October 1, 2000. Delinquent credit card accounts were either charged off and closed or reconveyed to First National Bank of Omaha after the delinquency was cured. First National Bank of Omaha services the accounts at its facilities located in Omaha, Bloomfield, Kearney and Wayne, Nebraska, as well as Yankton, South Dakota.

       In July 1995, accounts with an aggregate receivables balance of approximately $450 million were designated for inclusion in the trust. In order to support the issuance of subsequent series, additional accounts were added to the trust between 1997 and now.

       The bank issued its first credit card in 1953, and has 50 years of operating history. Throughout this time period, management has been focused on developing the credit card business. The bank has been among the first to introduce new concepts within the credit card industry, such as exporting interest rates across state borders in the early 1970s and converting the managed portfolio to variable rate pricing in 1983.

       Under agent bank agreements, a card is issued to a customer of the agent bank with the name of the agent bank prominently displayed on the front of the card, but the cardholder agreement is with the bank. For the entire portfolio of accounts managed by the bank, agent bank accounts have grown from approximately 1% at the end of 1996 to approximately 15.6% as of August 31, 2003, measured by total managed receivables. As of August 31, 2003, approximately 19.6% of the total receivables in the trust portfolio arose under agent bank accounts. In some cases, when an agent bank relationship is established, the bank may purchase existing accounts from the agent bank. The bank conducts a due diligence review of purchased accounts to confirm that the accounts were acquired under origination policies which do not differ significantly from those used by the bank. As of August 31, 2003, one agent bank's accounts constituted approximately 6.5% of the trust portfolio, measured by total receivables.

       The trust portfolio also includes affinity cards and co-branded cards, which constituted less than 2.4% of the total receivables in the trust portfolio as of August 31, 2003. All affinity cards and co-branded cards included in the trust portfolio were originated by the bank.

ACQUISITION

       The bank focuses on prime-quality customers and targets customers who tend to revolve their debt. As a result, based on self-reported information from the largest issuers, management estimates that the portion of the managed portfolio represented by customers who revolve their credit card balances is approximately 5% higher than the industry average. No assurances can be given that this tendency will continue.

       The bank obtains compiled lists from various sources to review for potential credit card customers. The bank then contacts targeted customers either by telemarketing or direct mail. Other application sources include magazine and catalog inserts, and "take-one" application invitations at the branches of the bank, its affiliates and agent banks.

       The bank offers a variety of credit card products to its customers, including standard cards, gold and platinum cards, lifestyle cards, affinity cards, and a limited number of co-branded offers.

       Historically, the bank has relied more heavily on invitation-to-apply solicitations than pre-approved offers. The bank targeted pre-approved solicitations to only more creditworthy prospects, while it solicited a broader class of prospective customers with invitation-to-apply applications. The bank believes that this strategy helped it to maintain stronger credit quality by reducing adverse cardholder selection. With the development of more accurate scoring and predictive behavior models, the bank has shifted its strategy to focus its efforts on pre-approved marketing campaigns that are more competitive in today's marketplace. The majority of the marketing efforts are implemented in-house, although the bank makes limited use of third-party providers for some direct mail and telemarketing services.

UNDERWRITING

       Most applications are compatible for scanning into an imaging system that uses intelligent character recognition, known as ICR. Non-ICR applications, limited in number, must be keyed directly from the application. Telemarketing applications are fed electronically. Applications are processed through an automated credit application processing system licensed from a third party.

       Custom scorecards and a third-party credit bureau risk score are both used to determine the creditworthiness of non-pre-approved applicants. The custom scorecards were statistically developed and are empirically derived based on the bank's portfolio history. The bank benefits from a long history in the credit card business and is currently using fourth generation scorecards. The scorecards are validated internally on a quarterly basis and the bank is currently transitioning to monthly validation. The most recent scorecards were implemented during the fourth quarter of 2000. These scorecards were developed and limited to the use of information provided by credit bureaus. Information provided by applicants is no longer used. Credit bureau reports are requested from one or more of the three credit bureau agencies for all non-pre-approved applicants. A custom score is system-generated from each applicant's respective credit bureau report.

       Non-pre-approved applications are automatically declined if the custom score and the credit bureau report risk score are both unacceptable. All other non-pre-approved applications are queued for a manual judgmental review, which includes some recommended auto-approvals, based on credit scores and other minimum credit standards. A credit analyst reviews each of these applications to evaluate the credit quality of the applicants. Also, necessary background checks are performed as needed; this includes address verification, employment verification, and verification of bank references. Minimum standards must be met before credit will be granted. These standards include, but are not limited to, a minimum annual income level, a maximum debt-to-income percentage, employment, established credit, no confirmed bankruptcies or recent delinquencies, and a maximum number of active credit cards and credit inquiries. If any of these standards are not met, the application will be declined but the applicant may be invited to apply for an account with lower standards.

       The third-party credit bureau risk score, a credit bureau bankruptcy score, and other credit characteristics, similar to the non-pre-approved minimum standards, are used to pre-qualify individuals for pre-approved offers. Back-end credit bureau reports are requested for all pre-qualified responders. Pre-approved applications are automatically declined if the bankcard adjusted credit bureau risk score is unacceptable. All other pre-approved applications are queued for a manual judgmental review, which includes some recommended auto-approvals, based on pre-qualified offer conditions. A credit analyst reviews each of these applications and compares the offer conditions to the responder's current credit profile. The analyst will also perform necessary verification checks. Subject to applicable laws and regulations, including the Fair Credit Reporting Act, the bank may choose to decline pre-qualified responders if the credit review process reveals the offer conditions are no longer satisfied. Bank management believes the risk associated with pre-approved solicitations is mitigated due to the back-end review process.

       The credit analysts have the authority to override the minimum standards for both pre-approved and non-pre-approved applications. Documentation is required for all overrides.

       All credit limits, pre-approved and non-pre-approved, are system-assigned using an internal matrix based on the bankcard adjusted credit bureau risk score and the applicant's total income. The maximum system-generated limit is $25,000. The credit analyst may override the system assigned limit, up to their lending authority with some product restrictions. A credit analyst may approve up to $15,000. Senior credit analysts, senior administrative assistants, lead credit analysts, associate managers and managers may approve up to $25,000. Senior bankcard risk managers approve all limits greater than $25,000 with required supporting documentation such as financial statements, tax returns, paycheck stubs, and bank references. Three senior bankcard risk managers' signatures are required, along with supporting documentation, for lines of $50,000 and higher.

       The bank employs customary industry techniques for fraud prevention and detection which begins once an application is received. Each application passes through two "negative" files; the internal fraud database and an external card association database. A team of credit analysts reviews all suspicious/fraudulent applications. Other bank employees review suspicious account activity, suspicious payments, and alert reports for fraudulent activity or indications of credit risk. Further, the bank maintains a group of fraud investigators to pursue fraud suspects in coordination with local and federal law enforcement. Fraud prevention and detection personnel use a variety of available verification tools to assist in their efforts.

BILLING AND PAYMENTS

       The bank offers both fixed and floating rate credit cards to its customers, with more emphasis on the floating rate products. Substantially all floating rate cards are indexed to the one-month London Interbank Offered Rate, which is referred to as LIBOR; the interest rates on these cards are reset monthly. The interest rates on the floating rate cards are not reset lower than a specified minimum rate. As of August 31, 2003, the interest rate on substantially all of the floating rate credit cards are at the specified minimum percentage. The bank has numerous pricing points for both its fixed-rate and floating rate accounts. Most new accounts are established with a temporary low introductory rate which resets to a higher standard floating rate at the end of the introductory period. The introductory period may be six, nine or twelve months; however, the introductory period for most accounts is nine months. In general, accounts have a higher floating rate for cash advances and are subject to even higher-rate penalty pricing for violating terms of the cardholder agreement. All fixed rate accounts provide the bank with the option of switching to a variable rate upon proper disclosure.

       A billing statement is sent to each cardholder at the end of any billing cycle during which the account had a balance or any other activity. A minimum monthly payment is billed in each such month. Effective November 1, 2003, the minimum payment is generally the greater of (1) $10 plus billed finance charges and fees, and (2) the greater of 2.0% of the outstanding balance or $10. The bank, as servicer, receives payments at a lockbox in Omaha, Nebraska and processes payments.

       The bank may assess a late fee if it does not receive the minimum payment by the payment due date. The bank may also assess a fee for checks that are dishonored for any reason. An over-limit fee may also be assessed if the cardholder's account is over its credit limit when billed. These fees, generally $29 to $35, in addition to administrative fees for services requested by the cardholder, are added to the account balance and treated as a purchase.

       A monthly finance charge is generally not assessed on new purchases if all balances shown on the billing statement are paid by the payment due date. Otherwise, finance charges accrue on new purchases from the date they are posted to the account. Finance charges accrue on cash advances from the date of transaction.

DELINQUENCY, CHARGE-OFFS AND RECOVERIES

       An account is contractually delinquent if the minimum monthly payment is not received by the payment due date. A scoring strategy based on, among other things, behavior scores is employed to prioritize the past due accounts for collection activity. The bank uses collection system software originally purchased from a third party vendor in 1990. This software has been upgraded and maintained with in-house technology staff. The collection system documents the efforts of each collector and has real-time reporting capabilities providing timely statistics at the collector, group, class and system levels.

       Accounts that are delinquent are handled by collection departments in Bloomfield, Nebraska, Wayne, Nebraska and Yankton, South Dakota, which also handle some collections for third parties. Accounts from five to twenty-nine days past due are handled by two predictive dialers to support and enhance collection performance. The predictive dialers allow for high-speed dialing and a significantly improved contact per collector hour rate. The dialers presently support in excess of 156 stations and over 450,000 dial attempts each month. Accounts that are more than 30 days past due are processed by all three facilities. The Yankton facility is capable of staffing up to 218 collectors, the Wayne facility is capable of handling up to 173 collectors and the Bloomfield facility is capable of handling up to 33 collectors. As of August 31, 2003, there were 204 collectors at the Yankton facility, 132 collectors at the Wayne facility and 33 collectors at the Bloomfield facility. New collectors receive over 80 hours of training, while experienced collectors receive 40 hours of additional training each year. The average tenure for a full time collector is over eight and one-half years.

       Delinquent accounts are assigned to queues within the collection system. Typically the accounts are grouped together by the stage of delinquency, although some accounts are segregated for other reasons. These reasons may include consumer credit counseling services, debt management repayment plans, specific letter programs or legal and regulatory requirements. Each queue varies in size with the number of accounts on the class assignment. Accounts are classified by the system at billing. However, the accounts are reviewed by the collection system each night and may be reclassified if a new condition exists, typically payments, that will change the delinquency classification.

       All delinquent accounts stay in the collection system until they are paid current or charged-off. The bank uses a system of automated charge-offs that removes and reclassifies accounts based on the status of the account. Accounts are automatically charged-off the night of the beginning of the seventh past due billing cycle, which is when the accounts are 180 days past due. Accounts coded as bankrupt are charged-off 60 days after bankruptcy confirmation. Accounts of deceased cardholders are charged-off automatically 15 days after determination that there are no proceeds from an estate. Fraud accounts are automatically charged-off 90 days from the date of the last financial activity. Settlement accounts are charged-off by the system upon receipt of the agreed amount. In all cases aging takes precedence and should an account reach the seventh delinquent billing cycle, the account will be charged-off automatically.

       The bank's re-aging policy allows for an account to be returned to current status if three consecutive minimum payments are received on a delinquent account over the course of three months. Re-ages on accounts more than 90 days delinquent are reviewed and approved by a collector. Accounts are only eligible for re-aging once in a calendar year, no more than twice in a five-year period and no more than three times ever. All collection account re-ages are reviewed and approved by a collector in accordance with regulatory guidelines.

       Post charge-off accounts are handled by the recovery department located in Omaha, Nebraska. The recovery department is responsible for claims on the accounts of deceased cardholders and bankrupt accounts, post charge-off settlement arrangements, collection agency selection and placement, and attorney selection and placement. Additionally, this department handles all objections to bankruptcy cases and represents the bank in litigation for the recovery of the credit card accounts. An automated system is used to select and track the placement and performance of accounts that are assigned to collection agencies. Current recovery strategies allow for placement through a series of agencies which may include an affiliate of the servicer. Timing of placements varies through the process and the contingency fee rises as the accounts cycle through the process.

ACCOUNT SERVICING

       The bank's strategy is to provide quality products and quality customer service. The bank supports this focus with credit card customer service centers in Omaha and Kearney, Nebraska. The bank utilizes technology to enhance customer service, rather than to lower operating expenses. Based on industry self-reporting, management of the bank believes its voluntary attrition rate to be less than the industry average.

       The bank utilizes a predictive behavior scoring system developed by a third party for account risk assessment and scoring. In addition to updating credit bureau scores quarterly, this system produces a monthly behavior score under one of six scorecards using information on cardholder performance. These scores are used to dictate collection activity in a variety of customer retention and activation programs, including determining credit limit increase or decrease actions, and assisting in account pricing and reissue decisions. Credit limits on existing accounts are automatically reviewed each month for adjustment upward or downward, although credit limits are increased no more than once every six months.

PROCESSING

       With respect to the accounts, all processing functions are performed by the bank. These processing functions have been performed internally since the inception of the bank's credit card business. The bank believes internal processing provides many advantages over the bank's competition, including offering new products and services more quickly, rapid creation and implementation of new management reports and the efficient integration of new technology.

       The bank's disaster recovery plan includes a long-term contract with a third party. The contract provides for a remote hot site and the disaster recovery plan and the hot site is tested once each year. If communication problems occur, phone and data communication lines can be rerouted to the bank's various sites. The rerouting plan is also tested twice each year.

                              THE TRUST PORTFOLIO

       We refer to the accounts that have been designated as trust accounts as the trust portfolio. References to the trustee in this prospectus will refer to
(a) The Bank of New York, as trustee of First Bankcard Master Credit Card Trust under the pooling and servicing agreement for so long as First Bankcard Master Credit Card Trust holds the receivables, or (b) The Bank of New York, as indenture trustee, if the issuer holds the receivables.

       In addition to the receivables in the trust portfolio, the notes will be secured by:

       - all proceeds of these receivables and related payments under credit insurance policies and similar debt cancellation and debt deferral programs provided directly or indirectly by the bank and/or its affiliates, and other related recoveries, net of expenses of collection;

       - all monies on deposit in specified trust accounts or investments made with these monies, including any earned investment proceeds, if the prospectus supplement for your series of notes so indicates;

       - our rights under the receivables purchase agreement;

       - the right to receive related interchange; and

       - proceeds of any related credit enhancement or derivative contracts, consisting of interest rate swaps, currency swaps, credit swaps, interest rate caps, interest rate floors or bankruptcy options, which are instruments under which a counterparty assumes the risk of an increase in bankruptcies in exchange for payment, each as described in the prospectus supplement for your series of notes.

       Receivables in the trust consist of:

       - principal receivables, which are amounts charged by trust account cardholders for goods, services and cash advances; and

       - finance charge receivables, which include interchange, periodic finance charges and other amounts charged to trust accounts, including cash advance fees, annual cardholder fees, over-limit fees, late fees and returned check fees.

       The receivables arise in the bank's VISA and MasterCard credit card accounts. In addition, we have the right, and in some cases the obligation, to designate from time to time additional Eligible Accounts to the trust portfolio and to convey to the trust all receivables in those additional accounts, whether those receivables are then existing or thereafter created. The accounts and the related receivables may be originated by the bank or, with rating agency approval, acquired by the bank from others. The designation of new accounts and sale of related receivables to the trust will be limited by the conditions described in "Description of the Notes--Addition of Trust Assets" in this prospectus.

       Some, but not all, designations of new accounts require confirmation from each of the rating agencies that the addition will not impair its rating of any outstanding securities. Our right to automatically add additional Eligible Accounts to the trust as they arise is subject to the quantitative limitations described in "Description of the Notes--Addition of Trust Assets" in this prospectus.

       The accounts must be Eligible Accounts as of the date we designate them as additional accounts. Once these accounts are designated, only the receivables arising under these accounts, and not the accounts themselves, are sold. In addition, as of the date on which any new receivables are created, we will represent and warrant to the trust that the receivables conveyed to the trust on that day are Eligible Receivables. However, we cannot guarantee that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the trust.

       Under some circumstances, with rating agency approval, we may also designate that some accounts will no longer be trust accounts, and the receivables originated under these accounts will be removed from the trust. Throughout the term of the trust, the trust portfolio will consist of receivables originated in the initial accounts plus receivables originated in any additional accounts and minus receivables originated in any removed accounts.

       We cannot assure you that additional accounts will be of the same credit quality as the initial accounts. Moreover, additional accounts may contain receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described in this prospectus. Additional accounts may also have different credit guidelines, balances and ages. Consequently, we cannot assure you that the accounts will continue to have the characteristics described in this prospectus as additional accounts are added. In addition, if we designate additional accounts with lower periodic finance charges, that may have the effect of reducing the portfolio yield.

       The prospectus supplement relating to each series of notes will provide the following information about the trust portfolio of VISA and MasterCard accounts, as of the date specified:

       - the amount of principal receivables;

       - the amount of finance charge receivables;

       - the range of balances of the accounts;

       - the range and average of credit limits of the accounts;

       - the range and average of ages of the accounts;

       - the geographic distribution of the accounts; and

       - delinquency statistics relating to the accounts.

                                USE OF PROCEEDS

       We will receive the net proceeds from the sale of each series of notes offered by this prospectus and will use those proceeds (a) to retire existing series of investor certificates, and (b) for general corporate purposes.

                            DESCRIPTION OF THE NOTES

       The issuer will issue one or more series of notes under a master indenture and an indenture supplement entered into by the issuer and the indenture trustee. The following summaries describe all material provisions common to each series of notes. The accompanying prospectus supplement gives you all of the additional material terms specific to the notes of your series. The summaries are qualified by all of the provisions of the transfer and servicing agreement, the indenture and the related indenture supplement and the pooling and servicing agreement and the related collateral series supplement. We have filed forms of each of the pooling and servicing agreement, the related collateral series supplement for First Bankcard Master Credit Card Trust, the transfer and servicing agreement, the indenture and an indenture supplement with the SEC as exhibits to the registration statement relating to the notes.

       The notes will be secured by and paid from the assets of the issuer. The amount of collateral allocated for any series of notes, called its collateral amount, will be specified in the related prospectus supplement. Each series of notes will be allocated collections of principal receivables and finance charge receivables based on its allocation percentage, which will be based on the collateral amount for that series and will be calculated as described in the related prospectus supplement.

       Each series of notes may consist of one or more classes, one or more of which may be senior notes and one or more of which may be subordinated notes. Each class of a series will evidence the right to receive a specified portion of each distribution of principal or interest or both. Each class of a series may differ from other classes in some aspects, including:

       - amounts allocated to principal payments and interest payments;

       - maturity date;

       - interest rate; and

       - availability and amount of enhancement.

       We or our assigns will have the right to receive all cash flows from the assets of the trust not required to make payments on the securities, payments of servicing fees or payments to provide credit enhancement for any series of securities.

       During the revolving period, the amount of collateral for a series will remain constant unless reduced on account of:

       - defaulted receivables or uncovered dilution or;

       - reallocation of principal collections to cover shortfalls in the payment of interest, servicing fees or other specified amounts to be paid from finance charge collections.

See "--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus. The amount of principal receivables in the trust, however, will vary each day as new principal receivables are created and others are paid. Our interest in the trust, called the transferor interest, will fluctuate each day to reflect the changes in the amount of the principal receivables in the trust and certain amounts available in the excess funding account. When a series is amortizing, the collateral amount of that series will decline as customer payments of principal receivables are collected and distributed, or accumulated for distribution, to the noteholders. As a result, the transferor interest will generally increase to reflect reductions in the collateral amount for that series and will also change to reflect the variations in the amount of principal receivables in the trust and the amount available in the excess funding account. The transferor interest may also be reduced as the result of new issuances by the issuer, see "--New Issuances of Notes" in this prospectus, or increases in variable funding certificates issued by the issuer or First Bankcard Master Credit Card Trust.

       Generally, notes offered under this prospectus and the accompanying prospectus supplement:

       - will be represented by notes registered in the name of a DTC nominee;

       - will be available for purchase in minimum denominations of $1,000 and multiples of $1,000 in excess of that amount; and

       - will be available for purchase in book-entry form only.

       The accompanying prospectus supplement will specify if your notes have different characteristics from those listed above.

       DTC has informed us that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of each series of notes. As an owner of beneficial interests in the notes, you will generally not be entitled to a definitive note representing your interest in the issued notes because you will own notes through a book-entry record maintained by DTC. References in this prospectus and the accompanying prospectus supplement to distributions, reports, notices and statements to noteholders refer to DTC or Cede & Co., as registered holder of the notes, for distribution to you in accordance with DTC procedures. All references in this prospectus and the accompanying prospectus supplement to actions by noteholders shall refer to actions taken by DTC upon instructions from DTC participants.

       The accompanying prospectus supplement may state that an application will be submitted to list your series or class of notes on the Luxembourg Stock Exchange or another exchange.

BOOK-ENTRY REGISTRATION

       This section describes the form your notes will take, how your notes may be transferred and how payments will be made to you.

       The information in this section concerning DTC and DTC's book-entry system has been provided by DTC. We have not independently verified the accuracy of this information.

       You may hold your notes through DTC in the U.S., Clearstream or Euroclear in Europe or in any other manner described in the accompanying prospectus supplement. You may hold your notes directly with one of these systems if you are a participant in the system, or indirectly through organizations which are participants.

       Cede & Co., as nominee for DTC, will hold the global notes. If the aggregate principal amount of any class of any series of notes exceeds $500,000,000, one global note will be issued with respect to each $500,000,000 of principal amount and an additional global note will be issued with respect to any remaining principal amount of such class. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream customers and the Euroclear participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

       DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Participants also may include the underwriters of any series. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies, as indirect participants, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

       Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream customers and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

       Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, which will be based on European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to Clearstream's and Euroclear's depositaries.

       Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during that processing day will be reported to the relevant Clearstream customer or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

       Note owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, notes may do so only through participants and indirect participants. In addition, note owners will receive all distributions of principal of and interest on the notes made by the indenture trustee through the participants who in turn will receive them from DTC. Under a book-entry format, note owners may experience some delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., as nominee for DTC. DTC will forward those payments to its participants, which thereafter will forward them to indirect participants or note owners. It is anticipated that the only "noteholder" will be Cede & Co., as nominee of DTC. Note owners will not be recognized by the indenture trustee as noteholders, as that term is used in the indenture, and note owners will only be permitted to exercise the rights of noteholders indirectly through the participants who in turn will exercise the rights of noteholders through DTC.

       Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the notes and is required to receive and transmit distributions of principal and interest on the notes. Participants and indirect participants with which note owners have accounts with respect to the notes similarly are required to make book-entry transfers and receive and transmit those payments on behalf of their respective note owners. Accordingly, although note owners will not possess notes, note owners will receive payments and will be able to transfer their interests.

       Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a note owner to pledge notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of those notes, may be limited due to the lack of a physical certificate for those notes.

       DTC has advised us that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose account with DTC the notes are credited. Additionally, DTC has advised us that it will take those actions with respect to specified percentages of the collateral amount only at the direction of and on behalf of participants whose holdings include interests that satisfy those specified percentages. DTC may take conflicting actions with respect to other interests to the extent that those actions are taken on behalf of participants whose holdings include those interests.

       Clearstream is incorporated under the laws of Luxembourg. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream in any of 34 currencies, including United States dollars. Clearstream provides to its Clearstream customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and therefore is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, among others, and may include the underwriters of any series of notes. Clearstream's U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is also available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream and Euroclear.

       Euroclear was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 34 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Euroclear Bank S.A./N.V. as the Euroclear operator. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. Euroclear participants include central banks and other banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any series of notes. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

       Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under these rules and laws only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

       Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

       Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

DEFINITIVE NOTES

       Notes that are initially cleared through DTC will be issued in definitive, fully registered, certificated form to note owners or their nominees, rather than to DTC or its nominee, only if:

       - we advise the indenture trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to that series or class of notes, and the indenture trustee or the issuer is unable to locate a qualified successor;

       - we, at our option, advise the indenture trustee in writing that we elect to terminate the book-entry system through DTC with respect to that series or class of notes; or

       - after the occurrence of a servicer default, a pay out event or an event of default, note owners representing more than 50%--or another percentage specified in the accompanying prospectus supplement--of the outstanding principal amount of the notes of that series or class advise the indenture trustee and DTC through participants in writing that the continuation of a book-entry system through DTC or a successor to DTC is no longer in the best interest of those note owners.

       If any of these events occur, DTC must notify all participants of the availability through DTC of definitive notes. Upon surrender by DTC of the definitive instrument representing the notes and instructions for re-registration, the issuer will execute and the indenture trustee will authenticate the notes as definitive notes, and thereafter the indenture trustee will recognize the registered holders of those definitive notes as noteholders under the indenture.

       Distributions of principal and interest on the notes will be made by the indenture trustee directly to holders of definitive notes in accordance with the procedures set forth in this prospectus and in the indenture. Interest payments and any principal payments on each distribution date will be made to holders in whose names the definitive notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of the noteholders as it appears on the register maintained by the indenture trustee. However, the final payment on any note--whether definitive notes or the notes registered in the name of Cede & Co. representing the notes--will be made only upon presentation and surrender of that note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide this notice to registered noteholders not later than the fifth day of the month of the final distributions.

       Definitive notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which will initially be the indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the issuer and transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange. The transfer agent and registrar will not be required to register the transfer or exchange of definitive notes for a period of twenty days preceding the due date for any payment on those definitive notes.

INTEREST PAYMENTS

       Your class of notes will pay interest on the dates and at the interest rate specified in the accompanying prospectus supplement. The interest rate on any note may be a fixed, floating or any other type of rate as specified in the accompanying prospectus supplement. If your notes bear interest at a floating or variable rate, the accompanying prospectus supplement will describe how that rate is calculated.

       Interest payments or deposits on any distribution date or on the business day before a distribution date, which we refer to as a transfer date, will be funded from:

       - collections of finance charge receivables allocated to the series during the preceding monthly period or periods, including net recoveries, interchange and collections of excess finance charge receivables allocated to the series from other series;

       - investment earnings, if any, on any funds held in trust accounts, to the extent described in the accompanying prospectus supplement;

       - any credit enhancement or derivative instrument, to the extent described in the accompanying prospectus supplement; and

       - collections of principal receivables treated as collections of finance charge receivables as described under "--Discount Option," to the extent described in the accompanying prospectus supplement.

       If interest payments will be made less frequently than monthly, an interest funding account may be established to accumulate the required interest amount. If a series has more than one class of notes, that series may have more than one interest funding account. For any series, all accrued and unpaid interest will be due and payable on the final maturity date of such series.

PRINCIPAL PAYMENTS

       Each series will begin with a revolving period during which no principal payments will be made to the noteholders of that series. However, if specified in the accompanying prospectus supplement, principal may be payable during the revolving period in connection with a partial amortization. A partial amortization would occur if the transferor were required to add receivables and was unable to designate sufficient Eligible Accounts and the transferor elected to avoid a pay out event by commencing a partial amortization.

       The revolving period for each series will be scheduled to end on or no later than a specified date, at which time a new period will begin during which principal collections available to that series will be set aside on a daily basis to repay the series. That new period is called an amortization period if partial principal payments are made each month and an accumulation period if the available principal is accumulated for a series over one or more months to pay off a class in full. If the amount paid or accumulated each month is limited to some specified figure, then the amount paid or accumulated is called a controlled distribution amount or controlled accumulation amount.

       However, each series will also be subject to pay out events, which could cause the revolving period to end earlier than scheduled or could terminate an existing amortization period or accumulation period. Upon a pay out event, a rapid amortization period will begin, during which available principal will be distributed monthly and will not be limited to any controlled distribution amount or controlled accumulation amount provision. Finally, a series with an accumulation period may specify some adverse events as accumulation events, rather than pay out events, resulting in an early start to an accumulation period or removing any limitation based on a controlled accumulation amount.

       Principal payments for any series or class will be funded from collections of principal receivables allocated to that series or class and from other sources specified in the accompanying prospectus supplement. In the case of a series with more than one class of notes, the noteholders of one or more classes may receive payments of principal at different times. The accompanying prospectus supplement will describe the manner, timing and priority of payments of principal to noteholders of each class.

       Funds on deposit in any principal accumulation account for a series may be subject to a guaranteed rate agreement or guaranteed investment contract or other arrangement intended to assure a minimum rate of return on the investment of those funds if specified in the related prospectus supplement. In order to enhance the likelihood of the payment in full of the principal amount of a series or a related class of notes at the end of an accumulation period, that series or class of notes may be subject to a principal guaranty or other similar arrangement if specified in the related prospectus supplement.

TRANSFER AND ASSIGNMENT OF RECEIVABLES

       The receivables comprising the trust have been transferred either directly by the bank to the trust or by the bank to us, and in turn, by us to the trust. Under the pooling and servicing agreement entered into by the bank in 1995, the bank, in its capacity as transferor, transferred the receivables in designated accounts to the trust. The pooling and servicing agreement was amended and restated in 1997, and was subsequently amended. In particular, it was amended and restated in October 2002, to designate us as the transferor in replacement of the bank. At the same time, we entered into a receivables purchase agreement with the bank whereby the bank designated the accounts previously designated to the trust to us and transferred the receivables created after the date of the agreement, together with its rights under the pooling and servicing agreement, to us. The bank will also transfer and assign future receivables created in these accounts and additional accounts to us. Under the amended pooling and servicing agreement or the transfer and servicing agreement in our capacity as transferor, we transfer all receivables sold to us by the bank under the receivables purchase agreement to the trust.

       We and the bank have indicated and, in connection with each future transfer of receivables to the trust, will indicate in our computer files that the receivables have been conveyed to the trust. In addition, the servicer has provided or caused to be provided to the trustee and the trust computer files or microfiche lists, containing a true and complete list showing each account, identified by account number and by total outstanding balance as of a specified date on or prior to the date of transfer. Neither we nor the bank will deliver to the trustee or the trust any other records or agreements relating to the accounts or the receivables, except in connection with additions or removals of accounts. Except as stated in this paragraph, the records and agreements that the bank maintains relating to the accounts and the receivables are not and will not be segregated from other documents and agreements relating to other credit card accounts and receivables and are not and will not be stamped or marked to reflect the transfers described in this paragraph. We and the bank have filed in all appropriate jurisdictions Uniform Commercial Code financing statements with respect to the receivables meeting the requirements of applicable law. See "Risk Factors--Some liens would be given priority over your notes which could cause delayed or reduced payments" and "Material Legal Aspects of the Receivables" in this prospectus.

NEW ISSUANCES OF NOTES

       We may cause the owner trustee, on behalf of the issuer, to issue one or more new series of notes. We will define all principal terms of each new series in an indenture supplement. Each series issued may have terms and enhancements that are different than those for any other series. No prior noteholders' consent will be required for the issuance of an additional series of notes, and we do not expect to request such consents. We may offer any series under a prospectus or other disclosure document in transactions either registered under the Securities Act or exempt from registration under the Securities Act directly, through one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

       Unless First Bankcard Master Credit Card Trust has been terminated, the interests of all series of notes in the receivables and the other trust assets will be evidenced by a single global certificate held by the issuer. A new collateral series will be issued and evidenced by the global certificate upon the issuance of each series of notes.

       No new series may be issued unless we satisfy various conditions, including that:

       (1) each rating agency confirms that the new issuance will not impair its rating of any outstanding series or class of securities;

       (2) we certify that we reasonably believe, based on the facts known to the certifying officer, that the new issuance will not cause a pay out event, an event of default or materially and adversely affect the amount or timing of distributions to be made to the noteholders of any series or class;

       (3) after giving effect to the new issuance, the transferor interest is not less than the Minimum Transferor's Interest and the Aggregate Principal Receivables are not less than the Minimum Aggregate Principal Receivables;

       (4) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

             (a) except as otherwise stated in the related indenture supplement, the notes of the new series will be characterized as debt;

             (b) the issuance will not adversely affect the tax characterization as debt of the notes of any outstanding series or class that were characterized as debt at the time of their issuance as confirmed by an opinion of counsel to that effect delivered at the time of such issuance;

             (c) the new issuance will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

             (d) the new issuance will not cause or constitute an event in which gain or loss would be recognized by any noteholder; and

       (5) unless First Bankcard Master Credit Card Trust has been terminated, all of the conditions required for it to issue a new series of investor certificates are satisfied, as described under "Pooling and Servicing Agreement--New Issuances of Investor Certificates" in this prospectus.

       Holders of notes of any outstanding series or class will not have the right to review or consent to any subsequent issuance of notes. A series or class of notes may be issued privately, which series or class would therefore not be offered pursuant to this prospectus and a prospectus supplement.

REPRESENTATIONS AND WARRANTIES

       As of the closing date for each series of securities and the date each account is designated for inclusion to the trust, we represent to the trust that:

       - each account is an Eligible Account as of the date it is designated to the trust and each receivable is an Eligible Receivable on the date it is transferred to the trust;

       - the account schedule and information contained therein is accurate and complete in all material respects;

       - we own all right, title and interest in each such receivable and have the right to transfer it to the trust; and

       - all governmental approvals required to be obtained by us or the bank in connection with the transfer of each such receivable to the trust have been obtained and remain in full force and effect.

       If any of these representations is not true in any material respect for any receivables as of the date specified in the representation and as a result of the untrue statement or breach the related account becomes a defaulted account or the trust's rights in the receivables or the proceeds of the receivables are impaired or are not available to the trust free and clear of any lien, we are required to accept reassignment of the affected receivable. Except in limited circumstances, we will be permitted 60 days to cure the breach.

       As of the closing date for each series of securities and the date each account is designated for inclusion to the trust, we represent to the trust that each receivable has been conveyed to the trust free and clear of any liens, other than liens permitted by the pooling and servicing agreement and the transfer and servicing agreement, and in compliance in all material respects with all laws applicable to us and/or the bank. If such representation is breached, or a receivable is not an Eligible Receivable because the trust does not have good and marketable title to a receivable, and in either case, one of the specified conditions as to the result or the nature of the breach is met, then receivables in the account containing such affected receivables will be automatically removed from the trust as required in the pooling and servicing agreement or transfer and servicing agreement.

       We will accept retransfer of any receivable affected as described above by directing the servicer to deduct the principal amount of the receivable from the transferor interest. If this would reduce the transferor interest below the Minimum Transferor's Interest, or cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, we will make a cash deposit in the excess funding account in the amount sufficient to cure the greater of such shortfalls, within 10 business days after such event. Any deduction or deposit is considered a repayment in full of the ineligible receivable.

       On the closing date for each series, and on each addition date, in our capacity as transferor, we will also make representations and warranties to the trust as to:

       - our valid existence and good standing as a limited liability company under the laws of the State of Nebraska and our ability to perform our obligations under each transaction document;

       - our qualification to do business and good standing in any state required in order to conduct business and our possession of necessary licenses and approvals required under federal and Nebraska law (no representation or warranty is made with respect to any qualifications, licenses or approvals which the trustee would have to obtain to do business in any state in which the trustee seeks to enforce any receivable);

       - the due authorization, execution, delivery and performance of each transaction document to which we are a party;

       - the enforceability of each transaction document against us as legal, valid and binding obligations;

       - the effectiveness of the agreement governing our transfer of the receivables to the trust as either a valid sale, transfer and assignment of, or a grant of a first priority perfected security interest in, the receivables, other than liens permitted by that transfer agreement; and

       - the absence of any transferor claims or interests in the collection account, excess funding account, series accounts or credit enhancement for a series, except as otherwise expressly provided in the transaction documents.

       If any of these representations and warranties is false in any material respect and the breach of the representation or warranty has a material adverse effect on the receivables or the availability of the proceeds of the receivables to the trust, then either the trustee or securityholders holding more than 50% of the principal amount of all series of securities may direct us to accept retransfer of the entire trust portfolio. We will be permitted 60 days after the direction is given, or a longer period, as may be specified in the direction, to cure the breach.

       The reassignment price would equal the aggregate outstanding principal amounts for all series of securities, in each case as of the last day of the monthly period preceding the date on which the reassignment is scheduled to be made, plus accrued and unpaid interest on the securities through that last day, minus any principal or interest paid or allocated to the holders of securities of any series on the related distribution date in the monthly period in which that reassignment occurs plus or minus any other amounts specified in any prospectus supplement.

       Reassignment of any affected receivables or the entire trust portfolio to us, as the case may be, is the sole remedy with respect to any breach of the representations and warranties described in this section.

       On the closing date for each series prior to termination of First Bankcard Master Credit Card Trust, in our capacity as transferor, we will also make the following representations and warranties to the issuer:

       - the transfer and assignment of the collateral certificate under the transfer and servicing agreement constitutes:

        (a)    either a sale of the collateral certificate;

        (b) a grant of a perfected security interest therein from us to the issuer; or

        (c) a grant of a perfected security interest in the collateral certificate from us to the indenture trustee.

       - the collateral certificate has not been sold, transferred, assigned or pledged by us to any person other than pursuant to the transfer and servicing agreement;

       - immediately prior to our transfer and assignment to the issuer, we have good and marketable title to the collateral certificate free and clear of all liens, other than liens permitted by the transfer and servicing agreement;

       - immediately upon our transfer and assignment of the collateral certificate to the issuer, the issuer will have either (a) good and marketable title to the collateral certificate free and clear of all liens, other than liens permitted by the transfer and servicing agreement or (b) a perfected security interest in the collateral certificate; and

       - all actions necessary under the applicable Uniform Commercial Code have been taken to give either the issuer or the indenture trustee a first priority perfected security interest or ownership interest in the collateral certificate.

ADDITION OF TRUST ASSETS

       We may, at our option, designate additional accounts to the trust, the receivables in which will be sold and assigned to the trust. We have agreed to exercise this right when requested to do so by the bank. We are permitted to continue designating additional accounts without obtaining confirmation of the rating of any outstanding securities so long as the following limits are not exceeded:

       - for any monthly period, there may be no more than one designation and no designation may include any accounts acquired by the bank from third-party financial institutions;

       - the principal balance of the additional accounts does not exceed either:

        - the product of:

          (a)    15% and

          (b) the aggregate amount of principal receivables in the trust as of the first day of the third preceding monthly period;

            minus the principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust, or

        - the product of:

          (a)    20% and

          (b) the aggregate amount of principal receivables in the trust as of the first day of the calendar year in which the addition is to occur;

            minus the principal receivables in the additional accounts added since that date, measured for each such additional account as of the date that additional account was added to the trust.

       We may exceed these limitations or add accounts acquired by the bank from third-party financial institutions if the rating agencies for all outstanding series confirm that doing so will not impair their ratings of any outstanding securities. Following the termination of First Bankcard Master Credit Card Trust, there will be an additional limitation to those in the preceding paragraph, which requires that the number of the additional accounts does not exceed either:

       - the product of:

         (a) 15% and

         (b) the number of accounts in the trust as of the first day of the third preceding monthly period;

           minus the number of additional accounts added since that date, or

       - the product of:

         (a) 20% and

         (b) the number of accounts in the trust as of the first day of the calendar year in which the addition is to occur;

           minus the number of additional accounts added since that date.

       We may also exceed these limitations if the rating agencies for all outstanding series confirm that doing so will not impair their ratings of any outstanding securities.

       In addition, we will be required to make an addition of accounts to the trust on or before the tenth business day following (i) any monthly period during which the transferor interest averaged over that period is less than the Minimum Transferor's Interest and (ii) any monthly period for which the Aggregate Principal Receivables as of the last business day are less than the Minimum Aggregate Principal Receivables. The amount of the required addition is the amount necessary to cure the deficit.

       When we transfer receivables in additional accounts to the trust, we must satisfy several conditions, including:

       - we must give each rating agency, the indenture trustee and the servicer prior notice of each addition, and if the additional accounts would exceed the limits described above for additional accounts or include accounts purchased from third-party financial institutions, then each rating agency must confirm that the addition will not impair its rating of any outstanding securities;

       - we must deliver a written assignment to the trustee;

       - we must represent and warrant that:

        - each additional account is an Eligible Account and each receivable in such additional account is an Eligible Receivable;

        - no selection procedures that we believe to be materially adverse to the securityholders were used in selecting the additional accounts;

        - we are not insolvent;

        - the transfer of the additional receivables constitutes a valid transfer and assignment to the trust of all our right, title or interest in the receivables in the additional accounts or the grant of a first priority perfected security interest in those receivables free and clear of any liens except for liens permitted under the pooling and servicing agreement or the transfer and servicing agreement; and

       - we must deliver an opinion of counsel with respect to the perfection of the transfer and related matters and an officer's certificate certifying matters regarding the accounts, the assignment, the marking of its computer files to identify the additional accounts and the delivery of a schedule of the additional accounts.

REMOVAL OF ACCOUNTS

       We have the right to remove accounts from the list of designated accounts and to require the reassignment to us or our designee of all receivables in the removed accounts. Our right to remove accounts is subject to the satisfaction of several conditions, including that:

       (1) each rating agency confirms that the removal will not impair its rating of any outstanding securities,

       (2)    the removal will not, in our reasonable belief:

             - cause a pay out event to occur for any series,

             - cause the transferor interest to be less than the Minimum
               Transferor's Interest, or cause the Aggregate Principal Receivables to be less than the Minimum Aggregate Principal Receivables, or

             - result in the failure to make any payment specified in the related supplement with respect to any series of securities,

       (3)    we represent and warrant that:

             - accounts, or administratively convenient groups of accounts, such as billing cycles, were chosen for removal randomly or otherwise not on a basis intended to select particular accounts or groups of accounts for any reason other than administrative convenience and no selection procedure was used by us that is materially adverse to the interests of the holders of securities or

             - accounts were identified because of a third-party cancellation, or expiration without renewal, of an affinity, private-label or similar arrangement,

       (4) the principal receivables of the removed accounts are less than 5% of the aggregate amount of principal receivables in the trust, or if a series has been paid in full, the initial principal amount of that series,

       (5) we deliver to the owner trustee, indenture trustee and the trustee for First Bankcard Master Credit Card Trust, if applicable, the written assignment, the computer file listing removed accounts, and our officer's certificate confirming compliance with the conditions, and for any monthly period, there may be no more than one removal.

       However, defaulted accounts, and the receivables in such accounts, will be removed from the list of designated accounts without satisfying the conditions specified above.

COLLECTION AND OTHER SERVICING PROCEDURES

       As servicer, the bank will be responsible for servicing and administering the receivables in the trust portfolio in accordance with the bank's policies and procedures for servicing credit card receivables comparable to the receivables in the trust portfolio. The servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of credit card receivables.

DISCOUNT OPTION

       We have the option to reclassify up to 4% of collections of principal receivables in the trust portfolio as collections of finance charge receivables. If we do so, the reclassified percentage of collections of principal receivables for the trust portfolio for each monthly period will be considered collections of finance charge receivables and will be allocated with all other collections of finance charge receivables in the trust portfolio.

       We may exercise this option in order to compensate for a decline in the portfolio yield, but only if in our reasonable belief there would be sufficient principal receivables to allow for that discounting. Exercise of this option would result in a larger amount of collections of finance charge receivables and a smaller amount of collections of principal receivables. By doing so, we would reduce the likelihood that a pay out event would occur as a result of a decreased portfolio yield and, at the same time, would increase the likelihood that we will have to add principal receivables to the trust.

       We may not designate receivables for reclassification unless each rating agency confirms that doing so will not impair its rating of any outstanding series or class of securities. We may not designate receivables for reclassification if in our reasonable belief a pay out event would occur.

TRUST ACCOUNTS

       The servicer has established and will maintain a collection account as a segregated account for the benefit of the securityholders. The trust documents also establish an excess funding account for the benefit of the securityholders, which account may be a subaccount of the collection account. Each of the collection account and the excess funding account must be set up with a Qualified Institution.

       The funds on deposit in these accounts may be invested at the direction of the servicer in highly rated liquid investments that meet the criteria described in the indenture or the related indenture supplement for that series. Any investments will be required to mature monthly on or before the business day prior to the related distribution date. Net earnings on the collection account will be remitted to the servicer and not be considered part of the trust estate. Net earnings on the excess funding account will be treated as collections of finance charge receivables.

       So long as the bank is servicer, it is authorized pursuant to the indenture to withdraw from the collection account any funds not required by the indenture or an indenture supplement to be deposited into the collection account.

       A reserve account and/or a spread account may be established in connection with a series of notes. Unless otherwise specified in the related series supplement, net earnings on such investments will be treated as follows. So long as the required reserve account amount is on deposit in the reserve account, any net investment earnings will be withdrawn and deposited into the collection account and will be treated as collections of finance charge receivables. So long as the required spread account amount is on deposit in the spread

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

account, any earnings, net of losses and investment expenses, will be withdrawn and paid to us. Any remaining earnings on the spread account will not be considered part of the account or as trust assets and will be remitted to us.

FUNDING PERIOD

       On the closing date for any series of notes, the total amount of principal receivables in the trust available to that series may be less than the total principal amount of the notes of that series. If this occurs, the initial collateral amount for that series of notes will be less than the principal amount of that series of notes. In this case, the related prospectus supplement will set forth the terms of the funding period, which is the period from that series' closing date to the earliest of:

       - the date that series' collateral amount equals the principal amount of that series of notes;

       - the date specified in the related prospectus supplement, which will be no later than one year after that series' closing date; and

       - the commencement of a rapid amortization period.

       During the funding period, the portion of the collateral amount not invested in receivables will be maintained in a pre-funding account, which is a trust account established with the indenture trustee for the benefit of the noteholders of that series. On the closing date for that series of notes, this amount may be up to 100% of the principal balance of that series of notes. The collateral amount for that series will increase as new receivables are transferred to the trust or as the collateral amounts of other outstanding series of securities are reduced. The collateral amount may decrease due to principal payments or investor charge-offs and uncovered dilution allocated to the series.

       During the funding period, funds on deposit in the pre-funding account will be paid to us as the collateral amount increases. If the collateral amount for that series is not increased so that the initial collateral amount equals the initial principal balance of the notes of that series, less any principal payments on that series and any investor charge-offs and uncovered dilution allocated to that series, by the end of the funding period, any amount remaining in the pre-funding account will be repaid to noteholders.

       The prospectus supplement for a series with a funding period will set forth:

       - the series' initial collateral amount;

       - the initial principal balance of the series of notes;

       - the date on which the series' collateral amount is expected to equal the series' initial principal balance, less any principal payments on that series and any investor charge-offs and uncovered dilution allocated to that series;

       - the date by which the funding period will end; and

       - what other events, if any, will occur if the end of the funding period is reached before the full collateral amount is funded.

       We will file a Current Report on Form 8-K with the SEC following the termination of any funding period containing updated trust portfolio information.

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

APPLICATION OF COLLECTIONS

       Except as described in this paragraph and the second following paragraph, the servicer must deposit into the collection account, no later than two business days after processing, all payments made on receivables in the trust portfolio. However, the servicer will be able to use for its own benefit all collections received relating to the receivables in each monthly period until the business day preceding the related distribution date if:

       (1)    the bank remains the servicer; and

       (2)    the servicer either:

             - provides a letter of credit, surety bond or similar arrangement covering the collection and payment obligations of the servicer acceptable to each rating agency, as evidenced by a letter from each rating agency,

             - has and maintains a certificate of deposit or short-term debt rating of at least A-1 by Standard & Poor's, P-1 by Moody's and F1 by Fitch or, in each case, a lower rating satisfactory to the applicable rating agency, or

             - makes other arrangements such that each rating agency confirms that this action will not impair the ratings of any outstanding series or class of securities.

       The servicer currently has not provided a letter of credit or made other arrangements, and does not maintain the rating necessary to satisfy any of the preceding clauses.

       The servicer is only required to make daily or periodic deposits to the collection account during any calendar month to the extent that the funds are needed for deposit into other trust accounts or distribution to securityholders or other parties on or prior to the related distribution date. If the collection account balance ever exceeds the amount needed for those deposits or distributions, the servicer may (1) discontinue daily deposits for that calendar month, (2) withdraw the excess and pay that amount to us or our assigns and (3) withdraw or retain its servicing fee for any series for that month.

       The servicer will then allocate all collections of finance charge receivables and principal receivables among each series of securities and the transferor interest based on the respective allocation percentages for each series and the transferor's percentage. The transferor's percentage at any time will equal 100% minus the total of the applicable allocation percentages for all outstanding series of notes and investor certificates. To the extent that the transferor interest is greater than the Minimum Transferor's Interest, any principal collections allocated to the transferor interest will be paid to us or our assigns as collected. If the transferor interest is less than the Minimum Transferor's Interest, principal collections allocated to the transferor interest will be deposited in the excess funding account. The collections allocated to each series will be retained in the collection account or applied as described in the related prospectus supplement.

SHARED EXCESS FINANCE CHARGE COLLECTIONS

       If a series is identified in the prospectus supplement for that series as included in a group, collections of finance charge receivables allocated to that series in excess of the amount needed to make deposits or payments for the benefit of that series will be shared with other series of securities that have been designated for inclusion in the same group. The servicer will allocate the aggregate of the excess finance charge collections for all series of securities in the same group to cover any payments required to be made out of finance charge collections for any series in that group that have not been covered out of the finance charge collections allocable to those series. If the finance charge shortfalls exceed the excess finance charge collections for any group for any calendar month, excess finance charge collections will be allocated pro rata among the applicable series of securities based on the relative amounts of finance charge shortfalls. Unless otherwise provided in the related prospectus supplement, excess finance charge collections remaining after covering shortfalls with respect to all outstanding series in a group will be paid to us. We cannot assure you that there will be any excess finance charge collections for any month.

SHARED PRINCIPAL COLLECTIONS

       If a series is identified in the related prospectus supplement as included in a group, collections of principal receivables allocated to that series in excess of amounts needed to make deposits or payments for the benefit of that series will be shared with other series of securities designated for inclusion in the same group--including any series of investor certificates designated to the same group. The servicer will allocate the aggregate of the shared principal collections for all series of securities in the same group to cover any required principal distributions to securityholders and deposits to principal accumulation accounts, if any, for any series that have not been covered out of the collections of principal receivables allocable to those series, and then, at our option, for application as principal with respect to any variable interest in the group. Shared principal collections will not be used to cover investor charge-offs for any series of securities.

       If the principal shortfalls exceed the amount of shared principal collections for any calendar month, shared principal collections for all series in the group will be allocated pro rata among the applicable series based on the relative amounts of principal shortfalls. If shared principal collections exceed principal shortfalls, the balance will be paid to us or our assigns or deposited in the excess funding account under the circumstances described under "--Excess Funding Account" below. We cannot assure you that there will be any shared principal collections for any month.

EXCESS FUNDING ACCOUNT

       On each business day on which the transferor interest is less than the Minimum Transferor's Interest, the servicer will deposit collections of principal receivables allocable to the transferor interest and excess shared principal collections otherwise distributable to us or our assigns, into the excess funding account until the transferor interest equals the Minimum Transferor's Interest. Funds may also be deposited in the account to cover dilution, as described below under "--Defaulted Receivables; Dilution; Investor Charge-Offs." Funds on deposit in the excess funding account will be withdrawn and paid to us or our assigns on each day to the extent that the transferor interest exceeds the Minimum Transferor's Interest. In addition, when any series is in an accumulation, amortization or other similar period, the principal balance on deposit in the excess funding account will be treated like shared principal collections.

       Net investment income earned on amounts in the excess funding account will be withdrawn monthly from the excess funding account and treated as collections of finance charge receivables.

DEFAULTED RECEIVABLES; DILUTION; INVESTOR CHARGE-OFFS

       Receivables in any account will be charged-off as uncollectable in accordance with the bank's credit card guidelines and the bank's customary and usual policies and procedures for servicing revolving credit card receivables comparable to the receivables. The bank's current policy is to charge-off the receivables in an account when that account becomes 180 days delinquent. An account becomes delinquent if the minimum payment is not made by the payment date. On the date on which a receivable is charged-off, the receivable will no longer be shown as an amount payable on the servicer's records and will cease to be a receivable.

       Each series will be allocated a portion of defaulted receivables in an amount equal to its allocation percentage for defaulted receivables, as specified in the related prospectus supplement, of the aggregate amount of principal receivables in any accounts charged-off during each calendar month.

       Unlike defaulted receivables, dilution, which includes reductions in principal receivables as a result of returns, unauthorized charges, shortfalls in insurance proceeds and reserves under the bank's debt cancellation and debt deferral programs and the like, is not intended to be allocated to investors. Instead, these reductions are applied to reduce the aggregate amount of principal receivables used to calculate the transferor interest and to test compliance with the Minimum Aggregate Principal Receivables test. To the extent reductions for dilutions would reduce the transferor interest below the Minimum Transferor's Interest, or reduce the Aggregate Principal Receivables below the Minimum Aggregate Principal Receivables amount, we are required to deposit the amount required to cure the greater of such deficits into the trust's excess funding account. Principal collections payable to the transferor can also be used to fund such deposit. However, if the bank defaults on its obligation to make a payment to cover dilution, and collections payable to the transferor do not cover the shortfall, then a portion of any resulting shortfall in receivables will be allocated to your series as specified in the accompanying prospectus supplement.

       On each distribution date, if the sum of the defaulted receivables and any uncovered dilution allocated to any series is greater than the finance charge collections and other funds available to cover those amounts as described in the related prospectus supplement, then the collateral amount for that series will be reduced by the amount of the excess. Any reductions in the collateral amount for any series on account of defaulted receivables and dilution will be reinstated to the extent that finance charge collections and other amounts on deposit in a segregated trust account established for the related series are available for that purpose on any subsequent distribution date as described in the related prospectus supplement.

       Unless otherwise specified in the prospectus supplement relating to a series, on the last day of each calendar month, the trust will automatically convey to us all receivables in accounts that became defaulted accounts during that month, together with any related interchange. Any related net recoveries and insurance proceeds will not be so transferred.

FINAL PAYMENT OF PRINCIPAL

       If so specified in the prospectus supplement relating to a series, we will, at the option of the servicer, purchase the notes at any time after the remaining outstanding principal amount of that series is 10% or less of the initial principal amount of that series. The option to purchase the notes will not be available to us if the repurchase price (net of any amounts on deposit in the principal accumulation account and available for distribution to the noteholders) exceeds the lesser of the estimated fair market value, or the par value plus accrued interest, of a portion of the receivables in Eligible Accounts then designated to the trust equal to the collateral amount. The repurchase price will equal:

       - the outstanding principal amount of the notes of that series, plus

       - any accrued and unpaid interest (including interest on any overdue interest as required in the related prospectus supplement for a series) through the day preceding the distribution date on which the repurchase occurs (or, if the repurchase does not occur on a distribution date, through the next distribution date).

       For any series of notes, the related prospectus supplement may specify additional conditions to the purchase option.

       Each prospectus supplement will specify the final maturity date for the related series of notes, which will generally be a date falling substantially later than the expected principal payment date. For any series, principal will be due and payable on the final maturity date. The failure to pay principal in full not later than the final maturity date will be an event of default, and the indenture trustee or holders of a specified percentage of the notes of that series will have the rights described under "The Indenture--Events of Default; Rights upon Event of Default" in this prospectus.

PAIRED SERIES

       The prospectus supplement for a series of notes will specify whether that series may be paired with a previously or later issued series so that a decrease in the collateral amount of the previously issued series results in a corresponding increase in the collateral amount of the later issued series. In general, a series may be issued as a paired series so the trust can fund the amount by which the previously issued series either has amortized or has accumulated funds for a principal payment.

       The later issued series will either be pre-funded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of the previously issued series or will have a variable principal amount.

       During an amortization period or accumulation period in which the amount paid or accumulated is limited to the controlled distribution amount or controlled accumulation amount, respectively, for any series that is paired with a later issued series, as principal payments are made on that previously issued series or deposits are made for purposes of principal payments:

                (a) in the case of a pre-funded paired series, an equal amount of funds on deposit in any pre-funding account for that pre-funded paired series will be released, which funds will be distributed to us;

                (b) in the case of a paired series having a variable principal amount, an interest in that variable paired series in an equal or lesser amount may be sold by the issuer, and the proceeds from the issuance will be distributed to us; and

                (c) in either case, the collateral amount of the later issued series will increase by up to a corresponding amount.

       If a pay out event occurs for the previously issued series or its paired series when the previously issued series is amortizing, the allocation percentage for the allocation of collections of principal receivables for the previously issued series may be reset to a lower percentage as described in the prospectus supplement for that series and the period over which it will amortize may be lengthened as a result. The extent to which the period over which it amortizes is lengthened will depend on many factors, only one of which is the reduction of its allocation percentage. For a discussion of these factors, see "Maturity Considerations" in the accompanying prospectus supplement.

PAY OUT EVENTS

       The revolving period for your series of notes will continue through the date specified in the accompanying prospectus supplement unless a pay out event occurs prior to that date. A pay out event occurs with respect to all series issued by the issuer upon the occurrence of any of the following events:

                (a) bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to us or the bank;

                (b) First Bankcard Master Credit Card Trust or the issuer becomes subject to regulation as an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                (c) we are unable for any reason to transfer receivables to the trust or the bank is unable for any reason to transfer receivables to us when required.

       In addition, a pay out event may occur with respect to any series upon the occurrence of any other event specified in the accompanying prospectus supplement. On the date on which a pay out event is declared or deemed to have occurred, the rapid amortization period or, if so specified in the accompanying prospectus supplement, the accumulation period will commence. If, because of the occurrence of a pay out event, the rapid amortization period begins earlier than the scheduled commencement of an amortization or accumulation period or prior to an expected principal payment date, noteholders will begin receiving distributions of principal earlier than they otherwise would have, which may shorten the average life of the notes.

       In addition to the consequences of a pay out event discussed above, unless otherwise specified in the accompanying prospectus supplement, if insolvency or similar proceedings under the Bankruptcy Code or similar laws occur with respect to the bank or us, on the day of that event we will immediately cease to transfer principal receivables to the trust and promptly give notice to the trustee for First Bankcard Master Credit Card Trust, the indenture trustee and the owner trustee of this event. Any principal receivables transferred to the trust prior to the event, as well as collections on those principal receivables, and finance charge receivables accrued at any time with respect to those principal receivables, will continue to be part of the trust assets. Following the occurrence of an event of this type, prior to the termination of First Bankcard Master Credit Card Trust, unless securityholders representing more than 50% of each class of each series of securities have disapproved of liquidation, the trustee for First Bankcard Master Credit Card Trust will sell the receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds of that sale or liquidation will be applied to payments on the outstanding series of securities as specified above in "--Application of Collections" and in the accompanying prospectus supplement.

       If the only pay out event to occur is our insolvency, the court may have the power to require the continued transfer of principal receivables to the trust. See "Risk Factors--If a conservator or receiver were appointed for First National Bank of Omaha, or if we become a debtor in a bankruptcy case, delays or reductions in payment of your notes could occur" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

       The servicer receives a fee for its servicing activities and reimbursement of expenses incurred in administering the issuer. The servicing fee for each series of notes for any distribution date will be equal to, with respect to any monthly period, one twelfth of the product of (a) the servicing fee percentage for that series and (b) the collateral amount for that series as of the last day of the preceding monthly period. The prospectus supplement for each series will describe the servicing fee percentage applicable to that series.

       The servicer will pay from its servicing compensation expenses of servicing the receivables, including payment of the reasonable fees and disbursements of the indenture trustee, the trustee for First Bankcard Master Credit Card Trust, the owner trustee and independent certified public accountants and other reasonable fees which are not expressly stated in the transfer and servicing agreement, the indenture, any indenture supplement, the pooling and servicing agreement or any supplement for First Bankcard Master Credit Card Trust to be payable by us, the issuer or the securityholders, other than liabilities, costs or expenses arising under any federal, state and local income and franchise tax laws.

       If so specified in a prospectus supplement, the servicer's recourse for a portion of the servicing fee allocable to the related series may be limited to interchange received by the trust and allocated to the noteholders of that series.

       Each series' servicing fee is payable each period from collections of finance charge receivables allocated to the series. Neither the issuer nor the noteholders are responsible for any servicing fee allocable to the transferor interest.

MATTERS REGARDING THE TRANSFEROR AND THE SERVICER

       The servicer may not resign from its obligations and duties, except upon a determination that performance of its duties is no longer permissible under applicable law, as evidenced by an opinion of counsel to that effect delivered to the trustee and there is no reasonable action that the servicer could take to make the performance of its duties permissible under applicable law.

       If the indenture trustee is unable to appoint a successor within 120 days of the determination that the servicer is no longer permitted to act as servicer, then the indenture trustee will act as servicer. If the indenture trustee is unable to act as servicer, it will petition an appropriate court to appoint an eligible successor.

       The servicer's resignation will not become effective until the indenture trustee or another successor has assumed the servicer's obligations and duties. The indenture trustee will notify each rating agency upon the appointment of a successor servicer.

       The servicer may delegate any of its servicing duties to any of its wholly-owned affiliates or any wholly-owned affiliates of its parent or to any entity that agrees to conduct those duties in accordance with the bank's credit card guidelines. However, the servicer's delegation of its duties will not relieve it of its liability and responsibility with respect to the delegated duties.

       The bank will indemnify the indenture trustee and its officers, directors, employees and agents for any losses, including legal fees, incurred by the indenture trustee in connection with its performance of its duties under the indenture, the transfer and servicing agreement and related documents except for any losses or expenses incurred as a result of the indenture trustee's fraud, willful misconduct or negligence.

       The servicer will indemnify First Bankcard Master Credit Card Trust, the issuer, the owner trustee, the trustee for First Bankcard Master Credit Card Trust and the indenture trustee for any losses suffered as a result of acts or omissions of the servicer with respect to the activities of First Bankcard Master Credit Card Trust, the issuer, the indenture trustee, the owner trustee or the trustee for First Bankcard Master Credit Card Trust under the pooling and servicing agreement, the transfer and servicing agreement, the indenture and related documents except for losses resulting from fraud, negligence, or willful misconduct by the indemnified person. The servicer will not indemnify the issuer or First Bankcard Master Credit Card Trust or any other person for:

       - any liabilities, costs or expenses arising from any action taken by the trustee for First Bankcard Master Credit Card Trust or the indenture trustee at the direction of securityholders;

       - any losses, claims or damages incurred by the indemnified party, as owners of secured notes, for example, as a result of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of secured notes; and

       - any liabilities, costs or expenses arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income or any related penalties or interest, required to be paid by the trust, the issuer or the securityholders.

No indemnity payments by the servicer will be paid from the assets of the issuer or First Bankcard Master Credit Card Trust. The servicer will be entitled to participate in, and assume the defense of and negotiate the settlement of, any action or proceeding that involves an indemnified party. If the servicer assumes the defense of any action or proceeding involving an indemnified party, the servicer under most circumstances will not be liable to the indemnified party for any legal fees or disbursements subsequently incurred by such party in connection with the defense thereof.

       Except as provided in the preceding two paragraphs, neither the servicer nor any of its directors, officers, employees, or agents will be liable to First Bankcard Master Credit Card Trust, the issuer, the owner trustee, the indenture trustee, the trustee for First Bankcard Master Credit Card Trust, the securityholders or any other person for any action taken, or for refraining from taking any action in good faith under, the pooling and servicing agreement, any supplement thereto or the transfer and servicing agreement. However, none of the directors, officers, employees, or agents of the servicer will be protected against any liability resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement, any supplement thereto or the transfer and servicing agreement. In addition, the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement, any supplement thereto and the transfer and servicing agreement and which in its reasonable judgment may involve it in any expense or liability. The servicer will not be liable for any settlement of any claim or action effected without its prior written consent, which will not be unreasonably withheld.

       We may sell, assign, pledge or otherwise transfer our interest in all or a portion of the transferor interest. Before we may transfer our interest in the transferor interest, the following must occur:

       (1) each rating agency confirms that the transfer will not impair its rating of any outstanding series or class of securities; and

       (2) we deliver an opinion of counsel to the effect that, for federal income tax purposes:

           (a) the transfer will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

           (b) the transfer will not cause or constitute an event in which gain or loss would be recognized by any noteholder.

       However, the conditions set forth above do not apply to a transfer in connection with a merger or sale of our business.

       We or the servicer may consolidate with, merge into, or sell our or its respective businesses to, another entity, in accordance with the pooling and servicing agreement and the transfer and servicing agreement on the following conditions:

       (1) the entity, if other than us or the servicer, as applicable, formed by the consolidation or merger or that acquires our property or assets or the servicer's property or assets, as the case may be:

           (a) with respect to us, is organized under the laws of the United States or any one of its states and (x) is a business entity that may not become a debtor in a proceeding under the bankruptcy code or (y) is a special-purpose entity, the powers and activities of which are limited to the performance of our obligations under the pooling and servicing agreement, transfer and servicing agreement and related documents;

           (b) with respect to the servicer, is a national banking association, state banking corporation or other entity organized and existing under the laws of the United States or any of its states that is not subject to the U.S. Bankruptcy Code; and

           (c) expressly assumes, by a supplemental agreement, to perform every covenant and obligation of us or the servicer, as applicable, under the pooling and servicing agreement, the transfer and servicing agreement and related documents;

       (2) delivery to the trustee for First Bankcard Master Credit Card Trust and the indenture trustee of an officer's certificate stating that the merger, consolidation or transfer and the related supplemental agreement comply with the pooling and servicing agreement or the transfer and servicing agreement, as applicable, and that all conditions precedent relating to the applicable transaction have been complied with and an opinion of counsel to the effect that the related supplemental agreement is legal, valid and binding with respect to us or the servicer, or our respective successors, as applicable; and

       (3) delivery of notice of the applicable transaction to each rating agency and, with respect to an applicable transaction pertaining to us, we receive written confirmation from each rating agency that the applicable transaction will not impair its rating of any outstanding series or class of securities.

SERVICER'S REPRESENTATIONS, WARRANTIES AND COVENANTS

       The servicer will make customary representations, warranties and covenants to the trust. If certain of these representations, warranties and covenants are breached and the trust's rights in, to or under the related receivables in the relevant accounts or the proceeds of the receivables are materially impaired or such proceeds are not available to the trust free and clear of any lien, then after specified time periods, the affected receivables and/or accounts will be assigned or reassigned to the servicer. The servicer will effect the assignment by depositing funds into the collection account in an amount equal to the amount of those receivables. The representations, warranties and covenants of the servicer, the breach of which would cause an assignment of receivables to the servicer include the following:

       - the servicer must maintain in effect all qualifications required in order to properly service, and materially comply with applicable laws in connection with servicing, the receivables and related accounts unless the failure to do so would not have a material adverse effect on the interests of noteholders;

       - the servicer may not permit any rescission or cancellation of a receivable except as ordered by a court or other governmental authority or in the ordinary course of business in accordance with the bank's credit card guidelines;

       - the servicer may not take any action which, nor omit to take any action the omission of which, would materially impair the rights of noteholders in any receivable or account, nor may it, except in the ordinary course of its business and in accordance with the bank's credit card guidelines, reschedule, revise or defer collections due on the receivables, except as noted above; and

       - except in connection with its enforcement or collection of an account, the servicer will take no action to cause any receivable to be evidenced by any instrument, other than an instrument that, taken together with one or more other writings, constitutes chattel paper and, if any receivable is so evidenced it shall be reassigned or assigned to the servicer as provided in the transfer and servicing agreement or the pooling and servicing agreement, as applicable.

SERVICER DEFAULT

       Each of the following events constitutes a servicer default:

       (1)   any failure by the servicer:

           (a)   to make any payment, transfer or deposit,

           (b) to give instructions or notice to the applicable trustee pursuant to certain provisions of the pooling and servicing agreement or the indenture, as applicable and as supplemented, or

           (c) to instruct the applicable trustee to make any required drawing, withdrawal or payment under any enhancement,

           in each case on or before the later of the date occurring 10 business days after the date that payment, transfer, deposit, withdrawal, drawing, instruction or notice is required to be made or given and the date three business days after written notice of that failure has been given to the servicer;

       (2) failure on the part of the servicer duly to observe or perform in any respect any other agreements of the servicer contained in the pooling and servicing agreement, as supplemented, or the transfer and servicing agreement, as applicable, that:

           (a) has a material adverse effect on the interests of the holders of securities of any series, and

           (b) continues unremedied for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, has been given:

                 (1)   to the servicer by the applicable trustee, or

                 (2) to the servicer and the applicable trustee or trustees by holders of securities evidencing not less than 25% of the outstanding principal balance of any series adversely affected thereby, and continues to materially adversely affect those holders for that period; or the servicer shall delegate its duties under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, except as permitted thereunder;

       (3) any representation, warranty or certification made by the servicer in the pooling and servicing agreement, as supplemented, or the transfer and servicing agreement, as applicable, or in any certificate delivered under either of the foregoing that:

           (a)   proves to have been incorrect when made,

           (b) causes a material adverse effect on the holders of securities of any series, and

           (c) continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of that failure, requiring the same to be remedied, has been given:

                 (1)   to the servicer by the applicable trustee, or

                 (2) to the servicer and the applicable trustee by the holders of securities evidencing not less than 25% of the outstanding principal balance of any series of securities adversely affected thereby, and continues to materially adversely affect those holders for that period;

       (4) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the servicer; or

       (5) any other event specified in the accompanying prospectus supplement or in the related indenture supplement.

       Notwithstanding the foregoing, a delay in or failure of performance referred to under:

           (a) clause (1) above, for a period of 10 additional business days, or

           (b)   clause (2) or (3) above, for a period of 60 additional days,

will not constitute a servicer default, until the expiration of the applicable additional time period if the delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and that delay or failure was caused by an act of God or other similar occurrence.

       If a servicer default occurs, for so long as it has not been remedied or waived, the applicable trustee or securityholders representing more than 50% of the aggregate principal amount of all outstanding series of securities may give notice to the servicer, and if notice is given by the securityholders, the applicable trustee, terminating all of the rights and obligations of the servicer under the pooling and servicing agreement and transfer and servicing agreement.

       If no successor has been appointed and has accepted the appointment by the time the servicer ceases to act as servicer, the trustee will automatically become the successor. If the trustee is legally unable to act as servicer, the trustee will petition a court of competent jurisdiction to appoint an eligible servicer.

       Any default by the servicer or us in the performance of its or our obligations under the transfer and servicing agreement, or pooling and servicing agreement and related documents may be waived by securityholders holding not less than 66 2/3% of the then-outstanding principal balance of the securities of each series adversely affected by that default, unless that default relates to a failure to make any required payments to be made to securityholders, in which case such default may be waived only by all securityholders of the securities of each series adversely affected by that default. Waiver by the credit enhancement providers for one or more series, or a specified percentage of one or more classes of securities in one or more series, may also be required.

       Our rights and obligations under the pooling and servicing agreement and the transfer and servicing agreement will be unaffected by any change in servicer.

       If a conservator or receiver is appointed for the servicer, the conservator or receiver may have the power to prevent either the trustee or the securityholders from appointing a successor servicer.

REPORTS TO NOTEHOLDERS

       Noteholders of each series issued by the issuer will receive reports with information on the series and the trust. The paying agent will forward to each noteholder of record a report, prepared by the servicer, for its series on the distribution dates for that series. The report will contain any additional information specified in the related prospectus supplement. If a series has multiple classes, information will be provided for each class, as specified in the related prospectus supplement.

       Periodic information to noteholders of a series generally will include:

       - the aggregate collections processed during the preceding monthly period;

       - the aggregate collections of principal receivables and finance charge receivables processed during the preceding monthly period;

       - collections of principal receivables and finance charge receivables allocated to the series;

       - for months during which the servicer is required to make deposits of collections after the distribution date, the aggregate balance on deposit in any account relating to the series;

       - the aggregate amount, if any, of drawings on any enhancement, if any, for the series;

       - the aggregate amount of interchange to be allocated to the trust;

       - the total amount of principal and interest to be distributed to the noteholders of the series;

       - the amount of that distribution allocable to principal on notes of the series;

       - the amount of that distribution allocable to interest on the notes of the series;

       - the aggregate defaults and uncovered dilution, if any, allocated to the series;

       - the aggregate amount of recoveries for the trust;

       - the aggregate outstanding balance of accounts broken out by delinquency status;

       - the amount of reductions, if any, to the collateral amount due to defaulted receivables and dilution allocated to the series and any reimbursements of previous reductions to the collateral amount;

       - the monthly servicing fee for the series;

       - the amount available under the credit enhancement, if any, for the series or each class of the series;

       - the base rate and portfolio yield, each as defined in the related prospectus supplement for the series;

       - if the series or a class of the series bears interest at a floating or variable rate, information relating to that rate;

       - for any distribution date during a funding period, the remaining balance in the prefunding account; and

       - for the first distribution date that is on or immediately following the end of a funding period, the amount of any remaining balance in the prefunding account that has not been used to fund the purchase of receivables and is being paid as principal on the notes.

       By January 31 of each calendar year, the indenture trustee will also provide to each person who at any time during the preceding calendar year was a noteholder of record a statement, prepared by the servicer, containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code.

EVIDENCE AS TO COMPLIANCE

       The pooling and servicing agreement and transfer and servicing agreement provide that, on or before March 31 of each calendar year, the servicer will cause a firm of nationally recognized independent public accountants, who may also render other services to the servicer or to us, to furnish to the indenture trustee for the prior calendar year:

       - a copy of the report required by 12 C.F.R. sec. 363.3(b) (or any comparable successor regulation), to the effect that, in accordance with attestation standards established by the American Institute of Certified Public Accountants, such firm has examined the servicer's assertion that it maintained effective internal accounting controls during the preceding calendar year, and that such firm is of the opinion that the servicer's assertion is fairly stated in all material respects, based on the criteria established in "Internal Control--Integrated Framework" issued by the Committee of Sponsoring Organizations of the Treadway Commission. Unless otherwise provided with respect to any series in the related supplement, a copy of such report may be obtained by any noteholder by a request in writing to the indenture trustee at the address set forth in the indenture; and

       - a report (or reports) prepared using attestation standards established by the American Institute of Certified Public Accountants, to the effect that they have examined the servicer's assertions for each outstanding series made pursuant to the pooling and servicing agreement or transfer and servicing agreement, as applicable, regarding the monthly reports required to be delivered by the servicer and have concluded that such assertions are fairly stated in all material respects, except for such exceptions as shall be set forth in such report. A copy of such report may be obtained by any noteholder by a request in writing to the indenture trustee at the address set forth in the indenture.

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

       The pooling and servicing agreement and transfer and servicing agreement provide for delivery to the indenture trustee on or before March 31 of each calendar year, of a statement signed by an officer of the servicer. That statement will state that, to the best of that officer's knowledge, the servicer has fully performed its obligations in all material respects under those documents throughout the preceding calendar year or, if there has been a default in the performance of any obligation, specifying the nature and status of that default.

       Copies of all of these statements, certificates and reports furnished to the indenture trustee may be obtained by a request in writing delivered to the indenture trustee.

AMENDMENTS

       The transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series to cure any ambiguity, to correct or supplement any provisions of the agreement that are inconsistent with any other provisions of the agreement or to add any other provisions concerning matters or questions raised under the agreement that are not inconsistent with the provisions of the agreement, so long as the amendment does not adversely affect in any material respect the interests of any noteholder. In addition, the transfer and servicing agreement may be amended by us, the servicer and the issuer, without the consent of the indenture trustee or the noteholders of any series, on the following conditions:

       (1) we deliver to the owner trustee and the indenture trustee a certificate of an authorized officer stating that, in our reasonable belief, the amendment will not:

           (a) result in the occurrence of a pay out event or an event of default; or

           (b) materially and adversely affect the amount or timing of distributions to be made to noteholders of any series or class; and

       (2) each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes.

       The transfer and servicing agreement will also be amended by the servicer and the issuer at our direction, without the consent of the indenture trustee, the noteholders of any series or the credit enhancement providers for any series to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer to (1) qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (2) avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. However, we may not amend the transfer and servicing agreement as described in this paragraph unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of notes.

       The amendments that we may make without the consent of the noteholders of any series or the credit enhancement providers for any series may include the addition or sale of receivables in the trust portfolio.

       The transfer and servicing agreement may also be amended by us, the servicer and the issuer with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series affected by the amendment and the owner trustee and/or indenture trustee, if it affects their respective rights, duties, protections, indemnities, immunities or obligations under the indenture, must consent to such amendment.

       However, no amendment may occur if it:

       (1)   reduces the amount of, or delays the timing of:

           (a) any distributions to be made to noteholders of any series or deposits of amounts to be distributed; or

           (b)   the amount available under any credit enhancement,

       (2) changes the definition of or manner of calculating the interest of any noteholder; or

       (3) reduces the percentage of the outstanding principal balance of the notes required to consent to any amendment;

       in each case, without the consent of each affected noteholder.

       In no event may any amendment to the transfer and servicing agreement adversely affect in any material respect the interests of any credit enhancement provider without the consent of that credit enhancement provider.

                                 THE INDENTURE

       We have summarized the material terms of the indenture below and in the description of the notes above. The summary is not complete and is qualified in its entirety by reference to the indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

       An event of default will occur under the indenture for any series of notes upon the occurrence of any of the following events:

       (1) the issuer fails to pay principal when it becomes due and payable on the final maturity date for that series of notes;

       (2) the issuer fails to pay interest on any notes on a distribution date on which such interest is scheduled to be paid and the default continues for a period of 35 days;

       (3) bankruptcy, insolvency, conservatorship, receivership, liquidation or similar events relating to the issuer;

       (4) the issuer fails to observe or perform any covenant or agreement made in the indenture in respect of the notes of that series, and:

           (a) the failure continues, or is not cured, for 60 days after notice to the issuer by the indenture trustee or to the issuer and the indenture trustee by noteholders representing at least 25% of the then-outstanding principal amount of that series of notes; and

           (b) as a result, the interests of the noteholders are materially and adversely affected, and continue to be materially and adversely affected during the 60-day period; or

       (5) any additional event specified in the indenture supplement related to that series.

       An event of default will not occur if the issuer fails to pay the full principal amount of a note on its expected principal payment date.

       An event of default with respect to one series of notes will not necessarily be an event of default with respect to any other series of notes.

       If an event of default referred to in clause (1), (2) or (4) above occurs and is continuing with respect to any series of notes, the indenture trustee or noteholders holding more than 50% of the then-outstanding principal balance of the notes of the affected series may declare all of the notes of that series to be immediately due and payable. If an event of default referred to in clause (3) above occurs and is continuing, the unpaid principal and interest due on all outstanding notes will automatically become due and payable. Before a judgment or decree for payment of the money due has been obtained by the indenture trustee, noteholders holding more than 50% of the then-outstanding principal balance of the notes of that series may rescind and annul the declaration of acceleration and its consequences if:

           (a) the issuer has paid or deposited with the indenture trustee a sum sufficient to pay (i) all principal and interest due on the notes, and all other amounts, that would then be due if the event of default giving rise to the acceleration had not occurred, plus (ii) all amounts then payable to the indenture trustee; and

           (b) all events of default (other than nonpayment of the principal of the notes that has become due solely by such acceleration) have been cured or waived.

       If an event of default occurs, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture if requested or directed by any of the holders of the notes of the affected series if:

       (1) the indenture trustee, after being advised by counsel, determines that the action it is directed to take is in conflict with rule of law or the indenture;

       (2) the indenture trustee determines in good faith that the requested actions would be illegal or involve the indenture trustee in personal liability or be unjustly prejudicial to noteholders not making the request or direction; or

       (3) the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with the action so directed.

Subject to these limitations, noteholders representing more than 50% of the then-outstanding principal balance of the notes of the affected series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to such series if an event of default has occurred and is continuing. Prior to the declaration of the acceleration of the maturity of the notes of the affected series, the noteholders representing not less than 66 2/3% of the then-outstanding principal balance of each class of the notes of the affected series may also waive any default with respect to the notes, except a default in the payment of principal or interest of any note of such series or a default relating to a covenant or provision of the indenture that cannot be modified or amended without the waiver of each affected noteholder.

       After acceleration of a series of notes, principal collections and finance charge collections allocated to those notes will be applied first, to pay any amounts due to the indenture trustee pursuant to the indenture, and second, to make monthly principal and interest payments on the notes until the earlier of the date the notes are paid in full or the final maturity date of the notes. Funds in the collection account, the excess funding account and the other trust accounts for an accelerated series of notes will be applied on the next distribution date to pay principal of and interest on those notes.

       The indenture trustee will have a lien on the collateral for those notes for its unpaid fees and expenses that ranks senior to the lien of those notes on the collateral.

       In general, the indenture trustee will enforce the rights and remedies of the holders of accelerated notes. However, noteholders will have the right to institute any proceeding with respect to the indenture if the following conditions are met:

       - the noteholder or noteholders have previously given the indenture trustee written notice of a continuing event of default;

       - the noteholders representing not less than 25% of the then-outstanding principal balance of each affected series have made a written request of the indenture trustee to institute a proceeding as indenture trustee;

       - the noteholders offer to the indenture trustee indemnification satisfactory to it against the costs, expenses and liabilities of instituting a proceeding;

       - the indenture trustee has not instituted a proceeding within 60 days after receipt of the request and offer of indemnification; and

       - during the 60-day period following receipt of the written request and offer of indemnification, no direction inconsistent with the request has been given by noteholders representing more than 25% of the then-outstanding principal balance of the notes of each affected series.

       If the indenture trustee receives conflicting or inconsistent requests and indemnity from two or more groups of noteholders of any affected series, each representing no more than 50% of the then-outstanding principal balance of that series, the indenture trustee in its sole discretion may determine what action, if any, will be taken, notwithstanding any other provisions of the indenture.

       Each holder of a note will have an absolute and unconditional right to receive payment of the principal of and interest in respect of that note as principal and interest become due and payable, and to institute suit for the enforcement of any payment of principal and interest then due and payable and those rights may not be impaired without the consent of that noteholder.

       If any series of notes has been accelerated following an event of default, and the indenture trustee has not received any valid directions from those noteholders, the indenture trustee may, but is not required to, elect to maintain possession of the portion of the trust assets that secures those notes and apply distributions on the trust assets to make payments on those notes to the extent funds are available.

       Subject to the provisions of the indenture relating to the duties of the indenture trustee, if any series of notes has been accelerated following an event of default, the indenture trustee may:

       - institute proceedings in its own name and as trustee for the collection of all amounts then payable on the notes of the affected series or under the indenture with respect to such series; or

       - take any other appropriate action to protect and enforce the rights and remedies of the indenture trustee and the noteholders of the affected series.

       Subject to the conditions described in the following sentence, the indenture trustee also may cause the trust to sell principal receivables in an amount equal to the collateral amount for the series of accelerated notes, together with related finance charge receivables. Before exercising this remedy, the indenture trustee must receive an opinion of counsel to the effect that exercise of this remedy complies with applicable federal and state securities laws and one of the following conditions must be satisfied:

       - receipt by the indenture trustee of the consent of all noteholders of the affected series;

       - determination by the indenture trustee that any proceeds from exercising the remedy will be sufficient to discharge in full all principal and interest due on the accelerated notes, and the indenture trustee obtains the consent of noteholders holding more than 50% of the then-outstanding principal balance of the affected series; or

       - determination by the indenture trustee that the assets may not continue to provide sufficient funds for the payment of principal of and interest on those notes as they would have become due if the notes had not been accelerated, and the indenture trustee obtains the consent of noteholders holding at least 66 2/3% of the then outstanding principal balance of each class of the notes of the affected series.

       The remedies described above are the exclusive remedies provided to noteholders and each noteholder by accepting its interest in the notes of any series expressly waives any other remedy that might have been available under the Uniform Commercial Code or any other law.

       The indenture trustee will covenant, and the noteholders are deemed to have covenanted by accepting a note, that they will not at any time institute against the issuer, us or First Bankcard Master Credit Card Trust any reorganization or other proceeding under any federal or state law.

       None of us, the administrator, the owner trustee, the indenture trustee, the servicer, the bank or any of its affiliates, or First Bankcard Master Credit Card Trust, nor any holder of an ownership interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns shall, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the indenture. The notes will represent obligations solely of the issuer, and the notes will not be insured or guaranteed by us, the servicer, the bank or any of its affiliates, the administrator, the owner trustee, the indenture trustee, or any other person or entity.

COVENANTS

       The indenture provides that the issuer may not consolidate with, merge into or sell its business to, another entity, unless:

       (1) the entity, if other than the issuer, formed by or surviving the consolidation or merger or that acquires the issuer's business:

           (a) is organized and existing under the laws of the United States or any one of its states;

           (b) is not subject to regulation as an "investment company" under the Investment Company Act of 1940;

           (c) expressly assumes, by supplemental indenture, the issuer's obligation to make due and punctual payments of the principal and interest upon all the notes and the performance of every covenant of the issuer under the indenture;

           (d) in the case of a sale of the issuer's business, expressly agrees, by supplemental indenture that (A) all right, title and interest so conveyed or transferred by the issuer will be subject and subordinate to the rights of the noteholders and
                 (B) it will make all filings with the Securities and Exchange Commission required by the Securities Exchange Act of 1934 in connection with the notes; and

           (e) in the case of a sale of the issuer's business, expressly agrees to indemnify the issuer from any loss, liability or expense arising under the indenture and the notes;

       (2) no pay out event or event of default will have occurred and be continuing immediately after the transaction;

       (3) each rating agency confirms that the transaction will not impair its rating of any outstanding series or class of notes;

       (4) the issuer will have received an opinion of counsel to the effect that for federal income tax purposes:

           (a) the transaction will not adversely affect the tax characterization as debt of notes of any outstanding series or class that were characterized as debt at the time of their issuance, as confirmed by an opinion of counsel delivered at that time;

           (b) the transaction will not cause the issuer to be deemed to be an association or publicly traded partnership taxable as a corporation; and

           (c) the transaction will not cause or constitute an event in which gain or loss would be recognized by any noteholder;

       (5) any action necessary to maintain the lien and security interest created by the indenture will have been taken; and

       (6) the issuer has delivered to the indenture trustee an opinion of counsel and officer's certificate each stating that the transaction satisfies all requirements under the indenture and that the supplemental indenture is duly authorized, executed and delivered and is valid, binding and enforceable.

       As long as the notes are outstanding, the issuer will not, among other things:

       - except as expressly permitted by the indenture, the transfer and servicing agreement or related documents, sell, transfer, exchange or otherwise dispose of any part of the assets of the issuer that secure the notes unless directed to do so by the indenture trustee;

       - claim any credit on or make any deduction from payments in respect of the principal of and interest on the notes--other than amounts withheld under the Internal Revenue Code or applicable state law--or assert any claim against any present or former noteholders because of the payment of taxes levied or assessed upon the assets of the issuer that secure the notes;

       - voluntarily dissolve or liquidate in whole or in part; or

       - permit (A) the validity or effectiveness of the indenture or the lien under the indenture to be impaired, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien or other claim of a third party to be created with respect to the assets of the issuer, or (C) the lien of the indenture not to constitute a valid first priority perfected security interest in the assets of the issuer that secure the notes.

       The issuer may not engage in any activity other than as specified under "Important Parties--The Issuer" in this prospectus. The issuer will not incur, assume, guarantee or otherwise become liable for any indebtedness other than indebtedness under the notes and the indenture.

AGREEMENTS BY NOTEHOLDERS

       Issuer and each noteholder by accepting a note acknowledge and agree that such note represents indebtedness of issuer and does not represent an interest in any of our assets, other than the trust estate, including by virtue of any deficiency claim in respect of obligations not paid or otherwise satisfied from the trust estate and proceeds thereof. Each noteholder further acknowledges and agrees that no adequate remedy at law exists for a breach of such agreement and the terms of such agreement may be enforced by an action for specific performance.

       Each noteholder, by its acceptance of a note, agrees that it will treat and take no action inconsistent with, and as required under the pooling and servicing agreement and transfer and servicing agreement such noteholder will cause any person acquiring an interest in a note through it to treat and take no action inconsistent with, the treatment of the collateral certificate, the notes or beneficial interests therein as our indebtedness for purposes of federal, state, local and foreign income or franchise taxes and any other tax imposed on or measured by income.

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MODIFICATION OF THE INDENTURE

       The issuer and the indenture trustee may, without the consent of any noteholders but with prior written notice to each rating agency, enter into one or more supplemental indentures for any of the following purposes:

       - to correct or amplify the description of any property at any time subject to the lien of the indenture, or to take any action that will enhance the indenture trustee's lien under the indenture, or to add to the property pledged to secure the notes;

       - to reflect the agreement of another person to assume the role of the issuer;

       - to add to the covenants of the issuer, for the benefit of the noteholders, or to surrender any right or power of the issuer;

       - to convey, transfer, assign, mortgage or pledge any property to the indenture trustee;

       - to cure any ambiguity, to correct or supplement any provision in the indenture or in any supplemental indenture that may be inconsistent with any other provision in the indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the indenture or any supplemental indenture as long as that action would not adversely affect the interests of the noteholders;

       - to appoint a successor to the indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture to allow more than one indenture trustee to act under the indenture;

       - to modify, eliminate or add to the provisions of the indenture as necessary to qualify the indenture under the Trust Indenture Act of 1939, or any similar federal statute later enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act of 1939; or

       - to provide for the issuance of one or more new series of notes under the indenture.

       The issuer and the indenture trustee may also, without the consent of any noteholders, enter into one or more supplemental indentures to amend the indenture, upon:

       (1) receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class of notes; and

       (2) our certification to the effect that all requirements contained in the agreement have been met and, in the reasonable belief of the certifying officer, the action will not (a) cause a pay out event or an event of default or (b) materially and adversely affect the amount or timing of payments to be made to the noteholders of any series or class.

       The issuer and the indenture trustee may also, without the consent of the noteholders of any series or the credit enhancement providers for any series, enter into one or more supplemental indentures to add, modify or eliminate any provisions necessary or advisable in order to enable the issuer or any portion of the issuer (a) to qualify as, and to permit an election to be made for the issuer to be treated as, a "financial asset securitization investment trust" under the Internal Revenue Code and (b) to avoid the imposition of state or local income or franchise taxes on the issuer's property or its income. Prior to any amendment

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

described in this paragraph, each rating agency must confirm that the amendment will not impair its rating of any outstanding series or class of notes and the owner trustee and/or indenture trustee, if it affects their respective rights, duties, protections, indemnities, immunities or obligations under the indenture, must consent to such amendment.

       The issuer and the indenture trustee will not, without prior notice to each rating agency and the consent of each noteholder affected, enter into any supplemental indenture to:

       - change the due date of any installment of principal of or interest on any note or reduce the principal amount of a note, the note interest rate or the redemption price of the note or change any place of payment where, or the coin or currency in which, any note or any interest therein is payable;

       - impair the right to institute suit for the enforcement of specified payment provisions of the indenture;

       - reduce the percentage of the aggregate principal amount of the notes of any series, whose consent is required (a) for execution of any supplemental indenture or (b) for any waiver of compliance with certain provisions of the indenture or of certain defaults under the indenture and their consequences provided in the indenture;

       - reduce the percentage of the aggregate outstanding amount of the notes of any series required to direct the indenture trustee to sell or liquidate the trust assets if the proceeds of the sale would be insufficient to pay the principal amount and interest due on the notes of such series;

       - decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the indenture that specify the applicable percentage of the aggregate principal amount of the notes of a series necessary to amend the indenture or other related agreements;

       - modify or alter provisions of the indenture prohibiting the voting of notes held by the issuer, any other party obligated on the notes, us, or any of their affiliates; or

       - permit the creation of any lien prior to or equal to the lien of the indenture with respect to any of the collateral for any notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on the collateral or deprive any noteholder of the security provided by the lien of the indenture.

       The issuer and the indenture trustee may otherwise, with receipt of written confirmation from each rating agency that the action will not impair its rating of any outstanding series or class and with the consent of noteholders holding more than 66 2/3% of the then-outstanding principal balance of the notes of each series adversely affected, enter into one or more supplemental indentures to add provisions to or change in any manner or eliminate any provision of the indenture or to change the rights of the noteholders under the indenture.

ANNUAL COMPLIANCE STATEMENT

       The issuer will be required to present to the indenture trustee each year a written statement as to the performance of its obligations under the indenture.

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INDENTURE TRUSTEE'S ANNUAL REPORT

       The indenture trustee will, if required by law, mail to the noteholders each year a brief report relating to its eligibility and qualification to continue as indenture trustee under the indenture, the property and funds physically held by the indenture trustee and any action it took that materially affects the notes and that has not been previously reported.

LIST OF NOTEHOLDERS

       Holders of not less than 10% of the outstanding principal balance of any series of notes may obtain access to the list of noteholders the indenture trustee maintains for the purpose of communicating with other noteholders. The indenture trustee may elect not to allow the requesting noteholders access to the list of noteholders if it agrees to mail the requested communication or proxy, on behalf and at the expense of the requesting noteholders, to all noteholders of record.

SATISFACTION AND DISCHARGE OF INDENTURE

       The indenture will be discharged with respect to the notes upon (a) the delivery to the indenture trustee for cancellation of all the notes or, with specific limitations, deposit with the indenture trustee of funds sufficient for the payment in full of all the notes, (b) payment of all other amounts payable by the issuer under the indenture and (c) delivery to indenture trustee of certain certificates and an opinion of counsel confirming compliance with the indenture conditions for discharge.

THE INDENTURE TRUSTEE

       The indenture trustee may resign at any time. Noteholders holding more than 66 2/3% of the aggregate outstanding principal balance of all series may remove the indenture trustee and may appoint a successor indenture trustee. In addition, the issuer will remove the indenture trustee if (a) it ceases to be eligible to continue as an indenture trustee under the indenture, (b) if the indenture trustee becomes insolvent, (c) a receiver of the indenture trustee or its properties shall be appointed, or any public officer takes charge of the indenture trustee or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, or (d) otherwise becomes legally unable to act as indenture trustee. If the indenture trustee resigns or is removed, the issuer will then be obligated to appoint a successor indenture trustee. If a successor indenture trustee does not assume the duties of indenture trustee within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or noteholders representing more than 25% of the aggregate outstanding principal balance of all series may petition a court of competent jurisdiction to appoint a successor indenture trustee. In addition, if the indenture trustee ceases to be eligible to continue as indenture trustee, any noteholder may petition a court of competent jurisdiction for the removal of the indenture trustee and the appointment of a successor indenture trustee.

       The indenture trustee, any paying agent or transfer agent and registrar and any other agent of the issuer, each in its individual or any other capacity, may become the owner or pledgee of notes and may otherwise deal with the issuer including arranging for purchases of investments, with the same rights it would have if it were not the indenture trustee, paying agent, transfer agent and registrar or such other agent.

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       If an event of default occurs under the indenture, the indenture trustee will be required to use the same degree of care and skill in the exercise of its rights and powers under the indenture as a prudent person would use under the circumstances in the conduct of such person's own affairs.

       If an event of default occurs under the indenture, under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for one or more classes of each series of notes. In that case, a successor indenture trustee will be appointed for one or more of those classes of notes and may provide for rights of senior noteholders to consent to or direct actions by the indenture trustee which are different from those of subordinated noteholders. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for any class or series of notes will not become effective until the successor indenture trustee accepts its appointment.

       The indenture trustee is not responsible for the accuracy, validity or adequacy of any of the information contained in this prospectus.

MATTERS REGARDING THE ADMINISTRATOR

       The administrator will, to the extent provided in the administration agreement, provide the notices and perform on behalf of the issuer other administrative obligations required by the indenture.

                        POOLING AND SERVICING AGREEMENT

       We have summarized the terms of the pooling and servicing agreement that are material to noteholders in this prospectus. The summary is not complete and is qualified in its entirety by reference to the pooling and servicing agreement.

NEW ISSUANCES OF INVESTOR CERTIFICATES

       The pooling and servicing agreement provides that, in any one or more series supplements to the pooling and servicing agreement, we may direct the trustee for First Bankcard Master Credit Card Trust to issue one or more new series of investor certificates and may define all principal terms of those series. Until the First Bankcard Master Credit Card Trust has been terminated, each issuance of notes will also be treated as an issuance of a new series of investor certificates. A series supplement may only modify or amend the terms of the pooling and servicing agreement as applied to the new series. There is no limit to the number of new issuances we may cause under the pooling and servicing agreement.

       No new series of investor certificates may be issued unless we satisfy various conditions, including that:

       (1) each rating agency confirms that the issuance of the new series will not impair its rating of any outstanding series or class of investor certificates;

       (2) we deliver to the trustee an officer's certificate stating that (a) on that exchange date, after giving effect to that exchange, we would not be required to add additional accounts under the pooling and servicing agreement, and (b) after giving effect to that exchange, our transferor interest would at least be equal to

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

             the Minimum Transferor's Interest and the Aggregate Principal Receivables would at least be equal to the Minimum Aggregate Principal Receivables.

       (3) we deliver to the trustee an opinion of counsel that states for federal income tax purposes:

           (a) that the newly issued series of investor certificates will be treated as debt or as a partnership interest, in which case the opinion will state that the trust will not be taxable as a corporation or a publicly traded partnership,

           (b) that the newly issued series of investor certificates will not adversely affect the federal income tax characterization of the holder of any outstanding series of investor certificates or any beneficial owner of any book-entry investor certificates, and

       (4) we deliver to the trustee, each as required and set forth in the pooling and servicing agreement, a series supplement, any enhancement and any enhancement agreement, and the existing exchangeable transferor certificate or applicable investor certificates, as the case may be.

AMENDMENTS

       The pooling and servicing agreement and any series supplement to the pooling and servicing agreement may be amended by us, the servicer and the trustee for First Bankcard Master Credit Card Trust, without the consent of certificateholders of any series, if the following conditions are satisfied:

       - we, the servicer and the trustee, have received written notification from each rating agency confirming that the amendment will not result in the reduction or withdrawal of its rating of any outstanding series or class of investor certificates; and

       - we deliver an opinion addressed to the trustee stating that the related amendment will not adversely affect in any material respect the interests of any holder of investor certificates.

       The amendments that we may make without the consent of the certificateholders of any series or the credit enhancement providers for any series may include the addition or removal of receivables in the trust portfolio and the issuance of new investor certificates, in each case in accordance with the pooling and servicing agreement.

       The pooling and servicing agreement may also be amended by us, the servicer and the trustee for First Bankcard Master Credit Card Trust, with the consent of certificateholders representing not less than 66 2/3% of the unpaid invested amount of each outstanding series of investor certificates adversely affected by the amendment. Even with the consent of the investor certificateholders described in the preceding sentence, no amendment may occur if it:

       (1) reduces the amount of, or delays the timing of, any distributions to be made to certificateholders of any series or the amount available under any credit enhancement without the consent of each certificateholder of the affected series;

       (2) changes the definition of or manner of calculating the invested amounts, investor percentages or allocation of defaulted receivables for any series of investor certificates without the consent of each certificateholder of the affected series; or

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

       (3) reduces the percentage of undivided interests the holders of which are required to consent to any amendment, without the consent of each certificateholder of all series of investor certificates adversely affected.

                               CREDIT ENHANCEMENT

       For any series, credit enhancement may be provided with respect to one or more of the related classes. Credit enhancement may be in the form of setting the collateral amount for that series at an amount greater than the initial principal amount of the notes in that series, the subordination of one or more classes of the notes of that series, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, the use of cross support features or another method of credit enhancement described in the accompanying prospectus supplement, or any combination of these. If so specified in the accompanying prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one class to the extent described in that accompanying prospectus supplement. Any credit enhancement that constitutes a guarantee of the applicable notes will be separately registered under the Securities Act unless exempt from registration under the Securities Act.

       In the prospectus supplement for each series, we will describe the amount and the material terms of the related credit enhancement. Often, the credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and interest thereon. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

       If credit enhancement is provided with respect to a series, the accompanying prospectus supplement will include a description of:

       - the amount payable under that credit enhancement;

       - any conditions to payment not described here;

       - the conditions, if any, under which the amount payable under that credit enhancement may be reduced and under which that credit enhancement may be terminated or replaced; and

       - any material provision of any agreement relating to that credit enhancement.

       The accompanying prospectus supplement may also set forth additional information with respect to any credit enhancement provider, including:

       - a brief description of its principal business activities;

       - its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

       - if applicable, the identity of regulatory agencies which exercise primary jurisdiction over the conduct of its business; and

       - its total assets, and its stockholders' or policy holders' surplus, if applicable, and other appropriate financial information as of the date specified in the prospectus supplement.

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       If so specified in the accompanying prospectus supplement, credit enhancement with respect to a series may be available to pay principal of the notes of that series following the occurrence of one or more pay out events with respect to that series. In this event, the credit enhancement provider will have an interest in the cash flows in respect of the receivables to the extent described in that prospectus supplement.

SUBORDINATION

       If so specified in the accompanying prospectus supplement, one or more classes of any series will be subordinated as described in the accompanying prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of these subordinated notes to receive distributions of principal and/or interest on any distribution date for that series will be subordinate in right and priority to the rights of the holders of senior notes, but only to the extent set forth in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, subordination may apply only in the event that a specified type of loss is not covered by another credit enhancement.

       The accompanying prospectus supplement will also set forth information concerning:

       - the amount of subordination of a class or classes of subordinated notes in a series;

       - the circumstances in which that subordination will be applicable;

       - the manner, if any, in which the amount of subordination will decrease over time; and

       - the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of senior notes.

       If collections of receivables otherwise distributable to holders of a subordinated class of a series will be used as support for a class of another series, the accompanying prospectus supplement will specify the manner and conditions for applying that cross-support feature.

LETTER OF CREDIT

       If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by one or more letters of credit. A letter of credit may provide limited protection against some losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit, will be obligated to honor demands with respect to that letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to any conditions as are specified in the accompanying prospectus supplement.

       The maximum liability of the issuer of a letter of credit under its letter of credit will generally be an amount equal to a percentage specified in the accompanying prospectus supplement of the initial collateral amount of a series or a class of that series. The maximum amount available at any time to be paid under a letter of credit will be set forth in the accompanying prospectus supplement.

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

CASH COLLATERAL GUARANTY, CASH COLLATERAL ACCOUNT OR EXCESS COLLATERAL

       If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by the following:

       - a cash collateral guaranty, secured by the deposit of cash or permitted investments in a cash collateral account, reserved for the beneficiaries of the cash collateral guaranty;

       - a cash collateral account; or

       - a collateral amount in excess of the initial principal amount of the notes for that series.

       We refer to the undivided interest in the trust as a collateral interest. The amounts on deposit in the cash collateral account or available under the cash collateral guaranty may be increased under the circumstances described in the accompanying prospectus supplement which may include:

       - we may elect to apply collections of principal receivables allocable to the excess collateral to decrease the excess collateral;

       - collections of principal receivables allocable to the excess collateral may be required to be deposited into the cash collateral account; and

       - excess collections of finance charge receivables may be required to be deposited into the cash collateral account.

       The amount available from the cash collateral guaranty, the cash collateral account and any excess collateral will be limited to an amount specified in the accompanying prospectus supplement. The accompanying prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

SURETY BOND OR INSURANCE POLICY

       If so specified in the accompanying prospectus supplement, insurance with respect to a series or one or more of the related classes will be provided by one or more insurance companies. This insurance will guarantee, with respect to one or more classes of the related series, distributions of interest or principal in the manner and amount specified in the accompanying prospectus supplement.

       If so specified in the accompanying prospectus supplement, a surety bond will be purchased for the benefit of the holders of any series or class of that series to assure distributions of interest or principal with respect to that series or class of notes in the manner and amount specified in the accompanying prospectus supplement.

       If an insurance policy or a surety bond is provided for any series or class, the provider of the insurance policy or surety bond will be permitted to exercise the voting rights of the noteholders of the applicable series or class to the extent described in the prospectus supplement for that series. For example, if specified in the related prospectus supplement, the

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provider of the insurance policy or surety bond, rather than the noteholders of that series, may have the sole right to:

       - consent to amendments to the indenture, the pooling and servicing agreement, the transfer and servicing agreement or any other document applicable to that series;

       - if an event of default occurs, accelerate the notes of that series or direct the trustee to exercise any remedy available to the noteholders; or

       - waive any event of default for that series.

SPREAD ACCOUNT

       If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes will be provided by an initial cash deposit and/or by the periodic deposit of all or a portion of available excess cash flow from the trust assets into a spread account intended to assist with subsequent distribution of interest and principal on the notes of that class or series in the manner specified in the accompanying prospectus supplement.

RESERVE ACCOUNT

       If so specified in the accompanying prospectus supplement, support for a series or one or more of the related classes or any related enhancement will be provided by a reserve account. The reserve account may be funded, to the extent provided in the accompanying prospectus supplement, by an initial cash deposit, the retention of a portion of periodic distributions of cash flow from the trust assets otherwise payable to one or more classes of notes, including the subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination of these arrangements. The reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that series or the related class or any other amount owing on any related enhancement in the manner provided in the accompanying prospectus supplement.

                               DESCRIPTION OF THE
                         RECEIVABLES PURCHASE AGREEMENT

       The following is a summary of the material terms of the receivables purchase agreement entered into by the bank and us. The summary is qualified in its entirety by reference to the receivables purchase agreement. The receivables purchase agreement is filed as an exhibit to the registration statement of which this prospectus is a part.

SALE OF RECEIVABLES

       The bank previously transferred some of the receivables in the accounts currently designated to the trust directly to the trust under the pooling and servicing agreement. Under the receivables purchase agreement, the bank sold or contributed the remaining receivables in the accounts designated to the trust to us and, in the future, may sell or contribute to us receivables in additional accounts as of the related addition dates.

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REPRESENTATIONS AND WARRANTIES

       In the receivables purchase agreement, the bank represents and warrants to us as of the effective date of the receivables purchase agreement and, with respect to additional accounts, as of the date each additional account is designated, that, among other things:

       - each account is an Eligible Account as of the date it is designated, each receivable in an additional account is an Eligible Receivable as of the date such additional account is designated and, with respect to all accounts, each new receivable is an Eligible Receivable on the date it is created;

       - the account schedule and information contained therein is accurate and complete in all material respects as of the date specified;

       - each receivable has been conveyed to us free and clear of any liens, other than liens permitted by the receivables purchase agreement, and in compliance in all material respects with all applicable laws;

       - it owns all right, title and interest in each such receivable and has the right to transfer it to us; and

       - all required governmental approvals in connection with the transfer of each such receivable to us have been obtained.

       In the event of a breach of any of these representations and warranties (or any of the similar representations and warranties made by the bank prior to the effective date of the receivables purchase agreement, including a representation that each receivable existing on the effective date of the receivables purchase agreement was an Eligible Receivable on the day it was created or the day it was transferred to the trust) which results in the requirement that we accept retransfer of an ineligible receivable under the pooling and servicing agreement or the transfer and servicing agreement, we can require the bank to repurchase that ineligible receivable on the date of the retransfer. The purchase price for the ineligible receivables will be the purchase price paid or, for receivables which were transferred directly to the trust, the outstanding principal amount of those receivables.

       In the receivables purchase agreement, the bank will also make representations and warranties to us as to:

       - the bank's valid existence and good standing as a national banking organization and its ability to perform its obligations under each transaction document;

       - the bank's qualification to do business and good standing as a foreign entity and its possession of necessary licenses and approvals in each jurisdiction necessary to conduct its business;

       - the due authorization, execution, delivery and performance of the receivables purchase agreement;

       - the enforceability of the receivables purchase agreement against the bank as a legal, valid and binding obligation; and

       - the effectiveness of the receivables purchase agreement governing the bank's transfer of the receivables to us as a valid sale, transfer and assignment of its ownership interest in the receivables, other than liens permitted by the receivables purchase agreement.

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If, after any applicable cure period, the breach of any of the representations or warranties described in this paragraph results in our obligation under the pooling and servicing agreement or the transfer and servicing agreement to accept retransfer of the receivables of a series, we can require the bank to repurchase the receivables retransferred to us, for an amount of cash equal to the outstanding principal balance of such series as of the last day of the monthly period preceding the reassignment, less previously allocated or paid principal to such series, plus interest accrued but unpaid.

COVENANTS

       In the receivables purchase agreement, the bank covenants that it will comply with and perform its obligations under the credit card agreements relating to the accounts and under its policies and procedures and all applicable rules and regulations of VISA USA, Inc. and MasterCard International Incorporated relating to the accounts unless the failure to do so would not have a material adverse effect on the rights and interests of the issuer or the trustee or the rights of the securityholders. The bank may change the terms and provisions of the credit card agreements or policies and procedures in any respect, including the reduction of the required minimum monthly payment, the calculation of the amount, or the timing of, charge-offs and finance charges and other fees, but only if such change:

       (a) would not, in our or the bank's reasonable belief, as applicable, cause a pay out event to occur, and

       (b) is made to a substantial portion of a comparable segment of the bank's revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts subject to such change.

However, clause (b) shall be deemed to be satisfied at any time the transferor interest exceeds 14% of principal receivables in the accounts designated to the trust, and with respect to the bank's debt cancellation and debt deferral programs, clause (b) shall be deemed to be satisfied at any time the opportunity to make the change is made available to a substantial portion of a comparable segment of the bank's revolving credit card accounts which have characteristics the same as, or substantially similar to, the accounts designated to the trust to which such opportunity is made available.

       The bank also covenants that it will not reduce the finance charges and other fees on the accounts, if as a result of the reduction, its reasonable expectation of the portfolio yield for any series as of the time of the reduction would be less than the base rate for that series, except as required by law or as the bank deems necessary to maintain its credit card business based on a good faith assessment of the nature of the competition in the credit card business.

AMENDMENTS

       The receivables purchase agreement may be amended without the consent of the noteholders. However, no amendment may adversely affect in any material respect the interests of any securityholders. The parties to the receivables purchase agreement will not be permitted to amend the purchase price for receivables or change any obligation of us or the bank under the receivables purchase agreement unless each rating agency confirms that the amendment will not impair its rating of any outstanding series or class of securities.

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TERMINATION

       The receivables purchase agreement will terminate immediately after both First Bankcard Master Credit Card Trust and the issuer terminate. In addition, if a receiver or conservator is appointed for the bank or we become a debtor in a bankruptcy case or other specified liquidation, bankruptcy, insolvency or similar events occur or the bank becomes unable for any reason to transfer receivables to us in accordance with the receivables purchase agreement, we will immediately cease to purchase receivables under the receivables purchase agreement.

       The bank under the receivables purchase agreement will indemnify First Bankcard Master Credit Card Trust, the issuer, the owner trustee, the trustee for First Bankcard Master Credit Card Trust and the indenture trustee, for any losses suffered as a result of actions or omissions or alleged acts or omissions arising out of or based upon the arrangement created by the receivables purchase agreement or any supplement or any other transaction document, including any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, except in each case, for losses resulting from fraud, negligence, or willful misconduct by the indemnified person. The bank will not indemnify the issuer or First Bankcard Master Credit Card Trust or any other person for:

       - any liabilities, costs or expenses arising from any action taken by the trustee for First Bankcard Master Credit Card Trust or the indenture trustee at the direction of securityholders;

       - any losses, claims or damages incurred by the indemnified party, as owners of secured notes, for example, as a result of the performance of the receivables, market fluctuations, a shortfall or failure to make payment under any enhancement or other similar market or investment risks associated with ownership of secured notes; and

       - for any liabilities, costs or expenses arising under any tax law, including any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income or any related penalties or interest, required to be paid by the trust, the issuer or the securityholders.

       No indemnity payments by the bank will be paid from the assets of the issuer or First Bankcard Master Credit Card Trust. The bank will be entitled to participate in, and assume the defense of and negotiate the settlement of, any action or proceeding that involves an indemnified party. If the bank assumes the defense of any action or proceeding involving an indemnified party, the bank under most circumstances will not be liable to the indemnified party for any legal fees or disbursements subsequently incurred by such party in connection with the defense thereof.

                                  NOTE RATINGS

       Any rating of the notes by a rating agency will indicate:

       - its view on the likelihood that noteholders will receive required interest and principal payments; and

       - its evaluation of the receivables and the availability of any credit enhancement for the notes.

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       Among the things a rating will not indicate are:

       - the likelihood that principal payments will be paid on a scheduled date;

       - the likelihood that a pay out event will occur;

       - the likelihood that a U.S. withholding tax will be imposed on non-U.S. noteholders;

       - the marketability of the notes;

       - the market price of the notes; or

       - whether the notes are an appropriate investment for any purchaser.

       A rating will not be a recommendation to buy, sell or hold the notes. A rating may be lowered or withdrawn at any time by a rating agency.

       We will request a rating of the notes offered by this prospectus and the accompanying prospectus supplement from at least two rating agencies. Rating agencies other than those requested could assign a rating to the notes and, if so, that rating could be lower than any rating assigned by a rating agency chosen by us. Except as otherwise expressly stated, any reference in this prospectus or the accompanying prospectus supplement to a rating agency refers only to a rating agency selected by us to rate the securities issued by the issuer or First Bankcard Master Credit Card Trust.

                   MATERIAL LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

       In the receivables purchase agreement, the bank will represent and warrant that its transfer of receivables constitutes a valid transfer and assignment of all of its right, title and interest in and to the receivables. In the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that the transfer of receivables constitutes either
(1) a valid sale, transfer and assignment of all of our or the bank's, as the case may be, right, title and interest in and to the receivables, except for:

       - liens permitted thereunder,

       - the transferor interest, and

       - the servicer's right, if any, to interest accruing on, and investment earnings, if any, as discussed above in "Description of the Notes--Trust Accounts".

or (2) creates in favor of the trustee (x) a first-priority perfected security interest in our or the bank's, as the case may be, rights in the receivables in existence at the time that the trust is formed or at the time that receivables in additional accounts are transferred, as the case may be, except for liens permitted thereunder, and (y) a first-priority perfected security interest in our rights in the receivables arising in accounts already designated for the trust portfolio on and after their creation, except for liens permitted thereunder, in each case until termination of the trust. For a discussion of the issuer's rights arising from these representations and warranties not being satisfied, see "Description of the Notes--Representations and Warranties" in this prospectus.

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

       We will represent in the pooling and servicing agreement and the transfer and servicing agreement and the bank will represent in the receivables purchase agreement that the receivables are "accounts" for purposes of the UCC. The sale of accounts and the transfer of accounts as security for an obligation are subject to the provisions of Article 9 of the UCC. The bank, as servicer, will file appropriate UCC financing statements to perfect the respective transferee's security interest in the receivables.

       There are limited circumstances in which prior or subsequent transferees of receivables coming into existence after a series closing date could have an interest in those receivables with priority over the trust's interest. Under the receivables purchase agreement, however, the bank will represent and warrant, as to itself and the receivables transferred by it, that it has transferred the receivables to us free and clear of the lien of any third party other than the trust and the indenture trustee and other than as permitted in the receivables purchase agreement. In addition, except as provided in the receivables purchase agreement, the bank will covenant that it will not sell, pledge, assign, transfer or grant any lien on any receivable or any interest in any receivable other than to us, the trust, or the indenture trustee. Similarly, under the pooling and servicing agreement and the transfer and servicing agreement, we will represent and warrant that the receivables have been transferred to the trust free and clear of the lien of any third party other than the indenture trustee, specified tax liens and liens solely on our transferor interest. In addition, we will covenant that we will not sell, pledge, assign, transfer, or grant any lien on any receivable or any interest in any receivable other than to the trust, except as set forth in the preceding sentence. Nevertheless, a tax, governmental or other nonconsensual lien on our property or the bank's property arising prior to the time a receivable comes into existence may have priority over the trust's interest in that receivable. Furthermore, if the FDIC were appointed as the bank's receiver or conservator, administrative expenses of the receiver or conservator may have priority over the trust's interest in the receivables.

       If the servicer has satisfied the conditions discussed in "Description of the Notes--Application of Collections" in this prospectus, the servicer will be permitted to make deposits of collections on a monthly or other periodic basis. In that event, cash collections held by the servicer may be commingled and used for the benefit of the servicer prior to each distribution date and, the trust may not have a first-priority perfected security interest in those collections. In addition, if a receiver or conservator were appointed for the bank, the trustee may not be able to obtain, or may experience delays in obtaining, control of collections that are in the possession of the bank at the time of such appointment. If any such event occurs, the amount payable to you could be lower than the outstanding principal and accrued interest on the notes, thus resulting in losses to you.

CONSERVATORSHIP AND RECEIVERSHIP

       The bank is chartered as a national banking association and is regulated and supervised principally by the Office of the Comptroller of the Currency, which is required to appoint the FDIC as conservator or receiver for the bank if specified events occur relating to the bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for the bank.

       In its role as conservator or receiver, the FDIC would have broad powers to repudiate contracts to which the bank was a party if the FDIC determined that the contracts were

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

burdensome and that repudiation would promote the orderly administration of the bank's affairs.

       Further, if the FDIC were acting as the bank's conservator or receiver, the FDIC may have the power to extend its repudiation and avoidance powers to us because we are a wholly-owned subsidiary of the bank.

       The FDIC has adopted a rule stating that, if certain conditions are met, the FDIC shall not use its repudiation power to reclaim, recover or recharacterize as property of an FDIC-insured bank any financial assets transferred by that bank in connection with a securitization transaction. Although the FDIC has the power to repeal or amend its own rules, the securitization rule states that any repeal or amendment of that rule will not apply to any transfers of financial assets made in connection with a securitization that was in effect before the repeal or modification.

       We have structured the issuance of the notes with the intention that the transfers of receivables by the bank would have the benefit of this rule. Nevertheless, if the FDIC were to assert that the transfers do not have the benefit of the rule or violate the banking laws, or were to require the indenture trustee or any of the other transaction parties to go through the administrative claims procedure established by the FDIC in order to obtain payments on the notes, or were to request a stay of any actions by any of those parties to enforce the applicable agreement, delays in payments on outstanding series of notes could occur. Furthermore, if the FDIC's assertions were successful, possible reductions in the amount of those payments could occur.

       If bankruptcy, insolvency or similar proceedings occur with respect to the bank or us, we will promptly notify the indenture trustee and a pay out event will occur with respect to each series. Under the pooling and servicing agreement and the transfer and servicing agreement, newly created principal receivables, and related interest receivables and interchange, will not be transferred to the trust on and after any of these bankruptcy or insolvency related events. In addition, regardless of the terms of the transaction documents, the FDIC as conservator or receiver of the bank may have the power to prevent the commencement of a rapid amortization period, to prevent or limit the early liquidation of the receivables and termination of the trust, or to require the continued transfer of new principal receivables. Regardless of the instructions of those authorized to direct the indenture trustee and the trust, moreover, the FDIC as conservator or receiver of the bank may have the power to require the early liquidation of the receivables, to require the early termination of the trust and the retirement of the notes, or to prohibit or limit the continued transfer of new principal receivables.

       In the event of conservatorship or receivership of the servicer, the conservator or receiver may have the power to prevent either the indenture trustee or the noteholders from appointing a successor servicer or to direct the servicer to stop servicing the receivables. See "Description of the Notes--Servicer Default" in this prospectus.

       In the event of conservatorship or receivership of the bank, the conservator or receiver may have the power to prevent the issuer from replacing the bank as administrator for the trust or to direct the bank to stop providing administrative services to the issuer.

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

       Our organizational documents and structure have been designed so that the substantive consolidation of our assets and liabilities with those of the bank is unlikely. We are a separate, limited purpose limited liability company, and our operating agreement contains limitations on the nature of our business. In addition, the indenture trustee will covenant in the indenture and the trustee for First Bankcard Master Credit Card Trust has covenanted in the pooling and servicing agreement that it will not at any time institute against us any bankruptcy, insolvency or similar proceedings under the Bankruptcy Code or similar laws. Nevertheless, if we were to become a debtor in a bankruptcy case and if a bankruptcy trustee or one of our creditors or we as debtor-in-possession were to take the position that the transfer of the receivables by us to the trust should be characterized as a pledge of those receivables then delays in payment on the notes and possible reductions in the amount of those payments could result.

       Because we are a wholly-owned subsidiary of the bank, certain banking laws and regulations may apply to us, and if we were found to have violated any of these laws or regulations, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could seek to exercise control over the receivables or our other assets on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

       - our assets, including the receivables, constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

       - we and our assets, including the receivables, should be substantively consolidated with the bank and its assets; or

       - the FDIC's control over the receivables is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, the fact that the bank has entered conservatorship or receivership could have an adverse effect on the liquidity and value of the notes.

       Application of federal and state insolvency and debtor relief laws would affect the interests of the noteholders if those laws result in any receivables being charged-off as uncollectable. See "Description of the Notes--Defaulted Receivables; Dilution; Investor Charge-Offs" in this prospectus.

CONSUMER PROTECTION LAWS

       The relationship of the consumer and the provider of consumer credit is extensively regulated by federal and state consumer protection laws. With respect to credit card accounts established or maintained by the bank, the most significant federal laws include the Federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose various disclosure requirements either before or when an account is opened, or both, and at the end of monthly billing cycles, and, in addition, limit account holder liability for unauthorized use, prohibit various discriminatory practices in extending credit and regulate practices followed in collections. In addition, account holders are entitled under these laws to have payments and credits applied to the revolving credit account promptly and to request prompt resolution of billing errors. Congress and the states

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

may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry. The trust may be liable for violations of consumer protection laws that apply to the receivables, either as assignee from us with respect to obligations arising before transfer of the receivables to the trust or as the party directly responsible for obligations arising after the transfer. In addition, an account holder may be entitled to assert those violations by way of set-off against the obligation to pay the amount of receivables owing. All receivables that were not created in compliance in all material respects with the requirements of consumer protection laws, if the noncompliance has a material adverse effect on the noteholders' interest therein, will be reassigned to us. The servicer has also agreed in the pooling and servicing agreement and the transfer and servicing agreement to indemnify the trust, among other things, for any liability arising from those types of violations by reason of its acts or omissions as servicer. For a discussion of the trust's rights if the receivables were not created in compliance in all material respects with applicable laws, see "Description of the Notes--Representations and Warranties" in this prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

       The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of the notes. Additional federal income tax considerations relevant to a particular series may be set forth in the accompanying prospectus supplement. The following summary has been prepared and reviewed by Kutak Rock LLP as special tax counsel to the issuer. The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the notes, deals only with notes held as capital assets within the meaning of
Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, for example:

       - banks and thrifts,

       - insurance companies,

       - regulated investment companies,

       - dealers in securities,

       - holders that will hold the offered notes as a position in a "straddle" for tax purposes or as a part of a "synthetic security," "conversion transaction" or other integrated investment comprised of the offered notes, and one or more other investments,

       - trusts and estates, and

       - pass-through entities, the equity holders of which are any of the foregoing.

       Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a noteholder. Special tax counsel to the issuer is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of special tax counsel to the issuer, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed

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

below will be sought from the Internal Revenue Service. In addition, no transaction closely comparable to the purchase of the notes has been the subject of any Treasury Regulation, revenue ruling or judicial decision. Accordingly, we suggest that persons considering the purchase of notes consult their own tax advisors with regard to the United States federal income tax consequences of an investment in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

TAX CLASSIFICATION OF THE ISSUER AND THE NOTES

       Treatment of the Issuer as an Entity, Not Subject to Tax.   Special tax
counsel to the issuer is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, neither First Bankcard Master Credit Card Trust nor the issuer will be treated as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, special tax counsel to the issuer is of the opinion that the issuer will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this classification will prevail.

       The precise tax classification of the issuer for federal income tax purposes is not certain. It might be viewed as merely holding assets on our behalf as collateral for notes issued by us. On the other hand, the issuer could be viewed as a separate entity for tax purposes issuing its own notes. This distinction may have a significant tax effect on particular noteholders as stated below under "--Possible Alternative Classifications."

       Treatment of the Notes as Debt.   Special tax counsel to the issuer is of
the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. However, opinions of counsel are not binding on the Internal Revenue Service, and there can be no assurance that the Internal Revenue Service could not successfully challenge this conclusion. The issuer agrees by entering into the Indenture, and the noteholders agree by their purchase and holding of notes, to treat the notes as debt for United States federal, state and local income or franchise tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transactions contemplated by the pooling and servicing agreement, we and the bank expect to treat such transactions, for regulatory and financial accounting purposes, as a sale of an ownership interest in the receivables and not as a debt obligation.

       In general, whether for United States federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by the property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness for United States federal income tax purposes, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Special

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tax counsel may analyze and rely on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the receivables has not been transferred to the noteholders.

       In some instances courts have held that a taxpayer is bound by a particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. It is expected that special tax counsel may advise that the rationale of those cases should not apply to the transaction evidenced by the notes because the form of the transaction, as reflected in the operative provisions of the documents, either is not inconsistent with the characterization of the notes as debt for United States federal income tax purposes or otherwise makes the rationale of those cases inapplicable to this situation.

       Possible Alternative Classifications.   If, contrary to the opinion of
special tax counsel to the issuer, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, it could find that the arrangement created by the pooling and servicing agreement and the related prospectus supplement constitutes a partnership that could be treated as a "publicly traded partnership" taxable as a corporation. We currently do not intend to comply with the United States federal income tax reporting requirements that would apply if any series or class of notes were treated as interests in a partnership or corporation.

       If the pooling and servicing agreement is treated as creating a partnership between us and the noteholders, the partnership itself would not be subject to United States federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the partners of such partnership, including the noteholders, would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits.

       Treatment of a noteholder as a partner could have adverse tax consequences to certain holders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of partnership expenses. The result of the differences in tax treatment noted above might cause an individual to be taxed on a greater amount of income than the stated rate on the notes.

       If it were determined that a transaction created an entity classified as a publicly traded partnership taxable as a corporation, the issuer would be subject to United States federal income tax at corporate income tax rates on the income it derives from the receivables and the issuer would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Such classification could materially reduce cash available to make payments on the notes; further, noteholders might not be entitled to any dividends received deduction in respect of payments of interest on notes treated as dividends.

       In addition, even if the notes are treated as debt, the issuer is also able to issue other securities which may be treated as debt or as equity interests in the issuer. The issuance of additional securities requires the delivery of a new opinion of counsel generally to the effect that the new issuance will not cause the issuer to become taxable as a separate entity for federal income tax purposes; however, the new opinion would not bind the Internal Revenue Service, and the issuer could become a taxable entity as a result of the new issuance, potentially diminishing cash available to make payments on the notes. We suggest that

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

prospective investors consult with their own tax advisors with regard to the consequences of each of the possible alternative characterizations to them in their particular circumstances. The following discussion assumes that the classification of the notes as debt is correct.

CONSEQUENCES TO HOLDERS OF THE OFFERED NOTES

       Interest and Original Issue Discount.   In general, stated interest on a
note will be includible in gross income as it accrues or is received in accordance with a noteholder's usual method of tax accounting. Interest received on the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. It is not anticipated that any series or class of notes will be issued with original issue discount within the meaning of Section 1273 of the Code. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Code will apply to those notes. Under those provisions, a holder of a note issued with original issue discount--including a cash basis holder--generally would be required to include the original issue discount on a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. In general, a note will be treated as having original issue discount to the extent that its "stated redemption price" exceeds its "issue price," if that excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note, determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment. Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on a note is "unconditionally payable" and hence that all of the interest payable on the note should be included in the note's stated redemption price at maturity. If sustained, that treatment should not significantly affect tax liabilities for most holders of the notes, but we suggest that prospective noteholders consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes "qualified stated interest" and that the above consequences do not apply.

       Market Discount.   Noteholders should be aware that the resale of offered
notes may be affected by the market discount provisions of the Code. The market discount rules generally provide that, subject to a de minimis exception, if a holder of a note acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its "adjusted issue price" if it was issued with original issue discount) and thereafter recognizes gain upon a disposition of the note, the lesser of such gain or the portion of the market discount that accrued while the note was held by such holder will be treated as ordinary interest income realized at the time of the disposition. A taxpayer may elect to include market discount currently in gross income in taxable years to which it is attributable, computed using either a ratable accrual method or a yield to maturity method. The market discount rules may also

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cause the deferral of interest deductions on debt incurred to acquire market discount obligations.

       Market Premium.   A subsequent holder who purchases a note at a premium
may elect to amortize and deduct this premium over the remaining term of the note in accordance with rules set forth in Section 171 of the Code.

       Disposition of the Notes.   Upon the sale, exchange, retirement or other
taxable disposition of a note, the holder of the note generally will recognize taxable gain or loss in an amount equal to the difference between (a) the amount realized on the disposition, other than that part of the amount attributable to, and taxable as, accrued interest and (b) the holder's adjusted tax basis in the note. The holder's adjusted tax basis in the note generally will equal the cost of the note to that holder, increased by any original issue discount or market discount previously included in income by that holder with respect to the note, and decreased by any deductions previously allowed for amortizable bond premium and by the amount of any payments of principal or original issue discount previously received by that holder with respect to its note. Subject to the market discount rules discussed above, any related gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale the note has been held for more than one year. The maximum ordinary income rate for individuals, estates, and trusts exceeds the maximum long-term capital gains rate for such taxpayers. In addition, any capital losses realized generally may be used by a corporate taxpayer only to offset capital gains and by an individual taxpayer only to the extent of capital gains plus $3,000 of other income.

       Foreign Holders.   The following information describes the United States
federal income tax treatment if the notes are treated as debt to an investor that is a nonresident alien individual or a foreign corporation (collectively, a "foreign person"). Some foreign persons, including certain residents of certain United States possessions or territories, may be subject to special rules not discussed in this summary.

       Interest, including original issue discount, if any, paid to a foreign person on a note will not be subject to withholding of United States federal income tax, provided that:

       - the interest payments are effectively connected with the conduct of a trade or business within the United States by the foreign person and such foreign person submits a properly executed Internal Revenue Service Form W-8ECI; or

       - the foreign person is not, for United States federal income tax purposes, actually or constructively a "10 percent shareholder" of us or the issuer, a "controlled foreign corporation" with respect to which we or the issuer is a "related person" within the meaning of the Internal Revenue Code, or a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and, under current Treasury Regulations, either (1) the beneficial owner represents that it is a foreign person and provides its name and address to us or our paying agent on a properly executed Internal Revenue Service Form W-8BEN, or a suitable substitute form, signed under penalties of perjury; or (2) if a note is held through a securities clearing organization or other financial institution, as is expected to be the case unless definitive notes are issued, the organization or financial institution certifies to us or our paying agent under penalties of perjury that it has received Internal Revenue Service Form W-8BEN or a suitable substitute

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

form from the foreign person or from another qualifying financial institution intermediary, and provides a copy to us or our paying agent.

       If these exceptions do not apply to a foreign person, interest, including original issue discount, if any, paid to such foreign person generally will be subject to withholding of United States federal income tax at a 30% rate. Such foreign person may, however, be able to claim the benefit of a reduced withholding tax rate under an applicable income tax treaty. The required information for claiming treaty benefits is generally submitted, under current Treasury Regulations, on Internal Revenue Service Form W-8BEN. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. Recently issued final Treasury Regulations revised some of the procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001. We suggest that foreign persons consult their tax advisors concerning the impact to them, if any, of those revised procedures.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (2) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year in which the sale, redemption, retirement or other taxable disposition occurs.

       If the interest or gain on the note is effectively connected with the conduct of a trade or business within the United States, then although the foreign person will be exempt from the withholding of tax previously discussed if an appropriate statement is provided, such foreign person generally will be subject to United States federal income tax on the interest, including original issue discount, if any, or gain at applicable graduated federal income tax rates. In addition, if a foreign person is a foreign corporation, such foreign corporation may be subject to a branch profits tax equal to 30% of your "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items, unless such foreign corporation qualifies for a lower rate under an applicable tax treaty.

       Backup Withholding.   Payments of principal and interest, as well as
payments of proceeds from the sale, retirement or disposition of a note, may be subject to "backup withholding" tax under Section 3406 of the Internal Revenue Code if a noteholder fails to furnish its taxpayer identification number, fails to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or under certain circumstances fails to provide a certified statement, under penalty of perjury, that it is not subject to backup withholding. The backup withholding tax rate is 28% for payments made during the years 2003 through 2010. For payments made after the taxable year of 2010, the backup withholding rate will be increased to 31%. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax if appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but does not do so in the proper manner. Backup withholding will not apply with respect to payments made to exempt recipients, such as corporations and financial institutions. Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption. Information returns will be sent annually to the Internal Revenue Service and to each noteholder setting forth the amount of interest paid (and original issue discount accrued, if any) on the notes and the amount of tax withheld thereon.

       The United States federal income tax discussion set forth above may not be applicable depending upon a holder's particular tax situation, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer's own tax advisor. We suggest that prospective purchasers consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes and the possible effects of changes in federal tax laws.

STATE AND LOCAL TAX CONSEQUENCES

       The discussion above does not address the taxation of the trust or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. We suggest that each investor consult its own tax advisor regarding state and local tax consequences.

                              ERISA CONSIDERATIONS

       The prospectus supplement for each series of notes will specify whether the notes offered by that prospectus supplement are eligible for purchase by employee benefit plans.

       Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code prohibit a pension, profit-sharing or other employee benefit plan, as well as an individual retirement account, Keogh plan or other retirement arrangement (collectively, "benefit plans"), from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code with respect to these benefit plans. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for these persons. Title I of ERISA also requires that fiduciaries of a benefit plan subject to ERISA make investments that are prudent, diversified (unless clearly prudent not to do so), and in accordance with governing plan documents.

       Some transactions involving the purchase, holding or transfer of the notes might be deemed to constitute or result in prohibited transactions under ERISA and Section 4975 of the Internal Revenue Code if assets of the trust were deemed to be assets of a benefit plan or "plan assets". In addition, certain parties to the transaction documents may be deemed to be fiduciaries subject to the fiduciary responsibility provisions of ERISA. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a benefit plan for the purposes of ERISA and the Internal Revenue Code only if the benefit plan acquires an "equity interest" in the trust and none of the exceptions contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there can be no assurances in this regard, it appears that, at the time of their initial issuance, the notes should be treated as debt without substantial equity features for purposes of the regulation. The debt characterization of the notes could change after their initial issuance if the trust incurs losses.

This risk of recharacterization is enhanced for any classes of notes that are subordinated to other classes of notes.

       However, without regard to whether the notes are treated as an equity interest for these purposes, the acquisition or holding of the notes by or on behalf of benefit plans could be considered to give rise to a prohibited transaction if we, the issuer, First Bankcard Master Credit Card Trust, the owner trustee, the servicer, the administrator, the underwriters or the indenture trustee, is or becomes a party in interest or a disqualified person with respect to these benefit plans. In that case, various exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the benefit plan fiduciary making the decision to acquire a note. Included among these exemptions are:

       - Prohibited Transaction Class Exemption 96-23, regarding transactions effected by "in-house asset managers";

       - Prohibited Transaction Class Exemption 95-60, regarding transactions effected by "insurance company general accounts";

       - Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds;

       - Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts; and

       - Prohibited Transaction Class Exemption 84-14, regarding transactions effected by "qualified professional asset managers."

       By your acquisition of a note, you will be deemed to represent and warrant that your purchase and holding of the note will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

       Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, and certain church plans, as defined in Section 3(33) of ERISA, are not subject to ERISA requirements, but may be subject to state or other federal law requirements which may impose restrictions similar to those under ERISA and the Internal Revenue Code discussed above.

       If you are a benefit plan fiduciary considering the purchase of any of the notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

       Subject to the terms and conditions set forth in an underwriting agreement to be entered into with respect to each series of notes, we will cause the notes to be sold by the issuer to each of the underwriters named in that underwriting agreement and in the accompanying prospectus supplement, and each of those underwriters will severally agree to purchase from the issuer, the principal amount of notes set forth in that underwriting agreement and in the accompanying prospectus supplement.

       In the event of a default by any underwriter, the relevant underwriting agreement may provide that, in specified circumstances, nondefaulting underwriters may be permitted to increase the amount of notes purchased by them or the underwriting agreement may be terminated.

       Each prospectus supplement will set forth the price at which each series of notes or class being offered initially will be offered to the public and any concessions that may be offered to dealers participating in the offering of those notes. After the initial public offering, the public offering price and those concessions may be changed.

       Each underwriting agreement will provide that we and the bank will indemnify the related underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended.

       The place and time of delivery for any series of notes in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

                             REPORTS TO NOTEHOLDERS

       The servicer will prepare monthly and annual reports that will contain information about the issuer. The financial information contained in the reports will not be prepared in accordance with generally accepted accounting principles. Unless and until definitive notes are issued, the reports will be sent to Cede & Co. which is the nominee of The Depository Trust Company and the registered holder of the notes. No financial reports will be sent to you. See "Description of the Notes--Book-Entry Registration," "--Reports to Noteholders" and "--Evidence as to Compliance" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

       We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

       The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the trust.

       You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http:// www.sec.gov.).

       The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will be filed under the name of First National Funding LLC and will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of us and First Bankcard Master Credit Card Trust until we terminate our offering of the notes.

       As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents--unless the exhibits are specifically incorporated by reference--at no cost, by writing or calling us care of: First National Bank of Omaha, 1620 Dodge Street, Omaha, Nebraska 68102, Matthew Lawver, Telephone: (402) 341-0500.

                        GLOSSARY OF TERMS FOR PROSPECTUS

       "AGGREGATE PRINCIPAL RECEIVABLES" means, on any date the total amount of principal receivables, other than discount option receivables and receivables in defaulted accounts.

       "ELIGIBLE ACCOUNT" means a credit card account owned by the bank, that as of the cut-off date for each initial account, or as of the addition cut-off date for an additional account:

           (a)   is payable in United States dollars,

           (b) has not been classified on the bank's electronic records as fraudulent, canceled, counterfeit, stolen or lost,

           (c) was in existence, maintained or initially opened at least six months prior to its selection for inclusion in the trust,

           (d) the cardholder on which is not the U.S. Government or any state or local governmental entity and who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions, except that up to 1% (measured as of the end of the most recently ended monthly period), or a greater number approved by the rating agencies, of the Aggregate Principal Receivables may have cardholders who have provided billing addresses outside of these jurisdictions;

           (e) which has either been originated by the bank or acquired by the bank from third-party financial institutions,

           (f)   was originated in the ordinary course of business,

           (g) the receivables of which the bank has not charged-off in its customary and usual manner for charging-off receivables as of the cut-off date or, with respect to an additional account, the addition date,

           (h)   is not more than 30 days delinquent,

           (i) is free and clear of all liens that are equal or prior to the interest of the trust, and

           (j) that is not subject to any agreement by the bank restricting its ability to alter the terms of the account or granting to a third party a right to acquire the account upon the occurrence of specified events.

       "ELIGIBLE RECEIVABLE" means a receivable:

           (a)   that has arisen under an Eligible Account;

           (b) that was created in compliance in all material respects with all requirements of law applicable to the person that originated the receivable, and under a cardholder agreement that complies in all material respects with all requirements of law applicable to the originator of the receivable,

           (c) for which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained, effected or given by the person that originated the receivable in connection with the creation of the receivable or the execution, delivery and performance by such person of the related credit card agreement pursuant to which such receivable was created have been duly obtained, effected or given and are in full force and effect as of the date of the creation of that receivable,

           (d) as to which, upon the transfer of such receivables to the trust, the trust will have good and marketable title free and clear of all liens and security interests, other than any lien for taxes if those taxes are not then due and payable or if we are then contesting the validity of those taxes in good faith by appropriate proceedings and we have set aside on our books adequate reserves with respect to those taxes,

           (e) that is the legal, valid and binding payment obligation of the related cardholder, enforceable against that cardholder in accordance with its terms, subject to bankruptcy and equity-related exceptions,

           (f) that constitutes an "account" under Article 9 of the Uniform Commercial Code as in effect in the State of Nebraska,

           (g) that, at the time of its transfer to the trust, has not been waived or modified, except as permitted under the transaction documents,

           (h) that, at the time of its transfer to the trust, is not subject to any right of rescission, set off, counterclaim or any other defense of the cardholder, including usury, other than defenses based on bankruptcy and equity-related exceptions and the normal credit adjustment process,

           (i) as to which, at the time of its transfer to the trust, we have satisfied all obligations to be fulfilled at the time of its transfer to the trust, and

           (j) as to which, at the time of its transfer to the trust, we have not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the trust, impair the rights of the trust or of securityholders in the receivable.

       "MINIMUM AGGREGATE PRINCIPAL RECEIVABLES" means, as of any date of determination, (1) so long as any investor certificate other than the collateral certificate is outstanding, the greater of (a) an amount equal to the sum of the initial investor interests for all outstanding series on such date, minus the amount of any permanent reduction during any revolving period of any investor interest of any series pursuant to the applicable supplement, minus the aggregate amount of principal previously paid to investors during any amortization period, or (b) the sum of the numerators used at such date to calculate the allocation percentages with respect to principal receivables for all series outstanding on such date (except for any series excluded pursuant to the related indenture supplement), less the amount on deposit in the excess funding account as of the date of determination and (2) when no investor certificate other than the collateral certificate is outstanding, the amount described in clause (1)(b).

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

       "MINIMUM TRANSFEROR'S INTEREST" will be

           (a)   Aggregate Principal Receivables

           times

           (b) 7%, or if less, the highest of the Required Retained Transferor Percentages specified in the prospectus supplement for each series.

       "QUALIFIED INSTITUTION" means:

           (a) any depository institution or trust company, which may include the owner trustee, indenture trustee, the servicer or an affiliate of the servicer:

                (1) that is organized under the laws of the United States or any state or the District of Columbia,

                (2)   that has either:

                      (A) a long-term unsecured debt rating of at least Aa3 by Moody's or a certificate of deposit, short-term deposits or commercial paper rating of at least P-1 by Moody's,

                      (B) a long-term unsecured debt rating of at least AA by Standard & Poor's or a certificate of deposit, short-term deposits or commercial paper rating of at least A-l by Standard & Poor's, and

                (3) that has deposit insurance provided by the Federal Deposit Insurance Corporation administered Bank Insurance Fund or Savings Association Insurance Fund, or

           (b) any other depository institution that is acceptable to each rating agency.

       "REQUIRED RETAINED TRANSFEROR PERCENTAGE" means for any series, the percentage specified in the prospectus supplement for that series, or if not specified, 4%.

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

                                    ANNEX I
                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

       Except in certain limited circumstances, the globally offered First National Master Note Trust Asset Backed Notes (the "global securities") to be issued in series from time to time will be available only in book-entry form. Investors in the global securities may hold those global securities through any of The Depository Trust Company, Clearstream or Euroclear. The global securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

       Secondary market trading between investors holding global securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice--i.e., seven calendar day settlement.

       Secondary market trading between investors holding global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

       Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding notes will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, and as DTC participants.

       Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

       All global securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold those positions in accounts as DTC participants.

       Investors electing to hold their global securities through DTC (other than through accounts at Clearstream or Euroclear) will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

       Investors electing to hold their global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds in registered form. Global securities will be credited to the securities custody accounts on the settlement date against payment for value on the settlement date.

SECONDARY MARKET TRADING

       Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and transferor's accounts are located to ensure that settlement can be made on the desired value date.

       Trading between DTC Participants.   Secondary market trading between DTC
participants, other than the depositaries for Clearstream and Euroclear, will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

       Trading between Clearstream customers and/or Euroclear
participants.   Secondary market trading between Clearstream customers and/or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

       Trading between DTC seller and Clearstream customer or Euroclear purchaser. When global securities are to be transferred from the account of a DTC participant--other than the depositaries for Clearstream and Euroclear--to the account of a Clearstream customer or a Euroclear participant, the purchaser must send instructions to Clearstream prior to 12:30 p.m. on the settlement date. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the global securities for payment. Payment will then be made by the respective depositary, as the case may be, to the DTC participant's account against delivery of the global securities. After settlement has been completed, the global securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream customer's or Euroclear participant's account. Credit for the global securities will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

       Clearstream customers and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the global securities are credited to their accounts one day later.

       As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream customers or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream customers or Euroclear participants purchasing global securities would incur overdraft charges for one day, assuming they cleared the overdraft when the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream customer's or Euroclear participant's particular cost of funds.

       Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending global securities to the respective European depositary for the benefit of Clearstream customers or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently from a trade between two DTC participants.

       Trading between Clearstream or Euroclear seller and DTC purchaser.   Due
to time zone differences in their favor, Clearstream customers and Euroclear participants may employ their customary procedures for transactions in which global securities are to be transferred by the respective clearing system, through the respective European depositary, to another DTC participant. The seller will send instructions to Clearstream before 12:30 p.m. on the settlement date. In these cases, Clearstream or Euroclear will instruct the respective European depositary, as appropriate, to credit the global securities to the DTC participant's account against payment. The payment will then be reflected in the account of the Clearstream customer or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. If the Clearstream customer or Euroclear participant has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream customer's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

       A beneficial owner of global securities holding securities through Clearstream, Euroclear or through DTC--if the holder has an address outside the U.S.--will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner provides the appropriate certification for obtaining an exemption or reduced tax rate. See "Federal Income Tax Consequences" in this prospectus.

                        First National Master Note Trust
                                     Issuer

                           First National Funding LLC
                                   Transferor

                          First National Bank of Omaha
                                    Servicer

                                Series 2003 - 2

                                  $411,250,000
                    Class A Floating Rate Asset Backed Notes

                                  $40,000,000
                       Class B       % Asset Backed Notes

                                  $48,750,000
                       Class C       % Asset Backed Notes

                             PROSPECTUS SUPPLEMENT
                         -----------------------------

                        Underwriters of the Class A and
         (with respect to the Lead Managers) Class B and Class C notes

                       Lead Manager and Sole Book Runner
                         BANC ONE CAPITAL MARKETS, INC.

                               Joint Lead Manager
                         BANC OF AMERICA SECURITIES LLC

                                   Co-Manager
                             ABN AMRO INCORPORATED

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until 90 days after the date of this prospectus supplement.